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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

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Payment of filing fee (Check the appropriate box):
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







                             HEALTH CARE REIT, INC.





                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                                      and
                                PROXY STATEMENT





                                  Meeting Date


                                November 28, 1995






                            YOUR VOTE IS IMPORTANT!

  YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.





mep\h64200\36065.5b

                             HEALTH CARE REIT, INC.

                                  ONE SEAGATE
                                   SUITE 1950
                               TOLEDO, OHIO 43604

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON NOVEMBER 28, 1995


To The Stockholders of Health Care REIT, Inc.:


  The Annual Meeting of Stockholders of Health Care REIT, Inc. is currently scheduled to be held on November 28, 1995 at 10:00 a.m. in the Auditorium of One SeaGate, Toledo, Ohio, for the purpose of considering and acting upon:


  1. A proposal to approve the merger of First Toledo Advisory Company (the "Management Company") with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger dated as of May 10, 1995 (the "ORIGINAL MERGER AGREEMENT"), amended and restated effective as of September 5, 1995 (the "REVISED MERGER AGREEMENT") between the Company and the
     Management Company. Pursuant to the Revised Merger Agreement, the outstanding shares of common stock of the Management Company will be converted into 282,407 shares of common stock, par value $1.00 per share, of the Company (the "Company Shares"). THE MERGER IS MORE COMPLETELY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX I THERETO;
  2. A proposal to approve the 1995 Health Care REIT, Inc. Stock Incentive Plan. THE 1995 HEALTH CARE REIT, INC. STOCK INCENTIVE PLAN IS MORE COMPLETELY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND A COPY OF THE PLAN IS ATTACHED AS APPENDIX II THERETO;

  3. The election of three Directors for a term of three years;

  4. The ratification of the appointment of Ernst & Young LLP as independent auditors for the year 1995; and

  5. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on October 6, 1995 will be entitled to notice of and to vote at such Annual Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this Notice.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Erin C. Ibele
                                        Vice President and Corporate Secretary

Toledo, Ohio

October 6, 1995




***************************************************************************
*                                                                         *
*  PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN  *
*  THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL     *
*  MEETING.  THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING      *
*  YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND  *
*  THE MEETING.                                                           *
*                                                                         *
***************************************************************************

                              TABLE  OF CONTENTS

                                                                           Page
                                                                           ----
GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

VOTING SECURITIES OUTSTANDING . . . . . . . . . . . . . . . . . . . . .     2

PROPOSAL 1 - THE MERGER PROPOSAL. . . . . . . . . . . . . . . . . . . .     2
     The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
     The Management Company . . . . . . . . . . . . . . . . . . . . . .     3
     Reasons for Self-Administration;
      Background of the Merger Proposal . . . . . . . . . . . . . . . .     4
     Recommendation of the Special Committee
      and the Board . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . .    15
     Reasons for Selection of Alex. Brown . . . . . . . . . . . . . . .    16
     Alex. Brown Compensation . . . . . . . . . . . . . . . . . . . . .    17
     Analysis and Conclusions . . . . . . . . . . . . . . . . . . . . .    17
     Description of Other Agreements to be
      Entered into with Messrs.  Thompson and
      Wolfe . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
     Selected Financial Data. . . . . . . . . . . . . . . . . . . . . .    23
     Unaudited Pro Forma Combined Financial
      Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
     Description of the Revised Merger Agreement. . . . . . . . . . . .    31
PROPOSAL 2 - APPROVAL OF THE 1995 STOCK
INCENTIVE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     Summary of the Stock Incentive Plan  . . . . . . . . . . . . . . .    37
     Federal Income Tax Consequences. . . . . . . . . . . . . . . . . .    40

PROPOSAL 3 - ELECTION OF THREE DIRECTORS. . . . . . . . . . . . . . . .    43

BOARD AND COMMITTEES. . . . . . . . . . . . . . . . . . . . . . . . . .    47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS . . . . . . . . . . . .    48
     Executive Officers of the Company. . . . . . . . . . . . . . . . .    51
REMUNERATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
     Compensation of Executive Officers . . . . . . . . . . . . . . . .    53
     Compensation of Directors. . . . . . . . . . . . . . . . . . . . .    54
     Compensation Committee Interlocks
      and Insider Participation . . . . . . . . . . . . . . . . . . . .    55
     Report of the Incentive Stock Option
      Committee on Executive Compensation . . . . . . . . . . . . . . .    55
     Stockholder Return Performance
      Presentation. . . . . . . . . . . . . . . . . . . . . . . . . . .    56
     Section 16(a) Compliance . . . . . . . . . . . . . . . . . . . . .    57

                                                                           Page
                                                                           ----
CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
     Partnership Financings  . . . . . . . . . . . . . . . . . . . . . .    57
     The Management Company  . . . . . . . . . . . . . . . . . . . . . .    58
     Other Relationships . . . . . . . . . . . . . . . . . . . . . . . .    58
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58

PROPOSAL 4 - RATIFICATION  OF THE APPOINTMENT
OF INDEPENDENT AUDITORS  . . . . . . . . . . . . . . . . . . . . . . . .    58

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59

INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59

STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL
MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
APPENDIX I - Agreement and Plan of Merger
             dated as of May 10, 199S and
             amended and restated effective
             as of September 5, 1995 by
             and among Health Care REIT,
             Inc., First Toledo Advisory
             Company and each of Bruce G.
             Thompson and Frederic D. Wolfe
APPENDIX II - Health Care REIT, Inc.
              1995 Stock Incentive Plan

APPENDIX III - Opinion of Alex. Brown & Sons
               Incorporated

                             HEALTH CARE REIT, INC.
                                  ONE SEAGATE
                                   SUITE 1950
                               TOLEDO, OHIO 43604

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                                November 28, 1995



                                    GENERAL


  This Proxy Statement is furnished to the stockholders of Health Care REIT, Inc. (the "Company") by its Management and the Board of Directors in connection with the solicitation of proxies in the enclosed form to be used in voting at the Annual Meeting of Stockholders (the "Annual Meeting"), which is currently scheduled to be held on Tuesday, November 28, 1995 at 10:00 a.m. as set forth in the foregoing notice. At the Annual Meeting, the stockholders will be asked to consider and vote upon proposals (1) to approve the merger of the manager of the Company, First Toledo Advisory Company, an Ohio corporation (the
"Management Company"), with and into the Company, (2) to approve the Health
Care REIT, Inc. 1995 Stock Incentive Plan (the "Stock Incentive Plan"), (3) to elect three Directors, (4) to ratify the appointment of Ernst & Young LLP as independent auditors, and (5) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


  A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing with the Vice President/Corporate Secretary of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Vice President/Corporate Secretary of the Company. Broker non-votes and abstentions will be counted toward the establishment of a quorum.

  The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies by telephone, telegraph or personal interview. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Chemical Bank to solicit proxies for a fee not to exceed $7,000, plus expenses and other customary charges.

  The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. The three nominees for election as Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as Directors. Approval of all other matters shall require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy. Abstentions from voting and broker non-votes will have the practical effect of voting against the Merger, since they are not votes in favor. Abstentions from voting and broker non-votes will have no effect on the approval of the other proposals.


  The executive offices of the Company are located at One SeaGate, Suite 1950, Toledo, Ohio 43604, and its mailing address is One SeaGate, Suite 1950, P. O. 1475, Toledo, Ohio 43603-1475. The telephone number is (419) 247-2800. The approximate date on which this material was first sent to stockholders was October 6, 1995. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE VICE PRESIDENT/CORPORATE SECRETARY, HEALTH CARE REIT, INC. AT THE ABOVE ADDRESS.


                         VOTING SECURITIES OUTSTANDING


  The Company had outstanding 11,695,832 shares of Common Stock, $1.00 par value per share (the "shares of common stock") on June 30, 1995. The shares constitute the only class of outstanding voting securities of the Company. Stockholders of record at the close of business on October 6, 1995 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting.


                        PROPOSAL 1 - THE MERGER PROPOSAL

THE COMPANY

  Health Care REIT, Inc., a Delaware corporation (the "Company"), founded in 1970, is a real estate investment trust that invests in health care facilities, primarily nursing homes. The Company also invests in assisted living and retirement facilities, behavioral care facilities, specialty care hospitals and primary care facilities. The Company's investment portfolio is diversified by type of facility, number of facilities, operators, location and state.

THE MANAGEMENT COMPANY
  From April 1970 until May 31, 1994, First Toledo Corporation, an Ohio corporation ("FTC"), administered and managed the daily affairs of the Company and advised the Company with respect to investments. Pursuant to a tax-free spin off of certain FTC assets, including the Management Agreement (as defined below), to First Toledo Advisory Company, an Ohio corporation, effective June 1, 1994, First Toledo Advisory Company became the manager of the Company (the "Management Company"). The Company has seven employees, all of whom are also employees of the Management Company. Frederic D. Wolfe and Bruce G. Thompson, Directors and executive officers of the Company, are also Directors and executive officers of the Management Company and FTC and each owns 50% of the outstanding common stock of both the Management Company and FTC (the "Management Company Shareholders"). In addition, Robert J. Pruger, Chief Financial Officer of the Company, is also a Director and Treasurer of the Management Company and FTC. Erin C. Ibele, Vice President and Corporate Secretary of the Company, is also a Director, Vice President and Corporate Secretary of the Management Company and FTC. George L. Chapman, Executive Vice President and General Counsel of the Company, is also Executive Vice President and General Counsel of the Management Company and FTC.


Pursuant to the Management Agreement between the Company and the Management Company (the "Management Agreement"), the Management Company assists the Company in establishing investment policies and in selecting and negotiating the terms of the Company's investments. The Management Company also administers the day-to-day affairs of the Company. The Management Agreement is renewed annually upon the approval of a majority of the Directors and is ratified annually by the holders of a majority of the outstanding shares of common stock of the Company. The Management Agreement, or any extension thereof, may be terminated at any time without penalty upon sixty days written notice by the Company by action of a majority of the Directors of the Company or by the Management Company. Both the By-Laws of the Company and the terms of the Management Agreement require the Company to change its name to one which does not include the words "Health Care REIT" or "Health Care Fund" in the event the Management Company ceases to act as manager.

The Management Agreement provides that the Management Company is to be compensated for its services at the monthly rate of one-tenth of one percent of the average invested assets of the Company less long- and short-term debt obligations (excluding accrued expense and other liabilities). Average invested assets are defined as the average of the aggregate book value of the assets of the Company invested in equity interests in and loans secured by real estate before allowances for doubtful amounts or allowances to reduce certain leases to option prices or other similar non-cash allowances, computed by taking the average of such value at the end of each month. The Management Company is also entitled to receive an incentive fee equal to 10% of the amount of net profits which exceed 10% of the average net worth of the Company as defined in the Management Agreement.

  For the years ended December 31, 1994, 1993 and 1992, Management Company fees amounted to $3,087,000, $2,427,000, and $1,969,000, respectively. Of such amounts, $807,000, $771,000, and $550,000, respectively, related to the profit based incentive fee. The fees for each year do not include $22,500, $22,500 and $19,500 for 1994, 1993 and 1992, respectively, that were paid directly by the Company to certain employees for certain services.

  The Management Company pays all charges, including salaries, wages, payroll taxes, costs of employee benefit plans and charges for incidental help, attributable to its own operations in connection with providing services under the Agreement. The Management Company also pays its own accounting fees and related expenses, legal fees, insurance, rent, telephone, utilities and travel expenses of its officers and employees.

  Under the Management Agreement, the Company is required to indemnify the Management Company and its officers, directors and employees from any liabilities arising out of the performance of the Management Company's duties under the Management Agreement unless such liabilities resulted from the bad faith, willful malfeasance, gross negligence or reckless disregard of its duties.


REASONS FOR SELF-ADMINISTRATION; BACKGROUND OF THE MERGER PROPOSAL

  Investment analysts specializing in real estate securities have historically emphasized their strong preference for self-administered real estate investment trusts ("REITs"). These analysts believe that the nature of the relationship between non-self-administered REITs and their outside advisors is susceptible to conflicts of interest, most of which can be avoided through self-administration. The Company believes that many of these analysts' concerns are shared by institutional and other investors.

  The past several years have been characterized generally by tremendous growth in the REIT industry . Stock market capitalization of the REIT industry has increased primarily because of new public equity financings and, to a lesser extent, price appreciation. Investor and analyst concerns regarding externally managed REITs are supported by the fact that nearly all of the REITs which have become public companies since 1992 have adopted a self-administered structure and the fact that a number of existing publicly traded REITs have converted to a self-administered structure over the past several years. The Company believes that self-administered REITs, as compared to externally managed REITs, have commanded a premium in the marketplace based on traditional financial measures such as yield and stock price to funds from operations relationships that may provide such REITs with a competitive advantage in financing their investment portfolios.

  Since the Board of Directors of the Company (the "Board") believes that self-administration would potentially benefit the Company and its stockholders, on July 19, 1994, the Board appointed a special committee of independent directors consisting of Messrs. Borra, Glowacki and Unverferth (the "Special Committee") to inquire into, consider and evaluate a possible merger with the Management Company. Mr. Thompson and Mr. Wolfe attended the July 19 meeting and participated in the decision to appoint the Special Committee. The Special Committee was authorized to retain legal and financial advisors to assist it in its assignment. The Board agreed to compensate each member of the Special Committee at the rate of $1,000 for each meeting attended.

  The Special Committee held its first meeting on October 12, 1994, at which time it determined that Mr. Borra would retain special counsel on behalf of the Committee. On October 18, 1994, the Special Committee held a meeting at which a representative of Kirkland & Ellis was present at Mr. Borra's request and determined to retain that firm as special counsel to the Committee. Kirkland & Ellis had advised the Board earlier in 1994 in its consideration and adoption of certain amendments to the Company's certificate of incorporation and the adoption of a preferred share purchase rights plan. At the October 18 meeting, the Special Committee further determined to interview several financial advisors to determine which should be engaged as financial advisor to the Special Committee and considered the scope and nature of the assignment of such financial advisor. The Special Committee also considered the need to have an opinion of a financial advisor regarding the fairness of any acquisition proposal and the need to have any acquisition proposal approved by the Board and the stockholders of the Company. The Special Committee also discussed possible alternatives available in regard to the Management Company.

  Over the next several weeks, Mr. Borra, along with special counsel, contacted several nationally recognized financial advisors, including Alex. Brown & Sons Incorporated ("Alex. Brown"), to obtain information and interview certain of such firms in order to determine which of such firms might be appropriate to assist the Special Committee in evaluating alternatives available in regard to the Management Company and in negotiating and/or implementing any transaction or other alternative. After obtaining information from these financial advisors regarding fees and expenses, familiarity with the Company, the expected commitment of the financial advisor, qualification and expertise of the financial advisor, alternatives available in regard to the Management Company, the scope of the financial advisor's due diligence inquiry, financial analysis and related matters and the anticipated procedures and timetable of such activities and after further deliberation of these matters by the Special Committee, the Special Committee determined to retain Alex. Brown on November 11, 1994. See "Opinion of Financial Advisor--Reasons for Selection of Alex. Brown" below.

  On December 1, 1994, the Special Committee held a meeting, along with special counsel, to conduct interviews of the senior corporate officers of the Management Company and the Company -- Messrs. Chapman, Thompson and Wolfe -- to determine what role and expectations such officers would have in the Company if an acquisition proposal to make the Company self-administered was approved by the directors and stockholders of the Company. As a result of these interviews and subsequent deliberations by the Special Committee, the Special Committee determined that, assuming a self-advised structure, the following senior management arrangements would be in the Company's best interests, so long as the individuals' services could be retained on favorable terms: (i) Mr. Thompson, currently Chairman and Chief Executive Officer of the Company and President of the Management Company, would be retained as the Chief Executive Officer of the Company for approximately two years, after which Mr. Thompson would be available to act as consultant to the Company; (ii) Mr. Wolfe, currently President of the Company and Chairman of the Management Company, would be available to act as a consultant to the Company upon implementation of a self-advised structure; and (iii) Mr. Chapman, currently Executive Vice President and General Counsel of the Company, would become President and when Mr. Thompson retires as Chief Executive Officer of the Company, Mr. Chapman would be considered to replace Mr. Thompson as Chief Executive Officer. Representatives of Alex. Brown met separately with such officers for the same purpose on December 16, 1994.
     On December 20, 1994, Alex. Brown made a presentation to the Special Committee. At such meeting, the Special Committee, together with its special counsel and representitives of Alex. Brown, reviewed the alternatives and related advantages and disadvantages with respect to the current advisory relationship with the Management Company. The Special Committee reviewed the following alternatives: termination or renegotiation of the existing advisory relationship with the Management Company, attempting to hire the current management of the Management Company, hiring new management, hiring a new advisor, acquiring the Management Company, selling the Company and maintaining the existing advisory relationship with the Management Company under the existing Management Agreement. After reviewing the alternatives with Alex. Brown and its special counsel, the Special Committee determined that none of the alternatives considered was as favorable to the Company and its stockholders as the alternative of acquiring the Management Company. While renegotation of the existing advisory relationship with the Management Company, if successful, could provide an opportunity for the Company to reduce management expenses, this alternative would not accomplish the Company's goal of becoming a self-advised REIT and achieving the elimination of perceived conflicts and other advantages associated therewith. In addition, the Special Committee believes that termination of the existing relationship would cause a significant disruption in the Company's affairs and, even if the Company were able to retain personnel from the Management Company, would likely prevent the Company from reaping the benefits of the experience and expertise of all of current management and could require the Company to identify and retain new management professionals. Hiring new management was determined to be an undesirable alternative because of the difficulty of identifying and employing management professionals with appropriate expertise as well as concern that such individuals would not have the familiarity and experience with the Company's business that the current management personnel possess. While hiring a new advisor might permit the Company the opportunity to reduce its advisory fees, the Company would lose the benefits provided through the continuing expertise of the personnel of the current advisor and the benefits associated with becoming self-advised and would be subject to significant disruption during a transition. Exploring a possible sale of the Company was deemed to be an undesirable alternative due to uncertainty that would likely be generated among the Company's constituencies and also because there could be no assurance that embarking on such a process would provide full and fair value to the Company's stockholders. Renewal of the existing Management Agreement was inadvisable because, assuming the Company's anticipated growth in assets, the existing compensation formula would be expected to result in compensation to the Management Company in excess of comparable industry costs. After deliberation on the various alternatives, the Special Committee concluded that the preferred alternative would be for the Company to acquire the Management Company on favorable terms and retain the services of existing management of the Management Company.
     The Special Committee, together with its special counsel and Alex. Brown, reviewed the possible terms of a proposal to acquire the Management Company and the retention of existing senior management, including financial analysis of the form and amount of consideration that might be offered to the Management Company Shareholders and possible future compensation levels for management, including analysis of comparable transactions and compensation structures and discounted cash flow and dilution analyses. See "Opinion of Financial Advisor
- Analyses and Conclusions."   Alex. Brown stated that, in its view, the
consideration to be paid for the acquisition of the Management Company would be fair up to $4,600,000. Alex. Brown also noted to the Special Committee that in addition to the $4,600,000 stock consideration, it may be necessary or appropriate to increase management compensation to levels comparable to those paid to management of certain REITS with comparable market capitalization and certain other health REITs. The Special Committee and its advisors then considered and discussed the views and expectations of the Management Company Shareholders and senior management and the benefits of retaining existing management. The Special Committee determined that, prior to its formulation of any specific proposal, Alex. Brown should review the aforementioned analysis with the Management Company Shareholders and senior management and report back to the Special Committee. Special counsel was also asked to review the tax consequences of alternative forms of equity-based compensation that might be available to retain and create appropriate incentives for existing management after any acquisition of the Management Company.

  On December 28, 1994, representatives of Alex. Brown met with the Management Company Shareholders in order to review its financial analyses concerning the form and amount of consideration that might be payable to the Management Company Shareholders in the event of an acquisition and the existing compensation formula under the Management Agreement and to discuss with them possible arrangements under which the Company would be able to retain their services. The Management Company Shareholders expressed the view that $4,600,000 was not adequate consideration for the acquisition of the Management Company and stated that they were considering the retention of an independent financial advisor.

  On January 5, 1995, the Special Committee met by conference telephone with representatives of its special counsel and Alex. Brown to receive a report from Alex. Brown concerning its December 28, 1994 meeting with the Management Company Shareholders. Alex. Brown also discussed with the Special Committee the possible terms of a proposal to retain the services of Messrs. Thompson and Wolfe. After discussion, the Special Committee determined that a management retention package consisting of an increased salary under three year employment/consulting agreements and stock options subject to a vesting schedule should be offered as part of any acquisition proposal and reached consensus on the form and the specific amounts that would be proposed to the Management Company Shareholders as both acquisition consideration and a retention package. The Special Committee determined that it would propose acquisition consideration in the form of Company common stock with a nominal value of $4,600,000 (based on an average market price of the common stock prior to public announcement of the acquisition proposal). The Special Committee then instructed special counsel to prepare a brief written summary of the terms of its proposal for review by the Special Committee and presentation to the Management Company Shareholders.

  On January 6, 1995, the Management Company Shareholders contacted each of Mr. Borra and a representative of Alex. Brown to advise them that the Management Company Shareholders had retained another investing banking firm (the "Other Firm") as their financial advisor and that, pending its analysis, no formal proposal be made on behalf of the Special Committee. Subsequently on that same day, the Special Committee met by conference telephone with representatives of its special counsel and Alex. Brown to discuss the status of discussions with respect to the Management Company. The entire Special Committee was informed of the retention of the Other Firm and decided to defer delivery of the Special Committee's proposal until after the Other Firm had completed its analysis.
The Special Committee also reviewed at that meeting the written proposal that had been prepared by its special counsel.

  On January 11 and 12, 1995, representatives of Alex. Brown communicated with representatives of the Other Firm. The Other Firm stated its view that the fair value of the Management Company was significantly in excess of $4,600,000. The

Other Firm further stated that the Management Company Shareholders would nevertheless be prepared to accept $4,600,000 in the event that an acceptable retention package could be mutually agreed. Mr. Borra subsequently had several phone conversations with Mr. Thompson which culminated in Mr. Thompson's indication that he would be prepared (and that he believed Mr. Wolfe would be prepared) to accept the $4,600,000 acquisition consideration and a retention package that provided for (i) five year employment/consulting agreements at current compensation levels (with Mr. Thompson continuing as Chief Executive Officer for two years) and (ii) a stock purchase and loan program covering a total of $3,600,000 of common stock which would include annual loan forgiveness based on continued performance of services.

On January 12, 1995, the Special Committee and representatives of its special counsel and financial advisor met by conference telephone and reviewed the status of negotiations with the Management Company Shareholders. Mr. Borra reported to the Special Committee his several conversations with Mr. Thompson and described the terms of an acquisition and retention package that Mr. Thompson had stated that he, and he believed Mr. Wolfe, would accept. With the assistance of Alex. Brown and special counsel, the Special Committee then compared these terms with the terms of the Special Committee's draft proposal. After further deliberation, the Special Committee determined that the package proposed by Mr. Thompson would be acceptable to the Special Committee if it
were revised to include a stock price performance condition.   The stock price
performance condition made the loan forgiveness element of the stock purchase and loan program dependent on the Company's common stock price achieving increases of at least $1.00 per year from the current level. For example, the entire original principal amounts of the Management Company Shareholders' loans would be forgiven only if the Company's stock price was, for 90 consecutive trading days during the 5-year period following the closing of the Merger, at least $5.00 higher than the stock price was on the date of such closing.
The Special Committee further determined to defer a recommendation to the Board at its regularly scheduled January 16 meeting to permit additional time to negotiate final terms and to allow further consideration by the Special Committee of the terms of any transaction. Special counsel was asked to prepare a revised proposal, and Mr. Borra was asked to communicate the additional condition to Mr. Thompson.

  The regularly scheduled meeting of the Board was held on January 16, 1995, at which time Mr. Borra, on behalf of the Special Committee, reviewed with the Board the status of negotiations with the Management Company Shareholders and the various alternatives to the acquisition of the Management Company. Mr. Thompson and Mr. Wolfe attended the meeting of the Board and were present for Mr. Borra's report regarding the negotiations between them and the Special Committee. No action was taken at this meeting, although a special meeting of the Board was scheduled for February 6, 1995.

  On February 2, 1995, the Special Committee met by conference telephone with its financial advisor and special counsel to review the terms of a retention package involving a new class of stock that Mr. Thompson and his advisors had developed as an alternative to the proposal reviewed at the Special Committee's January 12, 1995 meeting. Following discussion with its advisors, the Special Committee determined that it would not accept or attempt to modify Mr. Thompson's alternative proposal, but presented an alternative retention proposal that would substitute restricted stock in a reduced amount for the stock purchase and loan package. Special counsel was asked to prepare an alternative proposal to reflect the restricted stock alternative and to modify the stock price performance condition in the previous proposal to base it upon an average market price prior to public announcement of an acquisition proposal. The amount of the restricted stock was determined with the assistance of Alex. Brown based on the Special Committee's belief that the aggregate expected present value to the Management Company Shareholders of the $3,600,000 stock purchase and loan program, taking into account the possibility of the loan forgiveness, was between $2,000,000 and $2,400,000. The valuation is based on the $3.6 million aggregate purchase price of the stock to be sold to the Management Company Shareholders, the full cost of which would be loaned to the Management Company Shareholders upon the closing of the Merger; the anticipated timing and probability of forgiveness of the principal amount of the loans; the fact that the loans were to bear interest at the prime rate; and the fact that the loans were payable in full, if not previously forgiven, on the fifth anniversary of the closing of the Merger. There was additional discussion of the development of a new stock-based compensation program for other members of the Company's management and of granting such other members incentive stock options at the scheduled February 6 Board meeting (such grants having been tabled at the January 16 Board meeting).

  On the evening of February 2, 1995, Mr. Thompson contacted Mr. Borra with several additional requests to modify the Special Committee's proposal, including adjustment of the annual cash compensation to reflect the value of current taxable fringe benefits, revision of the stock price performance condition to permit early satisfaction of the condition based on satisfactory stock price performance and reimbursement of the expenses of the Management Company Shareholders for financial and legal advisors. On February 3, 1995, the Special Committee met by conference telephone and determined that it would modify the annual cash compensation and the stock price performance condition, but would not reimburse any expenses. Mr. Borra thereafter requested special counsel to modify the alternative proposals accordingly and to be prepared to deliver the proposals to the Board and the Management Company Shareholders at the special Board meeting on February 6. Mr. Thompson later contacted Mr. Borra prior to the Board meeting to advise him that he and Mr. Wolfe had accepted the current proposal which included the stock purchase and employee retention package.

On February 6, 1995, the Board and the Special Committee's financial advisor and special counsel attended the special meeting of the Board to review the acquisition proposal and related matters, including accounting for the proposed acquisition as a purchase. At this meeting, the Board was provided with the acquisition and retention proposal, which included the $3,600,000 stock purchase and loan program (the "Terms Outline"). Mr. Borra reviewed the detailed provisions of the Terms Outline, which included, in addition to the terms of the stock purchase and loan proposal, the acquisition consideration in the form of Company common stock with a nominal value of $4,600,000 (based on an average market price of the common stock prior to public announcement of the acquisition proposal), the terms of an employment and consulting agreement for Mr. Thompson pursuant to which Mr. Thompson would continue to serve as Chief Executive Officer of the Company for two years following the closing of the acquisition and as a consultant to the Company for three years thereafter for an annual salary of $135,000 and the terms of a consulting agreement with Mr. Wolfe pursuant to which Mr. Wolfe would serve as a consultant to the Company for five years following the closing of the acquisition for an annual consulting fee of $95,00O. Alex. Brown presented its financial analysis to the Board and stated that it believed it would be able to provide an opinion on the fairness, from a financial point of view, of the stock consideration to be paid by the Company for the acquisition of the Management Company. Mr. Thompson and Mr. Wolfe attended the special meeting of the Board and were present for the discussion of the Terms Outline and for the Alex. Brown presentation. The Special Committee unanimously recommended to the Board that the Company proceed with the transactions contemplated by the Terms Outline, subject to approval by the stockholders of the Company and the other conditions contemplated by the Terms Outline. After discussion and further review, the directors present (excluding Messrs. Thompson and Wolfe, who abstained) unanimously determined to approve the Terms Outline and proceed with the acquisition and related transactions. The Company issued a public announcement describing the transactions contemplated by the Terms Outline later that afternoon.

  Subsequent to the February 6, 1995 Board meeting, special counsel to the Special Committee prepared and circulated a preliminary draft of a merger agreement, and counsel to the Company prepared preliminary drafts of the other documents contemplated by the Terms Outline. These documents were substantially finalized over the next several weeks.

On March 2, 1995, the Board and its counsel and representatives of the Special Committee's special counsel and financial advisor attended a special meeting to discuss the proposed merger transaction. The Board then reviewed and discussed the Health Care REIT, Inc. 1995 Stock Incentive Plan. Mr. Thompson and Mr. Wolfe attended the special meeting of the Board and were present for the discussion of the proposed merger transaction and the Stock Incentive
Plan. It was determined that the number of shares of common stock to be allocated to the Stock Incentive Plan would be discussed and reviewed with a compensation consultant. It was noted that the Company was working with a compensation consultant to recommend compensation levels for the remaining members of management and that it would be appropriate to resolve the compensation matters prior to entering into a merger agreement. In addition, Alex. Brown was asked to prepare for the Special Committee's and the Board's review an analysis of the impact on the transaction of certain specified increases in the amount of compensation expense. No formal action was taken at this meeting.

  On March 7, 1995, with Mr. Borra participating by conference telephone, the Special Committee met with its financial advisor and special counsel. Mr. Chopivsky attended the meeting telephonically by invitation of the Special Committee. The purpose of the meeting was to review certain information and analyses which had been compiled by the financial advisor regarding executive compensation assumptions and projections and to discuss the steps to be taken next. Alex. Brown reviewed the existing assumptions regarding management compensation and the impact on management's projections of various possible increases in compensation to members of the Company's management (other than Messrs. Thompson and Wolfe). The Special Committee discussed issues that needed to be resolved in the draft merger agreement, including a retention package for remaining management, the treatment of certain unvested stock options of Messrs. Thompson and Wolfe and plans for office space. Mr. Thompson described his efforts to develop a compensation arrangement for the remaining management, including the retention of a compensation consultant.

In March 1995, subsequent to the public announcement of the transactions contemplated by the Terms Outline, a task force of the National Association of Real Estate Investment Trusts ("NAREIT") published new guidelines for the calculation of "funds from operations" (an important measure of a real estate investment trust's operating performance). Under the NAREIT guidelines, non-real estate depreciation and amortization of debt costs and goodwill are eliminated from the calculation of funds from operations. The elimination of the Company's amortization of debt costs reduces the Company's reported funds from operations in a range from $219,000 to $640,000 in the years 1990 through 1994 and $75,000 and $186,000 for the quarters ended March 31, 1994 and 1995, respectively. Also, based on the revised NAREIT guidelines, the Company eliminated accrual to cash items and certain non-cash charges which further reduced funds from operations in a range from $926,000 to $4,719,000 in the years 1990 through 1994 and $931,000 and $254,000 for the quarters ended March 31, 1994 and 1995, respectively. Under the new NAREIT guidelines and as a result of the treatment of the transactions contemplated by the Terms Outline under the purchase method of accounting, the Company's funds from operations would be significantly and negatively impacted by the consummation of the transactions as structured under the Terms Outline.

  On April 18, 1995, the Special Committee met by conference telephone with representatives of its financial advisor, special counsel, management of the Company (including Mr. Thompson) and Ernst & Young LLP ("Ernst & Young"), the Company's independent auditors to discuss the impact of the NAREIT guidelines on the accounting treatment of the proposed merger transaction. Based on the NAREIT guidelines and after discussions with its financial advisor, special counsel and Ernst & Young, the Special Committee determined that it was in the best interests of the Company and its stockholders to seek to restructure the transaction with the Management Company Shareholders.

  On April 18, 1995, following the Special Committee's meeting, the Board held a regularly scheduled meeting. Mr. Borra, on behalf of the Special Committee, reviewed with the Board the status of the proposed merger transaction, including the impact of the recently published NAREIT guidelines. Mr. Borra reported that the Special Committee was, after reviewing various options, considering a revised merger transaction which (i) would be accounted for under the pooling of interests method of accounting, (ii) would eliminate any additional consideration in the form of the stock purchase and loan package contained in the Terms Outline and (iii) might include stock awards for Messrs. Thompson and Wolfe that would be included as part of the overall grants for the Company's entire management group. Mr. Thompson and Mr. Wolfe attended the meeting of the Board and were present for the discussion regarding the status of the proposed merger transaction. No formal action was taken at this meeting.


  On April 24, 1995, Mr. Borra and the Special Committee's financial advisor participated in a telephone conference with Messrs. Thompson and Chapman. In light of certain accounting developments, including the publication in March 1995 of the NAREIT guidelines, the Special Committee proposed that the Merger be restructured so that it would be accounted for under the pooling of interests method of accounting rather than the purchase method of accounting. Under the new structure, the Management Company Shareholders would not receive any additional consideration in the form of the stock purchase and loan package contained in the Terms Outline; however, the Management Company Shareholders would enter into employment and/or consulting agreements, as contemplated by the original Terms Outline. In light of the proposed change in the structure of the transaction, Mr. Borra agreed to recommend to the Special Committee and the Board an increase in the merger consideration to be paid to the Management Company Stockholders. The new consideration was proposed to be the number of shares of Common Stock equal to $6.1 million divided by the average price of the Common Stock over the 30 trading days immediately preceding the date of the public announcement of the revised terms of the Merger. At the time of such public announcement, such average price was calculated to be $21.60, and such consideration was calculated to be 282,407 shares of Common Stock. Alex.
Brown was asked, and agreed, to conduct a financial analysis of the proposed transaction and to render its opinion as to the fairness to the Company, from a financial point of view, of the $6.1 million consideration to be paid to the Management Company Shareholders. There was also discussion of granting Messrs. Thompson and Wolfe, under a newly adopted plan and as part of the overall grant of options to employees of the Company, options exercisable into Common Stock in amounts to be determined.

  On May 8, 1995, the Special Committee (except for Mr. Unverferth) met with representatives of its financial advisor, special counsel and Ernst & Young to review the terms of the proposed transaction and to receive a report from Alex. Brown regarding the fairness of such terms, from a financial point of view, to the Company. Alex. Brown reported that, as a result of the elimination of the $3,600,000 stock purchase and loan program from the Management Company Shareholders' retention package, the effect of the March 1995 NAREIT guidelines and other developments since the December 20 presentation of its financial analysis, including the Company's actual financial performance for fiscal 1994, and based upon the restructuring of the acquisition transactions as contemplated by the Original Merger Agreement, including the positive effect on the Company's Financial Statements as a result of accounting for the transaction as a pooling of interests, it had developed a revised financial analysis of the financial terms of the Original Merger Agreement. Alex. Brown presented its financial analysis of the proposed transaction and its opinion, based upon such revised financial analysis, as to the fairness, from a financial point of view, to the Company of the stock consideration to be paid to the Management Company Shareholders. Ernst & Young presented its analysis of the accounting treatment for the proposed transaction and advised the Special Committee that although the matter is complicated by an unusual fact pattern, accounting for the transaction as a pooling of interest is appropriate.
Messrs. Thompson and Wolfe then joined the meeting. Mr. Thompson reported on the resolution of the outstanding issues with remaining management on grants of stock options under the 1995 Stock Incentive Plan and related compensation issues. See "- Summary of the Stock Incentive Plan." Mr. Wolfe requested, and the Special Committee determined to approve, a slight increase in his consulting fee to provide partial compensation for the loss of certain unvested stock options as a result of his planned resignation as an officer of the Company. As more fully discussed below, the Special Committee then concluded that the transaction was fair to and in the best interests of the Company and its stockholders and unanimously recommended the transaction for approval by the Board.

  Later on May 8, 1995, the Board met (with Mr. Chopivsky absent) and received the report and recommendation of the Special Committee. Following the recommendation of the Special Committee, the Board concluded that the transaction was fair to and in the best interests of the Company and its stockholders and approved the Original Merger Agreement and related matters. Mr. Thompson and Mr. Wolfe attended the meeting of the Board but abstained from voting on the Original Merger Agreement.




  On May 15, 1995, the Company filed a preliminary proxy statement, including a detailed description of the proposed merger contemplated by the Original Merger Agreement, with the Securities and Exchange Commission (the "Commission"). On June 28, 1995, the Company filed a revised preliminary proxy statement with the Commission and on July 27, 1995, the Company advised the Commission that it would account for the proposed merger as a settlement of a contract and expense the value of the shares to be issued in the merger to the Management Company Shareholders in the period in which such shares are issued.

  Subsequent to the Company's determination that the proposed merger would not be accounted for as a pooling of interests, Mr. Borra participated in a telephone conference with the Special Committee's financial advisor to discuss the accounting treatment of the proposed merger transaction and the effect of certain subsequent Company developments and market events. Mr. Borra requested that the financial advisor conduct a revised analysis of the proposed transaction in light of the proposed accounting treatment and other subsequent Company developments and market events.

On August 2, 1995, representatives of Alex. Brown and Mr. Borra participated in a telephone conference to discuss Alex. Brown's revised analysis of the merger transaction. Alex. Brown noted to Mr. Borra its understanding that the Company believed that the proposed merger could be accounted for as the settlement of a contract with the effect that the value of the shares issued to the Management Company Shareholders would be expensed upon the closing of the transaction, and that the related costs and expenses would be expensed as incurred, thereby eliminating any subsequent impact on the Company's operating statements. Alex. Brown also noted that its revised analysis would include consideration of the Company's 1995 operating performance and two additional advisory company acquisitions by REITs which had occurred since May 8, 1995, and reflect current market conditions, including the lower market price of the Company's common stock. After discussing the foregoing factors, Mr. Borra requested that Alex. Brown review the aforementioned factors with the Management Company Shareholders to determine if acceptable revised terms to the proposed merger transaction could be negotiated.

  On August 18, 1995, representatives of Alex. Brown met with Mr. Thompson to review its financial analysis concerning the amount of consideration that might be payable to the Management Company Shareholders. Mr. Wolfe participated in the meeting by conference telephone. Based upon its revised analysis, Alex. Brown suggested a transaction in which the Management Company Shareholders would receive 282,407 shares of Company common stock, the same number of shares which they would have received under the Original Merger Agreement. Alex. Brown also suggested to Messrs. Thompson and Wolfe that the fixed terms of their employment and consulting agreements contemplated by the Original Merger Agreement be shortened.

  On August 28, 1995, the Special Committee met with representatives of its financial advisor, special counsel and Ernst & Young to review the proposed revisions to the Original Merger Agreement and to receive a report from Alex. Brown regarding the fairness of such revised terms, from a financial point of view, to the Company. Alex. Brown reported on developments since the approval by the Special Committee and the Board of the Original Merger Agreement on May 8, 1995, including the proposals to eliminate the requirement that the acquisition be accounted for as a pooling of interests and to shorten the terms of the employment and consulting agreements with Messrs. Thompson and Wolfe and related non-compete provisions, as well as the Company's 1995 operating performance, the additional advisory company acquisitions by REITs since May 8, 1995, and the current market price of the Company's common stock. Mr. Thompson was then invited to join the meeting to review his understanding of the proposed revisions to the Original Merger Agreement and to report on the status of his discussions with Mr. Wolfe and other members of management. Mr. Thompson stated his understanding that, under the revised proposal, his employment and consulting agreement would provide for his continued service as Chief Executive Officer through December 31, 1996 (as compared to June 30, 1997 under the terms of the Original Merger Agreement) and as a consultant through December 31, 1997 (as compared to June 30, 2000) subject to three optional one-year extensions of Mr. Thompson's consulting services, and Mr. Wolfe's consulting agreement would provide for his continued service as a consultant through December 31, 1996 (as compared to December 31, 2000) subject to four optional one-year extensions of Mr. Wolfe's consulting services. See "Descripton of Other Agreements to be Entered into with Messrs. Thompson and Wolfe." In addition, Mr. Wolfe would be replaced as President by Mr. Chapman upon execution of the Revised Merger Agreement. Mr. Thompson also stated that there were unresolved discussions regarding continued provision of management services (including office space) by the Company to FTC as contemplated under the terms of the Original Merger Agreement. Mr. Thompson further requested that the Original Merger Agreement be clarified as necessary to ensure that any accounting charges associated with the proposed Merger be excluded from the calculation of the amount of the incentive fee payable under the Management Agreement through the closing of the proposed Merger. Mr. Thompson then left the meeting.

  Following additional discussion by the Special Committee of the transaction issues addressed by Mr. Thompson, Ernst & Young then reviewed the accounting treatment that would be applicable to the proposed transaction. See "Unaudited Pro Forma Combined Financial Statements" and "Description of the Revised Merger Agreement -- Accounting Treatment." The Special Committee discussed the determination of the amount of the charge to the Company's earnings that would result from such accounting treatment and reviewed and determined to approve Mr. Thompson's request that such charge would not be taken into account in the calculation of the management fee payable to the Management Company through the closing of the proposed Merger.

  The Special Committee then revisited, with its special counsel and representatives of Alex. Brown, the same alternatives as were originally considered at the December 20, 1994 meeting as described above and determined that the conclusions reached at its December 20 meeting remained applicable to the transactions contemplated by the Revised Merger Agreement. In addition, with respect to exploring a possible sale of the Company, it was noted that the Company's current stock price was around its 52-week low, that any premium which was likely to be received on the stock would be modest, and that exploring a possible sale would not necessarily eliminate the need to address the existing advisory relationship with the Management Company.

  Alex. Brown then presented its financial analysis of the proposed financial terms of the Revised Merger Agreement and its oral opinion (later confirmed in writing), based upon such financial analysis, as to the fairness, from a financial point of view, to the Company of the stock consideration to be paid to the Management Company Shareholders. See "Opinion of Financial Advisor."

  The Special Committee then determined to approve the revisions to the Original Merger Agreement discussed above and also determined that the Original Merger Agreement should be further revised to provide that the agreement would be subject to termination if the Merger does not close prior to December 31, 1995 and that the Company would have no obligation to negotiate to provide management services (including office space) to FTC subsequent to May 14, 1996 (as compared to the five-year term under the Original Merger Agreement).
Subject to such revisions and as more fully discussed below, the Special Committee then concluded that the proposed transaction was fair to and in the best interests of the Company and its stockholders and unanimously recommended the transaction for approval by the Board.

  Later on August 28, 1995, the Board met (with Messrs. Chopivsky and Douglas absent) and received the report and recommendation of the Special Committee. Following the recommendation of the Special Committee, the Board concluded that the proposed transaction was fair to and in the best interest of the Company and its stockholders and approved the proposed revisions to the Original Merger Agreement. Messrs. Thompson and Wolfe attended the meeting of the Board but abstained from voting on the proposed revisions.

  Subsequent to approval of the proposed revisions by the Special Committee and the Board, the Revised Merger Agreement was prepared by special counsel to the Special Committee and approved and executed by the parties thereto on September 5, 1995.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD

  Special Committee. THE SPECIAL COMMITTEE HAS UNANIMOUSLY DETERMINED THE MERGER TO BE FAIR TO AND IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE SPECIAL COMMITTEE HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

  In reaching its conclusion that the Merger is in the best interest of the Company and its stockholders, the Special Committee considered, without assigning relative weights to, the following factors:

         (i) the proven expertise and substantial experience of the employees of the Management Company, who will become employees of the Company through the Merger, in the investment of the Company's assets in health care facilities, including the anticipated retention of the services of both Messrs. Thompson and Wolfe through the current management transition period;

        (ii) through the Merger, the Company will internalize the successful investment and capital markets experience of the Management Company;

       (iii) the opportunity to eliminate certain ongoing conflicts of interest between the Company and the Management Company;

        (iv) the belief that the Merger will enable the Company to realize certain efficiencies arising from a self-managed structure in that it will pay for management and advisory services directly rather than paying a third-party fee for such services based on an asset and income based formula, thereby enabling the Company to both eliminate the profits that were previously being realized by the Management Company for providing such services and potentially allowing the Company in the future to expand its shareholders' equity without a proportionate increase in the cost of managing the Company which would likely result had the Company continued to be managed by the Management Company;

         (v) the belief that the Company will be able to develop its own management retention and succession policies independent of an outside advisor;

        (vi) through the Merger, the Company will acquire the "Health Care REIT" and "Health Care Fund" names and goodwill associated with those names;

       (vii) the belief of the Special Committee that the merger with the Management Company, which will enable the Company to become a self-
  managed and self-administered REIT, will make the Company more attractive to investors and will enable it to enjoy enhanced market perception;

    (viii) the terms and conditions of the Employment and Consulting Agreement with Mr. Thompson, the Consulting Agreement with Mr. Wolfe, and the
  Non-Compete   Agreements with both Messrs. Thompson and Wolfe, including the commitment of the Management Company Shareholders to continue their participation in the management of the Company and to assist in the ongoing transition and development of existing management;

      (ix) the belief of the Special Committee that the principal alternatives available to the Company would not be as beneficial to the Company and its stockholders as the transactions contemplated by the Merger; in particular, the Special Committee believes that termination of the existing Management Agreement would cause a significant disruption in the Company's affairs and that renegotiation of the compensation formula contained in the existing Management Agreement, even if successful, would not eliminate the existing conflicts; and

       (x) the belief of the Special Committee, based on the factors set forth below, that the consideration to be paid for the acquisition of the Management Company is fair, from a financial point of view, to the Company.

  In reaching its conclusion that the consideration to be paid for the acquistion of the Management Company is fair, from a financial point of view, to the Company, the Special Committee considered, without assigning relative weights, to the following factors:

      (i) the existing conflicts of interest between the Company and the Management Company Stockholders, as well as the steps taken (such as the creation of the Special Committee, the retention of special counsel and the securing of a fairness opinion) to ensure that the Merger would not be affected by such conflicts;

      (ii) the terms and conditions of the Merger Agreement, including the type and amount of consideration being paid to the Management Company, and the condition that the consummation of the Merger and related transactions is subject to stockholder approval and including the belief of the Special Committee that the value of the stock consideration to be paid by the Company for the acquisition of the Management Company was at the high end but still within the range of fair value that could be offered to the Management Company Shareholders;

      (iii) the Merger's structure, which will not result in recognition of income or gain for federal income tax purposes by the Company or the Management Company; and

      (iv) the oral presentation of Alex. Brown to the Special Committee and the Board and the written opinion of Alex. Brown to the Special Committee dated August 28, 1995 stating that on such date and based on various assumptions and considerations, the stock consideration to be paid by the Company for the acquisition of the Management Company is fair, from a financial point of view, to the Company.

   Board of Directors. The Board based its determination that the Merger is fair to, and in the best interests of, the Company stockholders primarily on the analyses and conclusions of the Special Committee (which were adopted by the Board as its own), on the arm's-length negotiations of the Special Committee with representatives of the Management Company, and on the Alex. Brown opinion delivered to the Special Committee. The Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. THE BOARD OF DIRECTORS (EXCLUDING MESSRS. THOMPSON AND WOLFE, WHO ABSTAINED, AND MR. CHOPIVSKY, WHO WAS ABSENT) HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

OPINION OF FINANCIAL ADVISOR

  Alex. Brown Fairness Opinion. In connection with the acquisition of the Management Company, the Special Committee retained Alex. Brown & Sons Incorporated ("Alex. Brown") to act as financial advisor to the Special Committee and the Company's Board of Directors (the "Board") and to render its opinion as to the fairness to the Company, from a financial point of view, of the stock consideration to be paid in the Merger by the Company for the acquisition of the Management Company (the "Fairness Opinion"). Alex. Brown assisted in the Special Committee's discussions and negotiations with the Management Company Stockholders leading up to the approval and execution of the Merger Agreement and in the consideration by the Special Committee of the Merger. Alex. Brown delivered a written opinion dated August 28, 1995 to the Special Committee and the Board to the effect that, as of the date of the opinion, the stock consideration payable by the Company for the acquisition of the Management Company under the Merger Agreement is fair, from a financial point of view, to the Company.

  In arriving at its opinion, Alex. Brown reviewed the Merger Agreement and certain publicly available financial information, internal financial analyses and other information concerning the Company and internal financial analyses and other information concerning the Management Company and held discussions with members of management of the Company and the Management Company regarding the business and prospects of their respective companies. In addition, Alex. Brown also reviewed certain financial information regarding certain public companies engaged in the real estate management industry, reviewed the financial terms of certain business combinations, reviewed certain pro forma analyses and held discussions with the managements of the Company and the Management Company regarding the business and prospects of the Company after the completion of the Merger, reviewed the terms of the existing management agreement between the Company and the Management Company and compared them with the terms of certain management agreements to which certain other companies engaged in the real estate management industry are parties, reviewed the compensation of certain members of the senior management of certain health and non-health care REITS, considered the terms of a previously negotiated transaction between the Company and the Management Company, consulted with the Company's auditors regarding the appropriate accounting for the Merger, and performed such other studies and analyses and considered such other factors as Alex. Brown deemed appropriate. Alex. Brown assumed the accuracy, completeness and fairness of the financial and other information on which it relied in rendering its opinion and did not independently verify such information. Alex. Brown also assumed that the information relating to the financial projections and prospects of the Company after the Merger which were supplied to it was reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Management Company as to the likely future financial performance of the Company. In addition, Alex. Brown did not make an independent evaluation or appraisal of the assets of the Company or the Management Company, nor did it review environmental or other potential contingent issues relating to the Company, the Management Company or the Merger, in connection with its analyses. The opinion of Alex. Brown is based on market, economic and other conditions as they exist and could be evaluated as of the date of its Fairness Opinion. No limitations were imposed by the Special Committee on Alex. Brown with respect to the information reviewed by or the procedures followed by Alex. Brown in rendering its opinion.

  Alex. Brown also advised the Special Committee and the Board regarding various issues pertaining to the organization and operation of the Company, including the consideration of alternatives to acquiring the Management Company, reasons for self-administration, the hiring of Management Company management personnel and various compensation matters. However, the Fairness Opinion is limited solely to the stock consideration to be paid for the acquisition of the Management Company and does not extend to such other matters.

  A COPY OF THE WRITTEN OPINION OF ALEX. BROWN DATED AUGUST 28, 1995,
WHICH INCLUDES THE MATTERS CONSIDERED, THE ASSUMPTIONS MADE, AND THE LIMITS OF ITS REVIEW, IS ATTACHED HERETO AS APPENDIX III, AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

REASONS FOR SELECTION OF ALEX. BROWN

  The Special Committee selected Alex. Brown as its financial advisor on the basis of Alex. Brown's experience and expertise in transactions similar to the Merger and its familiarity with the real estate, REIT and health care industries and with the Company. Since 1985, Alex. Brown has underwritten nearly $6.7 billion in equity on 93 REIT securities offerings, making it one of the largest underwriters of equity REITs, and has advised on a number of real estate and REIT merger and acquisition transactions. Alex. Brown is a nationally recognized investment banking firm that is involved regularly in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings and private placements, and valuations for corporate and other purposes. Alex. Brown regularly publishes research reports regarding the Company and the REIT industry, and from time to time actively trades in the common stock of the Company for its own account and the accounts of its customers. Prior to its current engagement by the Special Committee and since May 1, 1993, Alex. Brown has served as lead managing underwriter for a public offering of common stock of the Company and has advised the Board regarding certain amendments to the Company's certificate of incorporation and its preferred stock purchase rights plan. The Company paid Alex. Brown customary compensation in connection with advising the Company on the adoption of its Preferred Share Purchase Rights Plan and in connection with the underwriting of its 1993 common stock offering.

ALEX. BROWN COMPENSATION

  Pursuant to a letter agreement dated November 11, 1994 (the "Engagement Letter"), the Company engaged Alex. Brown to provide investment banking advice and services in connection with the Special Committee's review and analysis of various financial alternatives available to the Company relating to the management of the Company's business and properties, including a potential business combination with the Management Company. The Company agreed to pay Alex. Brown (i) a non-contingent retainer fee of $100,000 upon execution of the Engagement Letter, (ii) a fee of $200,000 at the time of delivery of the initial fairness opinion, and (iii) a fee of $100,000 at the time of delivery of any additional fairness opinions. The Company also has agreed to reimburse Alex. Brown for reasonable out-of-pocket expenses, including fees and disbursements of counsel, incurred by Alex. Brown in carrying out its duties under the Engagement Letter, and to indemnify Alex. Brown for certain liabilities to which it may be subjected in connection with its engagement, including liabilities under federal securities laws.

ANALYSIS AND CONCLUSIONS

In valuing the Management Company, Alex. Brown considered a variety of valuation methodologies, including (i) an analysis of certain transactions pursuant to which REITs have converted to self-administered structures, (ii) a discounted cash flow analysis, (iii) an analysis of certain acquisitions by selected public companies engaged primarily in the real estate management, development and acquisition business, and (iv) an analysis of selected publicly traded real estate companies. Alex. Brown also considered the effect of the Merger on the Company's funds from operations per share. For purposes of its financial analysis, Alex. Brown used a dollar value of approximately $5.0 million (obtained by multiplying the 282,407 shares of common stock proposed to be issued to the Management Company Shareholders by the closing price per share ($17.875) of the Company's common stock on August 25, 1995) for the stock consideration to be paid to the Management Company Shareholders. Alex. Brown also noted that since the shares of common stock to be issued to the Management Company Shareholders will not be registered under the Securities Act of 1933, as amended, an illiquidity discount would be appropriate in determining the value of such common stock.
  The following is a summary of the material factors considered and principal financial analyses performed by Alex. Brown in connection with the preparation of the Fairness Opinion:

Analysis of REITs Converting to Self-Administered Structures. Alex. Brown reviewed certain acquisitions of real estate advisory and management companies by publicly traded REITs which resulted in those REITs becoming self-administered. This review included calculating the multiples obtained by comparing the prices paid to acquire such companies with the advisory fees earned by the acquired companies during the last full fiscal year prior to the REITs becoming self-advised and with the funds from operations and total assets of the acquiring REITs. While Alex. Brown considered all of the foregoing multiples, Alex. Brown believed that the ratio of compensation to advisory fees paid to service companies was the most significant because service companies, like the Management Company, are generally valued in terms of their revenues, profitability and cash flow. In conducting its analysis, Alex. Brown reviewed transactions by Realty Income Corporation, Criimi Mae, Inc., Shurgard Storage Centers, Inc.,

Bradley Real Estate Trust, Boddie-Noell Properties, Inc., Burnham Pacific Properties, Inc., Meditrust, Real Estate Investment Trust of California, Health Equity Properties, Incorporated, American Health Properties, Inc., Nationwide Health Properties, Inc., Health Care Property Investors, Inc. and BRE Properties, Inc. Alex. Brown calculated the multiples for all of these companies as a group as well as for two subsets of these companies. One of these subsets, consisting of nine transactions, excluded companies for which the advised REIT paid no consideration and the contingent purchase price feature of the Meditrust transaction, and the other subset, consisting of five transactions, excluded all but those companies which were involved in advising or managing health care REITs. Alex. Brown also noted the pending transaction by Storage Equities, Inc., but did not include this transaction in the calculations of the aforementioned multiples. Alex. Brown also considered the terms of the management agreements to which these companies were parties, and other financial and operating characteristics of these companies. Among the provisions of such management agreements which Alex. Brown considered were the length of the terms of such agreements and the REIT's ability to terminate such agreements, including required notice periods for termination. Among the financial and operating characteristics which Alex. Brown considered were the proportionate amount of such management companies' revenues received from third parties and the proportionate amount and character of such management companies' other assets and liabilities being acquired.

  Alex. Brown's calculations resulted in the following ranges of multiples for all of these companies and the Management Company (calculated using a $5.0 million sales price, the Management Company's advisory fees for 1994, and the Company's funds from operations for 1994 and total assets for the year then ended): a range of sales price to compensation paid to the advisor during the last full fiscal year prior to becoming self-advised of 0.00x to 4.43x, with the Management Company at 1.64x; a range of sales price to the advised REIT's funds from operations prior to becoming self-advised of 0.00x to 0.74x, with the Management Company at 0.19x; and, a ratio of sales price to the advised REIT's total assets of 0.00x to 0.053x, with the Management Company at 0.016x.

  Alex. Brown's calculations resulted in the following ranges of multiples for the subset of companies which excluded all but those companies which were involved in advising or managing health care REITs (calculated using a $5.0 million sales price, the Management Company's advisory fees for 1994, and the Company's funds from operations for 1994 and total assets for the year then ended); a range of sales price to compensation paid to the advisor during the last full fiscal year prior to becoming self-advised of 0.0x to 3.40x, with the Management Company at 1.64x; a range of sales price to the advised REIT's funds from operations during the last full fiscal year prior to becoming self-advised of 0.0x to 0.37x, with the Management Company at 0.19x; and, a range of sales price to the advised REIT's total assets of 0.0x to 0.016x, with the Management Company at 0.016x.

  Alex. Brown's calculations resulted in the following ranges of multiples for the subset of companies (excluding those which paid no consideration for the acquisition of their advisors and excluding the impact of a contingent purchase price feature of the Meditrust transaction) and the Management Company (calculated using a $5.0 million sales price, the Management Company's advisory fees for 1994, and the Company's funds from operations for 1994 and total assets for the year then ended): a range of sales price to compensation paid to the advisor during the last full fiscal year prior to becoming self-advised of 0.27x to 4.43x, with the Management Company at 1.64x; a range of sales price to the advised REIT's funds from operations during the last full fiscal year prior to becoming self-advised of 0.12x to 0.74x, with the Management Company at 0.19x; and, a ratio of sales price to the advised REIT's total assets of 0.003x to 0.053x, with the Management Company at 0.016x.

  Discounted Cash Flow Analysis. Alex. Brown also analyzed the financial terms of the Merger using a discounted cash flow approach. The discounted cash flow approach assumes, as a basic premise, that the intrinsic value of any business is the current value of the future cash flow that the business will generate for its owners. To establish a current value under this approach, future cash flow must be estimated and an appropriate discount rate must be determined. Alex. Brown used projections and other information provided by the Management Company to estimate future net income (computed as if the Management Company were taxable as a C corporation), earnings before interest, taxes, depreciation and amortization ("EBIDTA"), and funds from operations (net income, excluding extraordinary gains or losses, plus depreciation from real estate assets) for the Management Company for each year of a 10-year period beginning with 1995, using discount rates ranging from 20% to 40% and terminal value capitalization rates applied to tenth-year projected net income, EBITDA and funds from operations ranging from 15% to 45%. Alex. Brown's calculations resulted in the following ranges of values for the Management Company: based upon a discounted cash flow analysis of the Management Company's projected net income, a range of $8.2 million to $3.2 million; based upon a discounted cash flow analysis of the Management Company's projected EBITDA, a range of $13.6 million to $5.2 million; and, based upon a discounted cash flow analysis of the Management Company's projected funds from operations, a range of $13.5 million to $5.2 million. Because of a concern that the existing management agreement between the Management Company and the Company might result in compensation to the Management Company in excess of comparable industry costs, Alex. Brown also conducted its discounted cash flow analysis on the Management Company's projected net income, EBITDA and funds from operations, each reduced to an amount equal to 70% of the Management Company's projections. Alex. Brown's analysis resulted in the following ranges of values for the Management Company: based upon a discounted cash flow analysis of the Management Company's net income, a range of $5.7 million to $2.2 million; based upon a discounted cash flow analysis of the Management Company's projected EBITDA, a range of $9.5 million to $3.7 million; and, based upon a discounted cash flow analysis of the Management Company's projected funds from operations, a range of $9.5 million to $3.6 million.

  Analysis of Acquisitions by Public Real Estate Companies. Alex. Brown also compared the proposed acquisition of the Management Company by the Company with acquisitions by selected public companies engaged primarily in the real estate management, development and acquisition business. Under this approach, Alex. Brown considered the acquisition of Allegiance Realty Group, Inc., Security Management Corporation and Angeles Corporation by Insignia Financial Group, Inc., the acquisition of Koll Management Services, Inc. by an investor group that included certain members of its management, the acquisition of BT Venture Corporation by Boddie-Noell Properties, Inc. and the consolidation of Franchise Finance Corporation of America with existing related real estate limited partnerships. Alex. Brown determined the multiples of sales price to revenue, net income, EBITDA and shareholders' equity for each of these companies. Alex. Brown then applied these multiples to the revenue, net income (computed as if the Management Company were taxable as a C corporation), EBITDA and shareholders' equity of the Management Company. Alex. Brown's calculations resulted in the following ranges of values for the Management Company; based upon the ratio of sales price to latest twelve month revenues, a range of $19.0 million to $2.5 million based on 1994 revenues, $17.6 million to $2.3 million based on projected 1995 revenues, and $21.3 million to $2.8 million based on projected 1996 revenues; based upon the ratio of sales price to latest twelve month net income, a range of $22.5 million to $7.4 million based on 1994 net income, $18.2 million to $6.0 million based on 1995 projected net income, and $25.5 million to $8.4 million based on projected 1996 net income; based upon the ratio of sales price to latest twelve month EBITDA, a range of $22.7 million to $10.2 million based on 1994 EBITDA, $18.2 million to $8.2 million based on 1995 projected EBITDA, and $25.5 million to $11.5 million based on projected 1996 EBITDA; and, based upon the ratio of sales price to shareholders' equity, a range of $5.8 million to $0.5 million, based on the Management Company's shareholders' equity at December 31, 1994.


  Alex. Brown also reviewed certain market and financial statistics of selected publicly traded real estate management companies. Alex. Brown considered the following companies: Grubb & Ellis Company, Christiana Companies, Inc., Insignia Financial Group, Inc. and NHP Incorporated. Alex. Brown's review included, among other things, the ratios of market value to revenues and EBITDA, each for the latest twelve month period and as derived from publicly available information. Alex. Brown noted that the range of ratios of market value to revenues on a trailing twelve month basis was 0.1x to 3.1x, and the range of ratios of market value to EBITDA on a trailing twelve month basis was 2.9x to 11.1x. However, Alex. Brown believes the foregoing companies are not comparable to the Management Company because such companies have significantly greater revenues derived from multiples sources and because of the broader range of operations of these companies, and therefore Alex. Brown did not derive ratios for the Management Company based upon revenues and EBITDA for the latest twelve month period. Accordingly, Alex. Brown did not rely upon the ratios or multiples derived from its review of these companies. In addition, although such information was submitted to the Special Committee at its meeting on August 28, 1995, the Special Committee did not have any deliberations regarding such data, and such data did not influence the Special Committee's view of the proposed transaction.

  Alex. Brown deemed it inappropriate to employ the asset value approach in rendering the Fairness Opinion because service companies, like the Management Company, are generally valued in terms of the revenues, profitability and cash flow of their operations not in terms of asset value.

  Based on the foregoing, Alex. Brown concluded that, as of the date of the Fairness Opinion and based on various assumptions and considerations, the stock consideration to be paid by the Company for the acquisition of the Management Company pursuant to the Merger Agreement is fair, from a financial point of view, to the Company.

  The summary set forth above does not purport to be a complete description of the analyses performed by Alex. Brown in arriving at the Fairness Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized above, Alex. Brown believes that its analysis must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Fairness Opinion.

DESCRIPTION OF OTHER AGREEMENTS TO BE ENTERED INTO WITH MESSRS. THOMPSON AND
WOLFE

  In connection with the Merger, Mr. Thompson will enter into an Employment and Consulting Agreement with the Company whereby he will serve as the Company's Chief Executive Officer until December 31, 1996 and will thereafter serve as a consultant to the Company, performing the services requested of him by the Board of Directors or management, until December 31, 1997, subject to three optional one-year extensions. Mr. Wolfe will enter into a Consulting Agreement with the Company whereby he will perform such services as may be requested of him by the Board of Directors or management until December 31, 1996, subject to four optional one-year extensions. During the term of the agreements, Mr. Thompson and Mr. Wolfe will receive salaries of $135,000 and $100,000 per annum, respectively, which will be adjusted each year by any increase or decrease in the Consumer Price Index-All Urban Consumers.

  Messrs. Thompson and Wolfe have also agreed to enter into Non-Compete Agreements whereby they agree not to engage in a Competitive Business until one year after the later of the expiration of the original term or any extensions thereof. A "Competitive Business" is defined as any business or activity of the type operated by the Company at the date of these Agreements, including but not limited to, directly or indirectly financing and making investments in nursing homes, assisted living and retirement facilities, behavioral care facilities, primary care facilities, specialty care hospitals and any other health facilities; however, the term does not include certain activities in which they are currently engaged.

  THE DESCRIPTIONS OF THE FOREGOING AGREEMENTS DO NOT PURPORT TO BE COMPLETE AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE ACTUAL AGREEMENTS, COPIES OF WHICH ARE ATTACHED AS EXHIBITS TO THE MERGER AGREEMENT WHICH IS ATTACHED AS APPENDIX I TO THIS PROXY STATEMENT AND INCORPORATED HEREIN BY REFERENCE.

SELECTED FINANCIAL DATA OF THE COMPANY

The financial data of the Company for the five years ended December
31, 1994 is derived from historical financial statements. The financial data of the Company for the six months ended June 30, 1994 and 1995 is derived from unaudited financial statements. Operating results for the six months ended June
30, 1995 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1995. The pro forma information has been prepared on the assumption that the Company issued 282,407 shares of its common stock at estimated fair value in exchange for 100% of the Management Company's common stock, giving effect to the merger as a settlement of the management contract and purchase of related assets (see unaudited pro forma condensed financial statements). The data should be read in conjunction with  the financial statements, related notes and other financial information incorporated by reference.
                                    Six Months Ended June 30,                         Year Ended December 31,
                                  -----------------------------   ---------------------------------------------------------------
                                                 Historical                                     Historical
                                  Pro Forma  ------------------   Pro Forma   ---------------------------------------------------
                                    1995       1995      1994       1994        1994       1993       1992      1991       1990
                                  ---------  -------    -------   ---------   -------    -------    -------    -------    -------
                                                             (In thousands except per share amounts)
OPERATING AND OTHER DATA
Gross Income                      $19,302    $19,302    $21,172    $42,732    $42,732    $36,018    $28,908    $29,248    $26,874
Net Income                          9,783      9,502     12,784     26,288     24,953     20,055     16,515     13,126     11,544

Per Common Share data:
  Net Income                          .82        .82       1.11       2.23       2.17       2.15       1.91       1.92       1.88
  Distributions                     1.035      1.035       .995       2.01       2.01       1.93       1.85       1.77       1.72
  Book Value (at period end)        15.68      16.13      16.25      15.86      16.32      16.09      13.59      13.37      12.36


                                             June 30,                                          December 31,
                                  -----------------------------           --------------------------------------------------------
                                                 Historical                                     Historical
                                  Pro Forma   -------------------         --------------------------------------------------------
                                    1995        1995       1994             1994        1993        1992        1991        1990
                                  ---------   --------    --------        ---------   --------    --------    --------    --------
                                           (In thousands)                                     (In thousands)
BALANCE SHEET DATA
Total Assets                      $371,627    $372,168    $306,843        $324,102    $285,024    $226,207    $207,204    $189,720
Borrowings Under Line of
  Credit Arragnements              119,100     119,100      55,300          70,900      35,000      78,900      62,200      74,100
Senior Notes and Other
  Long-Term Obligations             57,051      57,051      58,555          57,373      61,311      24,819      28,144      35,563
Shareholders' Equity               187,859     188,688     187,158         189,180     184,132     118,948     113,956      76,621


SELECTED FINANCIAL DATA AND
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
OF THE MANAGEMENT COMPANY

SELECTED FINANCIAL DATA

The financial data of the Management Company represents the amounts from the financial statements of First Toledo Advisory Company and First Toledo Corporation as combined for the appropriate periods and adjusted for items which do not pertain to the Management Company. The financial data of the Management Company for the four years ended December 31, 1993 and for the six months ended June 30, 1995 and 1994 is derived from unaudited financial statements. Operating results for the six months ended June 30, 1995 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1995. The data should be read in conjunction with the financial statements, related notes and other financial information included elsewhere herein.


                                 Six Months Ended
                                     June 30,                    Year Ended December 31,
                                 ----------------    ---------------------------------------------------------
                                 1995        1994        1994        1993        1992        1991         1990
                                 ----        ----        ----        ----        ----        ----         ----

MANAGEMENT COMPANY
  HISTORICAL
Gross Income                      1,265       1,613       3,134       2,463       1,994       1,602      1,349
Net Income                          353         906       1,517         942         797         734        470
Total Assets                        350         678         571         277         303         185         54
Shareholders' Equity                 57          67          60          46          48          31         23

Per Common Share Data:
  Net income                     705.12    1,812.35    3,033.88    1,883.32    1,594.43    1,468.79     939.44
  Distributions                1,355.20      520.00    1,500.00    1,920.00    1,240.00    1,000.00     780.00
  Book Value (at period end)     113.00      134.93      120.84       92.05       95.97       62.10      45.66

MANAGEMENT'S
DISCUSSION
AND
ANALYSIS

LIQUIDITY AND CAPITAL RESOURCES

The Management Company's primary source of liquidity is the management fee it earns from the Company. This fee is earned based on a monthly rate of 1/10 of 1% of the Company's net assets, as defined in the Management Agreement. Also, the Management Company earns an annual incentive fee equal to 10% of the amount by which net profits of the Company exceed 10% of the monthly average worth of the Company, as defined in the Management Agreement.

During all periods from 1992 through June 30, 1995, the Management Company received monthly payments on its management fee, but always had an outstanding management fee receivable. The Management Company drew annual management fee payments totaling $3,081,123, $2,450,000 and $1,875,000 for 1994, 1993 and
1992, respectively. The Management Company drew management fee payments totaling $1,250,000 and $1,200,000 for the six months ended June 30, 1994 and 1995, respectively.

RESULTS OF OPERATIONS--SIX MONTHS ENDED JUNE 30, 1994
AND 1995 AND FOR THE YEARS ENDED 1994, 1993 AND 1992

The Management Company's sole business activity is to provide external management services for the Company. As such, the Management Company pays all charges, including salaries, wages, payroll taxes, costs of employee benefit plans and charges for incidental help attributable to its own activities in connection with providing services under the Management Agreement. The Management Company also pays its own accounting fees, legal fees, insurance, rent, telephone, utilities and travel expenses. The Management Company does not own any real property and leases its office from an unrelated third party. The office is furnished to the Company pursuant to the Management Agreement.

The following table shows comparative information as to the Management
Company's operations:
                                                 Six Months Ended
                                                     June 30                             Year Ended December 31
                                            -----------------------------       ------------------------------------------------
                                               1995              1994              1994               1993               1992
                                             --------          ----------       ----------         ----------         ----------
 Revenues                                   $1,260,734          $1,591,627       $3,086,988         $2,426,639          $1,968,666
 Total expenses                                912,689             706,926        1,616,615          1,521,356           1,196,443
                                            ----------          ----------       ----------         ----------          ----------
                                               348,045             884,701        1,470,373            905,283             772,223

 Interest & other income                         4,517              21,474           46,568             36,376              24,994
                                            ----------          ----------       ----------         ----------          ----------

 Net income                                 $  352,562          $  906,175       $1,516,941         $  941,659          $  797,217
                                            ==========          ==========       ==========         ==========          ==========

The increase in revenues in 1994 versus 1993 was primarily the result of the 1993 equity offering of the Company which increased the base fee (see discussion above under "Liquidity and Capital Resources"). The increase in 1994 revenues was also secondarily affected by an increase in incentive fee. The increase in revenues in 1993 versus 1992 was primarily the result of increased profitability of the Company which increased the incentive fee and was secondarily affected by an increase in the base fee. For the years ended December 31, 1994, 1993 and 1992, $807,000, $771,000 and $550,000,
respectively, related to the profit-based incentive fee. For the same periods, $2,280,000, $1,656,000 and $1,419,000, respectively, related to the base fee.

Total expenses in 1994 and 1993 increased over their respective prior years. This increase is primarily attributable to increased payroll and payroll-related expenses. The increased payroll costs are the result of increased marketing staff and a general increase in salaries and wages.


The revenues for the first six months of 1995 decreased approximately $331,000 from the first six months of 1994. This decrease is primarily the result of decreased net income of the Company which resulted in a decrease in the incentive fee. Total expenses for the first six months of 1995 increased over the first six months of 1994. This increase is primarily attributable to payroll and payroll expenses.



IMPACT OF INFLATION

Because of the nature of the activities of the Management Company, inflation does not appear to have any direct effect on the Management Company. However, wage increases are affected by inflation.



UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed financial statements and explanatory notes are presented to show the impact on the Company's financial position and results of operations of the Merger. This information is based on the historical financial statements for the six months ended June 30, 1995 and the year ended December 31, 1994 of the Company, giving effect to the Merger as a settlement of the management contract and purchase of related assets. The following unaudited pro forma condensed financial information is not necessarily indicative of actual or future operating results that would have occurred or will occur upon consummation of the Merger.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                            HEALTH CARE REIT, INC.
                                 JUNE 30, 1995

                                               COMPANY              PRO FORMA                    COMPANY
                                              HISTORICAL           ADJUSTMENTS                  PRO FORMA
                                             ------------          -----------                 -----------
                                                     (In thousands, except per share amounts)
Assets:
  Net real estate related investments           $365,719             $                            $365,719
  Cash and cash equivalents                          659                     63 (1)                    722
  Other assets                                     5,790                     56 (1)                  5,186
                                                                           (660)(3)
                                                --------              ---------                   --------
  Total Assets                                  $372,168              $    (541)                  $371,627
                                                ========              =========                   ========

Liabilities and Shareholders' Equity:
  Debt obligations                              $176,151              $                           $176,151
  Accrued expenses and other obligations           7,329                     63 (1)                  7,617
                                                                            225 (3)
                                                --------              ---------                   --------
  Total Liabilities                              183,480                    288                    183,768

Shareholders' Equity:
  Common stock                                    11,696                    282 (1)                 11,978
  Capital in excess of par value                 163,029                  4,800 (1)                167,829
  Undistributed net income                        13,963                 (5,911)(3)                  8,052
                                                --------              ---------                   --------
  Total Shareholders' Equity                     188,688                   (829)                   187,859
                                                --------              ---------                   --------
  Total Liabilities and Shareholders'
    Equity                                      $372,168              $    (541)                  $371,627
                                                --------              ---------                   --------

  Book value per share                          $  16.13                                          $  15.68
                                                --------                                          --------

See notes to unaudited pro forma condensed financial statements.


              UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                            HEALTH CARE REIT, INC.
                        SIX MONTHS ENDED JUNE 30, 1995

                                            COMPANY                PRO FORMA               COMPANY
                                           HISTORICAL             ADJUSTMENTS             PRO FORMA
                                          ------------            -----------             ---------
                                                    (In thousands, except per share amounts)
 Revenues:
   Revenues related to investments          $19,280               $                        $19,280
   Interest and other income                     22                                             22
                                            -------               ------                   -------

   Total Revenues                            19,302                                         19,302

 Expenses:
   Interest expense                           6,282                                          6,282
   Loan expense                                 372                                            372
   Management fees                            1,261               (1,261) (2)                  -0-
   Provision for depreciation                   780                   12  (2)                  792
   Other operating expenses                   1,105                  968  (2)                2,073
                                            -------               ------                   -------

   Total expenses                             9,800                 (281)                    9,519
                                            -------               ------                   -------
   Net income                               $ 9,502               $  281                   $ 9,783
                                            =======               ======                   =======

 Average number of shares
    outstanding                              11,647                                         11,929
                                            =======                                        =======

 Net income per share                       $   .82                                        $   .82
                                            =======                                        =======

See notes to unaudited pro forma condensed financial information

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                            HEALTH CARE REIT, INC.
                         YEAR ENDED DECEMBER 31, 1994


                                            COMPANY                PRO FORMA         COMPANY
                                           HISTORICAL             ADJUSTMENTS       PRO FORMA
                                           ----------             -----------       ---------
                                               (In thousands, except per share amounts)
Revenues:
  Revenues related to investments          $42,545                $                   $42,545
  Interest and other income                    187                                        187
                                           -------                ------              -------

  Total Revenues                            42,732                                     42,732

Expenses:
  Interest Expense                           9,684                                      9,684
  Loan expense                                 638                                        638
  Management fees                            3,087                (3,087) (2)             -0-
  Provision for depreciation                 1,385                    21  (2)           1,406
  Provision for losses                       1,000                                      1,000
  Other operating expenses                   1,985                 1,731  (2)           3,716
                                           -------                ------              -------

  Total Expenses                            17,779                (1,335)              16,444
                                           -------                ------              -------

  Net Income                               $24,953                $1,335              $26,288
                                           =======                ======              =======

Average number of shares
  outstanding                               11,519                                     11,802
                                           =======                                    =======

Net income per share                       $  2.17                                    $  2.23
                                           =======                                    =======

See notes to unaudited pro forma condensed financial information

                         NOTES TO UNAUDITED PRO FORMA
                       CONDENSED FINANCIAL INFORMATION


(1) Issuance of 282,407 shares of the Company's common stock at estimated fair value in exchange for 100% of the Management Company's common stock issued and outstanding at June 30, 1995. This transaction will be accounted for as a settlement of the management contract with the Management Company. The estimated fair value of the Company's common stock issued, less the value of net tangible assets received from the Management Company, will be recorded as net settlement expense upon consummation. Out-of-pocket expenses will be recorded as net settlement expense as incurred.

(2) Elimination of the management fees paid by the Company to the Management Company and recording of expenses incurred by the Management Company and expected to be incurred by the Company as if the conversion to self-administration was effective January 1, 1994.

(3) The estimated net settlement expenses of $5,911,000 have not been reflected in the unaudited pro forma condensed statement of income, but have been relected as a reduction of shareholders' equity in the unaudited pro forma condensed balance sheet.

DESCRIPTION OF THE REVISED MERGER AGREEMENT

  Subsequent to the negotiation of the Terms Outline and the revised terms of the transaction and after consultations with their respective legal and financial advisors, the Company, the Management Company and the Management Company Shareholders entered into the Original Merger Agreement on May 10, 1995 and the Revised Merger Agreement effective as of September 5, 1995. The closing of the Revised Merger Agreement and the transactions contemplated in connection therewith is subject to approval by the Company's stockholders at the Annual Meeting. THE DESCRIPTION OF THE MERGER AGREEMENT SET FORTH BELOW DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE REVISED MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX I TO THIS PROXY STATEMENT AND INCORPORATED HEREIN BY REFERENCE.

  Effect of the Merger. Subject to the terms and conditions of the Revised Merger Agreement, the Management Company will merge with and into the Company (the "Merger") upon the closing (the "Closing") of the transactions contemplated in the Revised Merger Agreement (currently scheduled for November 30, 1995), and the Company will become a self-administered real estate investment trust. At the Closing, promptly following the satisfaction or waiver of the conditions to the Merger, the parties will file certificates of merger with the Secretaries of State of the States of Delaware and, if required, Ohio, at which time the Merger shall be effective (the "Effective Time"). The separate corporate existence of the Management Company will then cease, and the internal corporate affairs of the Company (the "Surviving Corporation") will continue to be governed by the laws of the State of Delaware. The certificate of incorporation and, except as discussed in "Amendment to the By-Laws" below the By-Laws of the Company will continue to be the certificate of incorporation and By-Laws of the Surviving Corporation. The directors of the Company in office as of the Effective Time will remain the directors of the Surviving Corporation. The officers of the Company in office as of the Effective time will remain the officers of the Surviving Corporation.

 Conversion of Management Company Shares. At the Effective Time, all of the issued and outstanding shares of common stock of the Management Company (the "Management Company Shares") will be converted into 282,407 shares (the "Company Shares") of the common stock of the Company, $1.00 par value per share (the "Common Stock"). At the Closing, the Company will deliver to each of the Management Company Shareholders a certificate representing that number of Company Shares into which such Management Company Shareholder's Management Company Shares were converted.

  Fractional Shares. No fractional shares of Common Stock will be issued in the Merger. In lieu thereof, the Company will pay cash based on the nominal per share sales price of the Company Shares to any Management Company Shareholder otherwise entitled to a fractional share.

  Restricted Shares. The Company Shares issued to the Management Company Shareholders in connection with the Merger will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). As such, these shares will be "restricted securities" as that term is defined by Rule 144 under the Securities Act. There is no agreement between the Company and the Management Company Shareholders with respect to future registration of such shares for sale to the public.

  Representations and Warranties. The Revised Merger Agreement includes various customary representations and warranties (which representations and warranties shall survive for the longer of five years or the period of any applicable statute of limitations) of the Management Company and the Management Company Shareholders as to, among other things: (i) the corporate organization, standing and power of the Management Company to enter into the Merger and the transactions in connection therewith; (ii) the Management Company's capitalization; (iii) authorization of the Merger by the Management Company and the Management Company Shareholders; (iv) the Revised Merger Agreement's noncontravention of any law or governmental order, any charter or bylaw provision, or any contract or other agreement; (v) compliance with laws; (vi) ownership and title or license to tangible and intangible property and assets owned or used by the Management Company; (vii) the Management Company's financial statements; (viii) pending or threatened litigation; (ix) lack of undisclosed liabilities of the Management Company; (x) payment of taxes; (xi) certain contracts and leases of the Management Company; (xii) existence of insurance; (xiii) certain matters with respect to employees and employee benefits; and (xiv) disclosure of affiliated business relationships. In addition, the Revised Merger Agreement includes various customary representations and warranties by each of the Management Company Shareholders as to, among other things: (i) authority of such Management Company Shareholder to enter into the transactions contemplated by the Revised Merger Agreement;
(ii) noncontravention of any agreement to which such Management Company Shareholder is a party; (iii) title to shares of common stock of the Management Company held by such Management Company Shareholder; (iv) certain matters with respect to federal and state securities laws; and (v) lack of intention to dispose of Company Shares received in the Merger above a certain amount.

  The Revised Merger Agreement also includes various customary representations and warranties (which representations and warranties shall survive for the longer of five years or the period of any applicable statute of limitations) of the Company as to, among other things: (i) the corporate organization, standing and power of the Management Company to enter into the Merger and the transactions in connection therewith; (ii) the Company's capitalization; (iii) authorization of the Merger by the

Company; (iv) the Revised Merger Agreement's noncontravention of any law or governmental order, any charter or bylaw provision, or any contract or other agreement; (v) compliance with laws; and (vi) intention to continue the historic business of the Management Company.

  Pre-Closing Covenants. The Revised Merger Agreement contains covenants of the Management Company, applicable with respect to the period of time from and after the execution of the Revised Merger Agreement, which provide that the Management Company will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business, including but not limited to certain specified practices, actions and transactions. The Revised Merger Agreement also contains additional pre-Closing covenants which provide, among other things, that: (i) the parties will use reasonable best efforts to take such actions as are necessary and proper to consummate the Merger and the transactions in connection therewith; (ii) the Management Company will give necessary notices and seek those third party consents requested by the Company to be given or obtained; (iii) the parties will take certain actions necessary in order to comply with the federal and state securities laws; (iv) the Company will use its reasonable best efforts to cause its shareholders to consider and vote upon adoption of the Merger (provided that no officer or director of the Company will be required to violate any fiduciary duty or other requirement imposed by law in connection with the foregoing); (v) the parties will provide each other with full access to certain information about each other and keep such information confidential; and (vi) the parties will notify each other of certain material adverse developments.

  Further Agreements and Covenants. The Revised Merger Agreement contains further agreements and covenants, applicable with respect to the period of time from and after the Effective Time, which provide, among other things, that: (i) the Company will continue the historic business line of the Management Company;
(ii) the share certificates received by the Management Company Shareholders in the Merger will bear a restrictive legend; (iii) the Company will use reasonable best efforts to cause the Company Shares issued to the Management Company Shareholders in the Merger to be listed for trading on the New York Stock Exchange; (iv) the Company will pay Management Company Shareholders as soon as practicable after the Closing the management fee payable under the Agreement prior to Closing, less expenses payable for such month by the Management Company (it being understood that for purposes of calculating such management fee payable through the Closing, any charge against earnings recorded by the Company in connection with the termination of the Management Agreement shall have no effect); (v) the Company and the Management Company Shareholders will negotiate in good faith reasonable terms under which the Company will provide FTC with certain management, office and support services at a cost comparable to the cost of such services if provided by an unaffiliated third party (provided that the Company will not be obligated to provide any such service after May 14, 1996); and (vi) the parties will waive any requirement in the Management Agreement that an independent appraisal of any asset being transferred in the Merger be obtained.

  Conditions to Closing. The obligation of the Company to consummate the Merger is subject to the satisfaction or waiver of certain conditions, including the following: (i) the Management Company having procured certain third party consents; (ii) the material accuracy of the Management Company's and each Management Company Shareholder's representations and warranties; (iii) compliance by the Management Company and each Management Company Shareholder with the applicable pre-closing covenants; (iv) delivery by the Management Company and the Management Company Shareholders of a customary closing certificate; (v) approval of the Revised Merger Agreement and the Merger by the Company's stockholders; (vi) the delivery by Alex. Brown of the Fairness Opinion (discussed above); and (vii) lack of any circumstance which would jeopardize the Company's REIT status under the Internal Revenue Code.

  The obligation of the Management Company and the Management Company Shareholders to consummate the Merger is also subject to the satisfaction or waiver of certain conditions, including the following: (i) the material accuracy of the Company's representations and warranties; (ii) compliance by the Company with its pre-closing covenants; (iii) delivery by the Company of a customary closing certificate; and (iv) the receipt of an opinion of corporate counsel to the Company. In addition to the foregoing, the respective obligations of all parties to consummate the Merger are subject to the satisfaction or mutual waiver of the following conditions: (i) the execution and effectiveness of the employment and/or consulting and non-compete agreements between the Company and Messrs. Wolfe and Thompson (discussed above); (ii) no proceeding shall be pending or threatened which would prevent consummation of the Merger, result in rescission of the transactions contemplated by the Revised Merger Agreement, cause a party to become liable for material damages, or affect the ability of the Surviving Corporation to continue the business of the Management Company; (iii) necessary governmental approvals, if any, shall have been obtained; and (iv) certain other customary conditions shall have been satisfied.

  Termination.  The Revised Merger Agreement may be terminated as follows:
(i) by mutual written consent of the parties prior to the Effective
Time; (ii) by either the Company or the Management Company (or either Management Company Shareholder) by giving written notice at any time prior to the Effective Time if (A) any other party shall have breached any material representation, warranty, or covenant contained in the Revised Merger Agreement in any material respect and such breach has continued without cure, following notice thereof, for a period of 30 days (or such longer period as is reasonably required to cure such breach) or (B) the Closing shall not have occurred on or before December 31, 1995, by reason of the failure to occur of any condition precedent to a party's obligation to consummate the Merger (unless such failure is caused by such party's having breached any of its own representations, warranties or covenants); and (iii) by any party in the event the Merger fails to receive the approval of the Company's stockholders.

  Amendments and Waivers. The parties to the Revised Merger Agreement may mutually amend any provision of the Revised Merger Agreement at any time prior to the Effective Time. However, any amendment effected subsequent to approval of the Merger by the Company's stockholders is subject to the restrictions contained in the General Corporation Law of the State of Delaware. Any amendment to the Revised Merger Agreement must be in writing and signed by all parties thereto.

  Indemnification. The Revised Merger Agreement provides that the Management Company Shareholders shall indemnify the Company from and against any and all losses incurred by the Company arising out of the following: (i) the untruth of any representation or breach of any warranty of the Management Company or the Management Company Shareholders contained in the Revised Merger Agreement (provided that a loss resulting from such an untruth or breach relating only to one individual Management Company Shareholder shall be the responsibility only of such Management Company Shareholder); (ii) the breach of any covenant, agreement or other provision contained in or pursuant to the Revised Merger Agreement which is to be performed by the Management Company or the Management Company Shareholders; and (iii) liabilities of the Management Company other than liabilities (x) reflected on the Management Company's financial statements delivered to the Company pursuant to the Revised Merger Agreement, (y) arising between the date of such financial statements and the Closing in the ordinary course of business, and (z) otherwise specifically disclosed to the Company by the Management Company and the Management Company Shareholders in the disclosure schedules to the Revised Merger Agreement; PROVIDED, HOWEVER, that any indemnification of losses incurred pursuant to clause (i) shall be payable only after such losses aggregate $50,000, and then for all such losses.

  The Revised Merger Agreement also provides that the Company shall indemnify the Management Company Shareholders from and against any and all losses incurred by either of the Management Company Shareholders arising out of the following: (i) the untruth of any representation or breach of any warranty of the Company contained in the Revised Merger Agreement; (ii) the breach of any covenant, agreement or other provision contained in or pursuant to the Revised Merger Agreement which is to be performed by the Company; and (iii) liabilities of the Management Company (x) reflected on the Management Company's financial statements delivered to the Company pursuant to the Revised Merger Agreement,
(y) arising between the date of such financial statements and the Closing in the ordinary course of business, and (z) otherwise specifically disclosed to the Company by the Management Company and the Management Company Shareholders in the disclosure schedules to the Revised Merger Agreement.

  Expenses. All parties to the Revised Merger Agreement will bear their own costs and expenses (including legal fees and expenses) incurred in connection with the Revised Merger Agreement and the transactions contemplated thereby, provided that all expenses of the Management Company will be paid by the Management Company Shareholders and not the Management Company.

  Accounting Treatment. The Merger will be accounted for as a settlement of a contract, and the value of the Company Shares will be expensed in the period in which issued by the Company.

  Certain Federal Tax Matters. The Merger has been structured to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, primarily for the benefit of the Management Company Shareholders. If the Merger is subsequently determined by the Internal Revenue Service to be a taxable transaction, there would be no adverse tax impact on the Company.

   To qualify as a REIT, the Company may not have earnings and profits accumulated in any non-REIT year. Under applicable Treasury Regulations, this requirement applies to any earnings and profits succeeded to by the Company in a reorganization. The predecessor to the Management Company was a C corporation for a period of two years. The predecessor to the Management Company had an accumulated deficit in earnings and profits during that period. Consequently, the Merger will not have any impact on the ability of the Company to retain its REIT status or require the Company to make a distribution of C corporation earnings and profits.

  Amendment to the By-Laws. Numerous Articles and Sections of the Company's By-Laws include references to the Management Company. If Proposal 1 is adopted by the Stockholders and the Company becomes self-administered, the provisions in the By-Laws that govern the relationship between the Company and the Management Company will no longer be necessary and all such references shall be deleted.

  Approval of Merger. The affirmative vote of a majority of the shares of Common Stock of the Company present, or represented, and entitled to vote at the Annual Meeting is necessary for approval of the Merger, provided that the total vote cast on the Merger represents a majority of all of the shares of Common Stock entitled to vote on the Merger. THE BOARD OF DIRECTORS (EXCLUDING MESSRS. THOMPSON AND WOLFE, WHO ABSTAINED AND MR. CHOPIVSKY WHO WAS ABSENT) HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

                    PROPOSAL 2 - APPROVAL OF THE 1995 STOCK
                                 INCENTIVE PLAN

  The Board adopted the Health Care REIT, Inc. 1995 Stock Incentive Plan (the "Stock Incentive Plan") on May 8, 1995, subject to approval by the stockholders of the Company at the Annual Meeting.

  The purpose of the Stock Incentive Plan is to enable the Company to attract and retain officers and key employees and provide them with appropriate incentives and rewards for superior performance. The Stock Incentive Plan affords the Incentive Stock Option Committee of the Board, the equivalent of a compensation committee (the "ISO Committee"), which has been authorized by the Board to administer the Stock Incentive Plan, the flexibility to respond to changes in the competitive and legal environments, thereby protecting and enhancing the Company's current and future ability to attract and retain officers and key employees.

  The Stock Incentive Plan authorizes the granting of options to purchase shares of Common Stock ("Options"), stock appreciation rights ("SARs"), dividend equivalent rights ("Dividend Equivalent Rights"), restricted shares ("Restricted Shares") and performance shares ("Performance Shares"). The terms applicable to these various types of awards, including those terms that may be established by the ISO Committee when making or administering particular awards, are set forth in detail in the Stock Incentive Plan.

SUMMARY OF THE STOCK INCENTIVE PLAN

  THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE STOCK INCENTIVE PLAN IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE STOCK INCENTIVE PLAN, WHICH IS ATTACHED HERETO AS APPENDIX II.

  Shares Available Under the Stock Incentive Plan. The number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the Stock Incentive Plan shall not in the aggregate exceed 600,000 shares, which may be original issue shares, treasury shares, or a combination thereof. As described below under the heading "Adjustments," this maximum number of shares is subject to adjustment to reflect stock splits, stock dividends or similar transactions affecting the Common Stock.

  Eligibility. Officers, including officers who are members of the Board of Directors, and other key salaried employees of the Company may be selected by the Committee to receive benefits under the Stock Incentive Plan. Currently, five officers of the Company are eligible to participate in the Stock Incentive Plan.

  Options. The Committee may grant a participating employee Incentive Stock Options (defined below) that entitle the employee to purchase a specified number of shares of Common Stock at a price equal to or greater than market value on the date of grant. The option price payable for shares covered by other Options shall be determined by the Committee. No participant shall be granted Options for more than 600,000 shares during any one calendar year.
The market value of a share of Common Stock was $17.875 on August 25, 1995, which was the closing price of the Common Stock on the New York Stock Exchange on that date. The option price is payable at the time of exercise (i) in cash,
(ii) by the transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that are already owned by the employee, (iii) with a promissory note for part of the option price, or (iv) by any combination of the foregoing methods of payment. Any grant may provide for payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates. Any grant may provide for automatic grant of reload option rights upon the exercise of Options by delivery of shares of Common Stock; provided, however, that the term of any reload option right shall not extend beyond the term of the Options originally exercised.

  Options granted under the Stock Incentive Plan may be Options that are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code or Options that are not intended to so qualify ("Nonstatutory Options"). Any grant may provide for the payment of dividend equivalent rights.

  No Options may be exercised more than ten years from the date of grant. Each employee's stock option agreement must specify the period of continuous employment with the Company that is necessary before the Option will become exercisable. Stock option agreements may provide for the earlier exercise of the Option in the event of a change in control of the Company or other similar event. Successive grants may be made to the same employee regardless of whether Options previously granted to him or her remain unexercised.

  Dividend Equivalent Rights. An employee with Options may, in the discretion of the Committee, be granted the right to deferred payments based on those dividends that would have been paid on the shares of Common Stock for which the employee holds unexercised Options. The employee's unfunded bookkeeping account will be credited with hypothetical dividend shares for each cash dividend on Common Stock that is paid during the time between when the Option was granted and when it is exercised. The amount credited will be calculated by (i) multiplying the dividend declared on each share of Common Stock by the number of shares of Common Stock for which the employee held outstanding and unexercised Options on the record date of such dividends, plus the number of hypothetical shares credited on prior dividend record dates, and then (ii) dividing that figure by the fair market value of a share of Common Stock on the record date. The Plan provides for similar credits for stock dividends. At the time the related Option is exercised, the employee will be entitled to receive a benefit based on the value of the hypothetical shares he has accumulated, payable either in cash or as shares of Company Stock, at the Committee's discretion. Upon expiration of Options, all rights and claims to dividend equivalent rights allocable thereto will be terminated.

  SARs. Stock appreciation rights granted under the Stock Incentive Plan may be in tandem with Options. An SAR represents the right to receive from the Company the difference (the "Spread"), or a percentage thereof not in excess of 100 percent, between the option price of the related Option and the market value of the Common Stock on the date of exercise of the SAR. SARs may only be exercised at a time when the related Option is exercisable and the Spread is positive, and the exercise requires the surrender of the related Option for cancellation. Any grant of an SAR may specify that the amount payable by the Company upon exercise may be paid in cash, Common Stock or a combination thereof, and may either grant to the employee or retain in the Committee the right to elect among those alternatives.

  Restricted Stock. An award of shares of Restricted Stock involves the immediate transfer by the Company to a participating employee of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The employee is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration, or for payment of an amount that is less than the market value of the shares on the date of grant, as the Committee may determine.

  Shares of Restricted Stock must be subject to a "substantial risk of forfeiture" for a period to be determined by the Committee. An example would be a provision that the employee's Restricted Stock would be forfeited if he or she ceased to serve the Company as an officer at any time before the end of a specified period of years. In order to enforce these forfeiture provisions, the transferability of Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. The Committee may also condition the vesting of the Restricted Stock on the achievement of specified performance objectives ("Management Objectives"). The ISO Committee may provide for the forfeiture provisions to lapse in the event of a change in control of the Company or other similar event.

  Performance Shares. A Performance Share is the equivalent of one share of Common Stock. A participating employee may be granted any number of Performance Shares. The employee will be given one or more Management Objectives to meet within a specified period (the "Performance Period"). Maximum or minimum level of acceptable achievement for each Management Objective will be established by the Committee. If, by the end of the Performance Period the specified Management Objectives have been satisfied, the employee will be deemed to have fully earned the Performance Shares. If the Management Objectives have not been satisfied in full but predetermined minimum level of acceptable achievement has been attained or exceeded, the employee will be deemed to have partly earned the Performance Shares in accordance with a predetermined formula. To the extent earned, the Performance Shares will be paid to the employee at the time and in the manner determined by the Committee in cash or in shares of Common Stock or any combination thereof. The specified Performance Period may be subject to earlier termination in the event of a change in control of the Company or other similar event.

  Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of a department or function within the Company or with respect to which the employee provides services. The Committee may adjust any Management Objectives and the related minimum level of acceptable achievement if, in its judgment, transactions or events have occurred after the date of grant that are unrelated to the employee's performance and result in distortion of the Management Objectives or the related minimum level of acceptable achievement.

  Transferability. No Option, SAR or other award under the Plan is transferable by a participant except by will or the laws of descent and distribution. Options may not be exercised during a participant's lifetime except by the participant or, in the event of the participant's incapacity, by the participant's guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision.

  Adjustments. The maximum number of shares that may be issued or transferred under the Stock Incentive Plan, the number of shares covered by outstanding Options or SARs and the option prices or base prices per share applicable thereto, and the number of shares covered by outstanding grants of Dividend Equivalent Rights or Performance Shares, are subject to adjustment in the event of changes in the outstanding Common Stock resulting from stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, the issuance of additional shares (including private placements), issuances of rights or warrants, and similar transactions or events.

  Administration and Amendments. The Stock Incentive Plan will be administered by the Committee. The Committee consists of at least two nonemployee directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with its administration of the Stock Incentive Plan, the Committee is authorized to interpret the Stock Incentive Plan and related agreements and other documents. The Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the Stock Incentive Plan.

  The Stock Incentive Plan may be amended from time to time by the Board of Directors. Further approval by the stockholders of the Company will be required for any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards, (ii) materially increase the benefits that may accrue to any participant, except adjusted as discussed above, or (iii) otherwise cause Rule 16b-3 under the Exchange Act to cease to be applicable to the Stock Incentive Plan.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain of the federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws currently in effect. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

  Nonstatutory Options. In general: (i) an employee will not recognize taxable income at the time he or she is granted Nonstatutory Options; (ii) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the employee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares; and
(iii) at the time of sale of shares acquired pursuant to the exercise of a Nonstatutory Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  Incentive Stock Options. No income generally will be recognized by an employee upon either the grant or the exercise of an Incentive Stock Option.
If the shares of Common Stock issued to an employee pursuant to the exercise of an Incentive Stock Option and the shares are not sold or otherwise transferred by the employee within two years after the date of grant or within one year after the transfer of the shares to the employee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the employee as long-term capital gain and any loss sustained will be a long-term capital loss.

  If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of before the expiration of one-year or two- year holding periods described above, including where the employee pays the option price through a so-called cashless exercise, the employee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the employee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

  SARs. No income will be recognized by a participating employee in connection with the grant of an SAR. When the SARs are exercised, the employee normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any nonrestricted shares of Common Stock, received pursuant to the exercise.

  Restricted Shares. A participating employee granted shares of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock, reduced by any amount paid for the shares by the employee, at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer. However, an employee may elect under
Section 83(b) of the Code, within 30 days of the date of transfer of the shares, to instead recognize taxable ordinary income at the time the shares are transferred to him equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election is not made, any dividends paid to the employee with respect to

Restricted Shares that are still subject to a risk of forfeiture or transfer restrictions generally will be treated as a compensation that is taxable as ordinary income to the employee.

  Performance Shares. An employee generally will not recognize taxable income upon the grant of Performance Shares. Upon payment in respect of Performance Shares once the Management Objectives have been satisfied, the employee generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received or the fair market value of the shares of Common Stock received.

  Change in Control. In the event of a pending or threatened change of control, as defined in the Plan, the Committee may take any one of a number of actions, including but not limited to, accelerating exercise dates, determining that certain conditions have been met, granting cash bonus awards, paying cash in exchange for cancelling awards, options, or rights, and making other adjustments as they deem necessary.

  Tax Consequences to the Company. To the extent that a participating employee recognizes ordinary income in the circumstances described above, the Company will generally be entitled to a corresponding federal income tax deduction provided that, among other things, (i) the income meets the test of reasonableness, and is an ordinary and necessary business expense; (ii) the benefits do not constitute an "excess parachute payment" within the meaning of
Section 280G of the Code; and (iii) the deduction is not disallowed because the compensation paid to the employee during the period exceeds the $1 million limitation on executive compensation of named executive officers.

NEW PLAN BENEFITS

  Subsequent to the Board of Directors' approval of the Stock Incentive Plan, the Committee, acting by written consent, granted nonstatutory options to purchase shares of Common Stock of the Company to certain officers and key employees of the Company listed below, subject to stockholder approval of the Merger. Such nonstatutory options were granted at the price of $17.875 per share and, except for acceleration due to death, disability or change of control, are subject to a five-year vesting schedule, vesting 20% each year beginning on August 28, 1995.

                                Shares of Common Stock
   Name and                     Subject to Nonstatutory
   Position                         Option Grants
   --------                     -----------------------
  Bruce G. Thompson
     Chairman and Chief Executive
     Officer                              0

  Frederic D. Wolfe
     President                            0

  George L. Chapman
     Executive Vice President          100,000
     and General Counsel

  Raymond W. Braun
     Vice President                     50,000
     and Assistant General Counsel

  Erin C. Ibele
     Vice President                     22,000
     and Corporate Secretary

  Robert J. Pruger
     Chief Financial Officer            15,000

  Executive Officers
     As a Group                        187,000

  Non-Executive Officers
     As a Group                           0

  Other Employees
     As a Group                         25,000

APPROVAL

   The affirmative vote of a majority of the shares of Common Stock of the Company present, or represented, and entitled to vote at the Annual Meeting is necessary for approval of the Stock Incentive Plan. The Board believes that the approval of the Stock Incentive Plan is in the best interests of the Company and the stockholders because the Stock Incentive Plan will enable the Company to provide competitive equity incentives to officers and key salaried employees to enhance the profitability of the Company and increase stockholder value. THE BOARD OF DIRECTORS (EXCLUDING MR. CHOPIVSKY WHO WAS ABSENT) HAS UNANIMOUSLY APPROVED THE STOCK INCENTIVE PLAN AND RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" APPROVAL OF THE STOCK INCENTIVE PLAN.

                    PROPOSAL 3 - ELECTION OF THREE DIRECTORS

  The By-Laws provide for nine Directors and divide them into three classes:
Class I, Class II, and Class III. The Directors are elected for a three-year term or until the election and qualification of their respective successors. It is intended by Management that proxies received will be voted to elect the three Directors named below to serve for a three-year term until their respective successors are elected and have qualified or until their earlier resignation or removal.

  Should any nominee decline or be unable to accept such nomination to serve as a Director, events which Management does not now expect, the proxies reserve the right to substitute another person as a Management nominee, or to reduce the number of Management nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than three Directors.

CLASS I:  DIRECTORS TO BE ELECTED (1)
                                                                           Director        Board Committee
               Name                  Age     Principal Occupation (2)       Since             Membership
               ----                  ---     ------------------------      -------          --------------

 Richard C. Glowacki                  62    President of The Danberry        1981     Audit, Executive,
                                            Management Company (real                  Incentive Stock
                                            estate brokerage and                      Option, Nominating,
                                            investment activities)                    Planning and Special
                                                                                      Committees
 Bruce G. Thompson                    66    Chairman and Chief               1971     Executive, Investment
                                            Executive Officer of the                  and Planning
                                            Company; 1994-Present                     Committees
                                            President and Director of
                                            First Toledo Advisory
                                            Company (Manager of the
                                            Company); President and
                                            Director of First Toledo
                                            Corporation (affiliate of
                                            the Company); Director of
                                            WT Management Company
                                            (affiliate of the Company);
                                            Director of Kingston
                                            HealthCare Company,
                                            formerly WTR Corp
                                            (affiliate of the Company);
                                            Director of Society
                                            National Bank, Toledo
                                            (commercial bank); Director
                                            of The Douglas Company
                                            (general contractor); and
                                            Director of Arbor Health
                                            Care Company (developer and
                                            operator of nursing homes;
                                            public company)

 Richard A. Unverferth                72    Chairman of Unverferth           1971     Audit, Executive,
                                            Manufacturing Company, Inc.               Incentive Stock
                                            (agricultural equipment                   Option, Investment,
                                            manufacturer); and Chairman               Nominating, Planning
                                            of the Board of H.C.F.,                   and Special Committees
                                            Inc. (operator of a nursing
                                            home chain)

CLASS II:  DIRECTORS WHOSE TERMS CONTINUE (1)
                                                                          Director        Board Committee
               Name                  Age     Principal Occupation (2)      Since            Membership
               ----                  ---     ------------------------     --------        ---------------
 George Chopivsky, Jr.                48    Chairman of United               1984     Investment, Nominating
                                            Psychiatric Corporation                   and Planning
                                            (psychiatric hospitals);                  Committees
                                            and Director of Franklin
                                            National Bank (commercial
                                            bank)

 Bruce Douglas                        62    Chairman of the Board of         1975      Investment and
                                            The Douglas Company                        Planning Committees
                                            (general contractor)

 Frederic D. Wolfe                    65    President of the Company         1971     Executive, Investment
                                            until September 1995;                     and Planning
                                            1994-Present Chairman of                  Committees
                                            the Board and Director of
                                            First Toledo Advisory
                                            Company (Manager of the
                                            Company); Chairman of the
                                            Board and Director of First
                                            Toledo Corporation
                                            (affiliate of the Company);
                                            Director of WT Management
                                            Company (affiliate of the
                                            Company); Director of
                                            Kingston HealthCare
                                            Company, formerly WTR Corp
                                            (affiliate of the Company);
                                            and Director of National
                                            City Bank, Northwest
                                            (commercial bank)

CLASS III:  DIRECTORS WHOSE TERMS CONTINUE (1)
                                                                          Director        Board Committee
               Name                  Age     Principal Occupation (2)      Since            Membership
               ----                  ---     ------------------------     -------         ---------------
 Pier C. Borra                        55    Chairman, President and          1991     Incentive Stock
                                            Chief Executive Officer of                Option, Investment,
                                            Arbor Health Care Company                 Planning and Special
                                            (developer and operator of                Committees
                                            nursing homes; public company)

                                                                           Director        Board Committee
               Name                  Age     Principal Occupation (2)       Since            Membership
               ----                  ---     ------------------------      -------         ---------------
 George L. Chapman                    48    September 1995-Present           1994      Investment and
                                            President of the Company;                  Planning Committees
                                            January 1992-September 1995
                                            Executive Vice President
                                            and General Counsel of the
                                            Company; 1994-Present
                                            Executive Vice President
                                            and General Counsel of
                                            First Toledo Advisory
                                            Company (Manager of the
                                            Company); Executive Vice
                                            President and General
                                            Counsel of First Toledo
                                            Corporation (affiliate of
                                            the Company); and prior to
                                            January 1992, Attorney-at-
                                            Law, Shumaker, Loop &
                                            Kendrick (law firm)

 Sharon M. Oster                      47    Professor of Management,         1994     Planning Committee
                                            Yale School of Management,
                                            Yale University; and
                                            Director of Aristotle
                                            Corporation (public company)

_______________

(1) The terms of Messrs. Glowacki, Thompson and Unverferth expire in 1995. The terms of Messrs. Chopivsky, Douglas and Wolfe expire in 1996. The terms of Messrs. Borra and Chapman and Ms. Oster expire in 1997.

(2) Unless otherwise noted, each person has had the same principal occupation and employment during the last five years.

  THE BOARD OF DIRECTORS (EXCEPT MR. CHOPIVSKY WHO WAS ABSENT) UNANIMOUSLY RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES. The nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

                              BOARD AND COMMITTEES

  The Board met five times during the year ended December 31, 1994. The Board has appointed standing Audit, Executive, Incentive Stock Option, Investment, Nominating and Planning Committees to assist it in the discharge of responsibilities. In July 1994, the Board appointed the Special Committee discussed below. In 1994, each incumbent Director attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served.

  The Audit Committee met once during the year ended December 31, 1994. The purpose of the Audit Committee is to review the external audit function and the operations of the principal accounting officer of the Company to make recommendations to the Board with respect thereto and with respect to the formulation and development of the auditing policies of the Company. The Audit Committee may also make recommendations to the Board with respect to the selection of the independent auditing firm to audit the Company's records.

  The function of the Executive Committee is to exercise all the powers of the Board (except any powers specifically reserved to the Board) during intervals between meetings of the Board.

  The Company does not have a standing compensation committee since the officers of the Company are principally employed and compensated by the Management Company. To the extent the officers of the Company are compensated by the Company, the Board considers the Incentive Stock Option Committee to be the functional equivalent of a Compensation Committee. The Incentive Stock Option Committee, which met once during 1994, has the authority to determine which officers and key employees of the Company will receive option awards under the Company's 1985 Incentive Stock Option Plan and the terms of such awards. In connection with the proposal to become self-administered, it is anticipated that the name of the Incentive Stock Option Committee will be changed to the "Compensation Committee."

  The Investment Committee met eight times during the year ended December 31, 1994.




  The function of the Nominating Committee, which did not meet during the year ended December 31, 1994, is to select and recommend to the full Board nominees for election as Directors. The Committee may, in its discretion, consider nominees proposed by stockholders of the Company for the 1996 Annual Meeting of Stockholders, provided such recommendations are in writing, contain a description of the nominee's qualifications and his consent to serve, and are received by the Company by December 28, 1995.


  On July 19, 1994, the Board of the Company appointed a special committee consisting of Messrs. Borra, Glowacki and Unverferth (the "Special Committee") to inquire into, consider and evaluate a possible merger with the Management Company. The Special Committee met four times during the year ended December 31, 1994.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  The following table sets forth as of June 30, 1995, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares by each person who is a Director of the Company, a nominee for the Board and by the Directors and officers of the Company as a group. The

Company's Management is not aware of any person who, as of December 31, 1994, was the beneficial owner of more than 5% of the outstanding shares of the Company.

                                                     SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
                                                             Amount and Nature of Beneficial
                                                                Ownership of Common Stock                Percent
                            Name of Beneficial Owner              as of January 31, 1995                of Class
                            ------------------------              ----------------------                --------
                           Pier C. Borra                 Sole voting power                 0               N/A
                                                         Shared voting power               0               N/A
                                                         Sole investment power             0               N/A
                                                         Shared investment power       5,140               .04
                                                         -----------------------------------------------------
                                                         Total                         5,140               .04

                           George L. Chapman             Sole voting power            22,459(1)            .19
                                                         Shared voting power               0               N/A
                                                         Sole investment power        22,459(1)            .19
                                                         Shared investment power           0               N/A
                                                         -----------------------------------------------------
                                                         Total                        22,459               .19

                           George Chopivsky, Jr.         Sole voting power             3,076               .03
                                                         Shared voting power               0               N/A
                                                         Sole investment power         3,076               .03
                                                         Shared investment power           0               N/A
                                                         -----------------------------------------------------
                                                         Total                         3,076               .03

                           Bruce Douglas                 Sole voting power            36,976               .31
                                                         Shared voting power               0               N/A
                                                         Sole investment power        36,976               .31
                                                         Shared investment power           0               N/A
                                                         -----------------------------------------------------
                                                         Total                        36,976               .31

                           Richard C. Glowacki           Sole voting power            16,202               .14
                                                         Shared voting power               0               N/A
                                                         Sole investment power        16,202               .14
                                                         Shared investment power           0               N/A
                                                         -----------------------------------------------------
                                                         Total                        16,202               .14

                           Sharon M. Oster               Sole voting power               100               .00
                                                         Shared voting power               0               N/A
                                                         Sole investment power           100               .00
                                                         Shared investment power           0               N/A
                                                         -----------------------------------------------------
                                                         Total                           100               .00

                           Bruce G. Thompson             Sole voting power            61,809(1)            .52
                                                         Shared voting power               0               N/A
                                                         Sole investment power        61,809(1)            .52
                                                         Shared investment power         636               .01
                                                         -----------------------------------------------------
                                                         Total                        62,445               .53

                           Richard A. Unverferth         Sole voting power                 0               N/A
                                                         Shared voting power               0               N/A
                                                         Sole investment power             0               N/A
                                                         Shared investment power       3,816               .03
                                                         -----------------------------------------------------
                                                         Total                         3,816               .03

                           Frederic D. Wolfe             Sole voting power           111,623(1)            .95
                                                         Shared voting power          35,075               .30
                                                         Sole investment power       111,623(1)            .95
                                                         Shared investment power      35,075               .30
                                                         -----------------------------------------------------
                                                         Total                       146,698              1.25

                           All Directors and Officers    Sole voting power           321,852(2)           2.72
                             as a group (12 persons)     Shared voting power          35,075               .30
                                                         Sole investment power       321,852(2)           2.72
                                                         Shared investment power      44,667               .38
                                                         -----------------------------------------------------
                                                         Total                       366,519              3.10

-------------

(1) Includes shares not actually owned by such individuals as of June 30, 1995, but of which beneficial ownership could be acquired currently by such individuals upon the exercise of outstanding options.

(2) Includes an aggregate of 115,669 shares not actually owned by such Directors and officers as of June 30, 1995, but of which beneficial ownership could be acquired currently by such Directors and officers upon the exercise of outstanding options.

EXECUTIVE OFFICERS OF THE COMPANY

  The following information is furnished as to the Executive Officers of the Company, each of whom has a term of office of one year or until their successors are chosen and qualified or until their earlier resignation or removal:


                                                                                      Year Appointed
            Name             Age           Office and Business Experience           Executive Officer
            ----             ---           ------------------------------           -----------------
 Bruce G. Thompson             66   Chairman and Chief Executive Officer of the            1971
                                    Company; JUNE 1994-PRESENT President and
                                    Director of First Toledo Advisory Company
                                    (Manager of the Company); President and
                                    Director of First Toledo Corporation
                                    (affiliate of the Company); Director of WT
                                    Management Company (affiliate of the
                                    Company); Director of Kingston HealthCare
                                    Company, formerly WTR Corp (affiliate of the
                                    Company); Director of Society National Bank,
                                    Toledo (commercial bank); Director of The
                                    Douglas Company (general contractor); and
                                    Director of Arbor Health Care Company
                                    (developer and operator of nursing homes)

 Frederic D. Wolfe             65   President of the Company until SEPTEMBER 1995;         1971
                                    JUNE 1994-PRESENT Chairman of the Board and
                                    Director of First Toledo Advisory Company
                                    (Manager of the Company); Chairman of the
                                    Board and Director of First Toledo Corporation
                                    (affiliate of the Company; Director of WT
                                    Management Company (affiliate of the Company);
                                    Director of Kingston HealthCare Company,
                                    formerly WTR Corp (affiliate of the Company);
                                    and Director of National City Bank, Northwest
                                    (commercial bank)

 George L. Chapman             48   SEPTEMBER 1995-Present President of the Company;       1992
                                    JANUARY 1992-PRESENT Executive Vice President
                                    and General Counsel of the Company; Executive
                                    Vice President and General Counsel of First
                                    Toledo Corporation (affiliate of the
                                    Company); JUNE 1994-PRESENT Executive Vice
                                    President and General Counsel of First Toledo
                                    Advisory Company (Manager of the Company);
                                    and 1979-1991 Attorney-at-Law, Shumaker, Loop
                                    & Kendrick (law firm)

Raymond W. Braun               37   JULY 1994-PRESENT Vice President and                   1995
                                    Assistant General Counsel of the Company;
                                    JANUARY 1993-JULY 1994 Assistant Vice
                                    President of the Company; JANUARY
                                    1993-PRESENT of Counsel, Shumaker, Loop &
                                    Kendrick (law-firm); and 1983-1993
                                    Attorney-at-Law, Shumaker, Loop & Kendrick
                                    (law firm)









                                                                                      Year Appointed
            Name             Age           Office and Business Experience           Executive Officer
            ----             ---           ------------------------------           -----------------
 Erin C. Ibele                 33   JANUARY 1993-PRESENT Vice President and                1987
                                    Corporate Secretary of the Company; 1987-
                                    JANUARY 1993 Corporate Secretary of the
                                    Company; and Vice President, Corporate
                                    Secretary and Director of First Toledo
                                    Corporation (affiliate of the Company); and
                                    JUNE 1994-PRESENT Vice President, Corporate
                                    Secretary and Director of First Toledo
                                    Advisory Company (Manager of the Company)

 Robert J. Pruger              46   Chief Financial Officer and Treasurer of the           1986
                                    Company; 1986-JANUARY 1993 Controller of the
                                    Company; Treasurer and Director of First
                                    Toledo Corporation (affiliate of the
                                    Company); JUNE 1994-PRESENT Treasurer and
                                    Director of First Toledo Advisory Company
                                    (Manager of the Company)

                                  REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS
  Each Executive Officer of the Company is employed and compensated by the Management Company. See "Certain Relationships and Related Transactions -- The Management Company." No officer of the Company was paid cash compensation by the Company in excess of $100,000 in 1994. Cash compensation paid to all Executive Officers of the Company as a group during the year ended December 31, 1994 five persons equalled $16,500.

                                                           SUMMARY COMPENSATION TABLE
                                                                                             Long-Term
   Name and                                                 Annual Compensation             Compensation
   Principal                                               ----------------------           ------------
   Position                                   Year         Salary($)        Bonus($)           Options
   --------                                   ----         ------           -------            -------
Bruce G. Thompson,                            1994         $4,000             -0-               12,000
  Chairman and                                1993          4,000             -0-               10,000
  Chief Executive                             1992          4,000             -0-               10,000
  Officer


                                                        OPTION GRANTS IN LAST FISCAL YEAR

                            Number of      % of Total
                            Shares         Options                                  Potential Realizable
                            Underlying     Granted to                               Value at Assumed Annual
                            Options        Employees      Exercise                  Rate of Stock Price
                            Granted (#)    in Fiscal      price       Expiration    Appreciation for Option
 Name                       (1), (2)       Year           ($/SH)      Date          Term(3)
 ----                       -----------    ---------      ------      ----------    ------------------------
                                                                                       5%($)         10%($)
                                                                                       -----         ------
 Bruce G. Thompson          12,000         23.53%         $23.9375    1-16-2004     $180,652     $457,790

(1) Of the options granted, no shares are currently exercisable and options for 3,060 shares, 4,177 shares, 4,177 shares and 586 shares vest in 1997, 1998, 1999 and 2000, respectively.

(2) The terms of the options granted permit cashless exercises and payment of the option exercise price by delivery of previously owned shares.


(3) Gains are reported net of the exercise price, but before taxes associated with the exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the shares, as well as the optionee's continued employment through the vesting period. The amount reflected in this Table may not necessarily be achieved.

                                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                        AND FISCAL YEAR END OPTION VALUES

                         Shares
                        Acquired      Value     Number of Shares Underlying
                           On       Realized        Unexercised Options           Value of Unexercised In-
         Name           Exercise       ($)           at Fiscal Year End             The-Money Options at
         ----           --------       ---           ------------------              Fiscal Year End ($)
                                                                                     -------------------
                                                Exercisable    Unexercisable   Exercisable     Unexercisable
                                                -----------    -------------   -----------     -------------
 Bruce G. Thompson       14,500     $137,094      19,469         22,531          $63,750            $0

COMPENSATION OF DIRECTORS

  In 1994, each Director received a fee of $10,000 for his service as such, which fee was increased to $12,000 effective January 1, 1995. In addition, each Director received a fee of $1,200 for each Board meeting attended. The schedule set forth below indicates the fees paid to each Director for each committee meeting attended in 1994 and fees to be paid effective January 1, 1995:


                                                      Committee                               Fees
                                                      ---------                               ----
                                                                                      1994          1995
                                                                                      ----          ----
                                   Audit                                             $  750        $1,000
                                   Executive                                            -0-            -0-
                                   Incentive Stock Option                               400           400
                                   Investment, no quarterly board                     1,000         1,200
                                     meetings
                                   Investment, quarterly board                          500           600
                                     meetings
                                   Nominating                                           -0-           -0-
                                   Planning                                           1,200         1,500
                                   Special                                            1,000         1,000

  Messrs. Chapman, Thompson and Wolfe are not paid fees for Board or committee meetings. The fees paid to the other Directors totalled $133,947 in 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the fiscal year ending December 31, 1994, the Incentive Stock Option Committee of the Board consisted of Pier C. Borra, Richard C. Glowacki and Gregory G. Alexander until his retirement as a director of the Company in May 1994. On February 6, 1995, Mr. Unverferth was appointed to the Incentive Stock Option Committee. The Incentive Stock Option Committee of the Board has the authority to determine which officers and key employees of the Company will receive option awards under the Company's 1985 Incentive Stock Option Plan (the "1985 Plan") and the terms of any options granted under the Plan.

  Mr. Alexander is a partner in the law firm of Shumaker, Loop & Kendrick, which the Company has retained with respect to various legal matters. Mr. Borra is the Chairman, President and Chief Executive Officer of Arbor Health Care Company ("Arbor"). During the fiscal year ending December 31, 1994, Bruce
G. Thompson, the Chairman and Chief Executive Officer of the Company and a participant in the Plan, served as a member of the Board of Directors of Arbor.

REPORT OF THE INCENTIVE STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

  With the exception of incentive stock options awarded under the Company's Plan, the officers of the Company receive only nominal compensation from the Company. The aggregate amount of salary payments made by the Company to officers in 1994 was limited to $16,500. Although the officers of the Company are principally employed and compensated by the Management Company, the Board and the stockholders of the Company adopted the 1985 Plan in order to reward individual performance and to provide long-term incentives. Under the terms of the 1985 Plan, the ISO Committee has authority to approve stock option awards to officers of the Company and to determine the terms and conditions of such awards. The ISO Committee meets in January or February of each year.

  The ISO Committee met on January 17, 1994 and granted officers of the Company options to purchase an aggregate of 51,000 shares, including options granted to Mr. Bruce Thompson, the Chief Executive Officer of the Company, to acquire 12,000 shares. In deciding to grant these stock options, the ISO Committee considered several different criteria, including the Company's financial performance during the prior year, the contributions individual officers had made to the Company's success during that period, and the need to provide greater equity-based incentives to retain and adequately motivate members of the management team. The Committee reviewed indicators of the Company's financial performance such as the steady growth in the Company's cash flow from operating activities available for distribution during the year, and the increase in the Company's portfolio of properties. The awards were not based upon specific, objective targets established by the Committee, but were instead based on the Committee's subjective evaluation of each individual officer's contribution to the Company's performance during the prior year, after reviewing these criteria, and upon a subjective evaluation of the respective officers' potential future contributions. The non-quantitative goals considered by the Committee included successful expansion of the Company's capitalization through an equity offering, senior management's continued progress in developing and strengthening the Company's marketing team and strategies, and the Company's continued success in locating and completing transactions with high-quality health care facility operators.

  The ISO Committee considered Mr. Thompson's leadership crucial to the Company's achievement of these goals, and therefore decided he should receive an option award that was a significant indicator of his value to the Company. In determining that 12,000 shares was the appropriate amount, the ISO Committee considered the size of the option grants awarded to Mr. Thompson in prior years, and the extent of his total holdings of shares of the Company stock (including previously granted but unexercised options to acquire additional shares). The ISO Committee determined that an option for 12,000 shares would be sufficiently large to provide Mr. Thompson with additional motivation to continue his efforts.

    The ISO Committee believes that stock options provide a desirable set of incentives to retain and encourage future efforts by the Company's officers. Since the options are granted at prevailing market value, the options will only have value if the stock price increases.

  Although the Company does not anticipate that the $1,000,000 compensation limit on federal tax deductions for executive compensation added to the Code by the 1993 tax legislation will apply to Mr. Thompson or other executive officers at this time, the Company is studying the issue and whether any changes to the Company's compensation policies will be necessary or desirable as a result.
The 1995 Stock Option Incentive Plan submitted for approval includes provisions designed to permit stock options and other awards granted under this Plan to qualify as performance-based compensation exempt from this limit.

Incentive Stock Option Committee
  Board of Directors
Health Care REIT, Inc.
Pier C. Borra (Chair)
Richard C. Glowacki
Richard A. Unverferth

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
  Set forth below is a line graph comparing the yearly percentage change and the cumulative total stockholder return on the Company's shares against the cumulative total return of the S & P Composite-500 Stock Index and the NAREIT Hybrid Index prepared by NAREIT. Twenty-two companies comprise the NAREIT Hybrid Index. The Index consists of REITs identified by NAREIT as hybrid (those REITs which have both mortgage and equity investments). Upon written request to Eric C. Ibele, Health Care REIT, Inc., One Seagate, Suite 1950, Toledo, Ohio 43604, the Company shall provide stockholders with the names of the component issuers. The data are based on the last closing prices as of December 31 for each of the five years. 1989 equals $100 and dividends are assumed to be reinvested.

===================================================================================================================
                                             12/31/89    12/31/90     12/31/91    12/31/92     12/31/93    12/31/94
                          S & P 500           100.00       96.83       126.41      136.10       149.70     151.66
-------------------------------------------------------------------------------------------------------------------
                          Company             100.00      104.18       181.22      203.04       235.51     224.41
-------------------------------------------------------------------------------------------------------------------
                          Hybrid              100.00       71.79        99.90      116.47       141.14     146.79
===================================================================================================================


  Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the ISO Committee and Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This information shall not otherwise be deemed filed under such Acts.

SECTION 16(a) COMPLIANCE

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors and executive officers complied with all applicable filing requirements during the fiscal year ended December 31, 1994, except for Frederic D. Wolfe, the President and a director of the Company, who filed late Form 4s for the months of November 1993 and June 1994.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PARTNERSHIP FINANCINGS

  The Company has provided direct loans and credit enhancements to five partnerships in connection with four assisted living and retirement facilities and two nursing homes. FTC, which is wholly owned by Messrs. Thompson and Wolfe, serves as a general partner in each partnership. The partnership structures facilitated industrial development bond financing in four of the projects. Credit enhancements were provided in the form of the Company's agreement to purchase the facilities or the bonds in the event of default by the partnerships. As of December 31, 1994, the Company had $5,418,000 outstanding in loans to three of these partnerships and was obligated to make additional loans aggregating $369,000. The Company has contingent obligations under the agreements to purchase which currently total $20,175,000. For the years ended 1994, 1993 and 1992, the Company received $339,000, $422,000 and $350,000, respectively in connection with its contingent obligations pursuant to the agreements to purchase. Messrs. Thompson and Wolfe are limited partners in three of the partnerships, an affiliate of Mr. Douglas, a director of the Company, serves as a general partner of one of the partnerships, and an affiliate of Messrs. Thompson and Wolfe, Kingston HealthCare Company ("Kingston"), operates four of the facilities.


THE MANAGEMENT COMPANY

  Messrs. Thompson and Wolfe, Chairman, Chief Executive Officer and Director and President and Director of the Company, respectively, each own 50% of First Toledo Advisory Company, the Management Company. In 1994, 1993 and 1992, the Management Company was paid $3,087,000, $2,427,000 and $1,969,000, respectively, in management fees by the Company.

OTHER RELATIONSHIPS

  George Chopivsky, Jr., a Director of the Company, and his affiliates have interests in two behavioral care facilities for which the Company is providing financing in the total amount of $12,641,000.

  Bruce G. Thompson, Chairman, Chief Executive Officer and Director of the Company, is a Director of Society National Bank, Toledo, which is a participant in the Company's revolving line of credit.

  Frederic D. Wolfe, President and a Director of the Company, is a Director of National City Bank, Northwest (NCB), which is a participant in the Company's revolving line of credit. NCB is an affiliate of National City Bank of Cleveland, which is agent for, and a participant in, the Company's revolving line of credit.

  For the years ended 1994, 1993 and 1992, the Company recorded lease income from Kingston in the amounts of $113,000, $272,000 and $439,000, respectively.

GENERAL

  All of the related party matters were approved by a majority of Directors unaffiliated with the transactions. For the years ended December 31, 1994, 1993 and 1992, gross income from related parties totalled $3,810,000 $3,612,000, and $4,783,000 or 8.92%, 10.03% and 16.55%, respectively, of the gross income of the Company.

                  PROPOSAL 4 - RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP served as independent auditors of the Company for the year ended December 31, 1994 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 1995.

Ernst & Young LLP has served as independent auditors of the Company since the Company's inception in 1970. Although the submission for this matter for approval by stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If this appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it might not become effective until the 1996 year because of the difficulty and expense of making a substitution. Management does not expect that a representative of Ernst & Young LLP will attend the Annual Meeting.

  Audit services of Ernst & Young LLP for the year ended December 31, 1994 included the audit of the financial statements of the Company included in the Annual Report to Stockholders for 1994, services related to filings with the Securities and Exchange Commission, and consultation and assistance on accounting and related matters.

  The services furnished by Ernst & Young LLP have been at customary rates and terms. There are no existing direct or indirect understandings or agreements that place a limit on future years' audit fees.

  THE BOARD OF DIRECTORS (EXCEPT MR. CHOPIVSKY WHO WAS ABSENT) UNANIMOUSLY RECOMMENDS THAT COMPANY STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP. The affirmative vote of the holders of a majority of shares of common stock present in person or by proxy at the Annual Meeting will be required for such ratification.


                                 OTHER MATTERS

  Management is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.
                           INCORPORATION OF CERTAIN
                            DOCUMENTS BY REFERENCE


  The Company's Annual Report on Form 10-K for the year ended December
31, 1994, Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 1994 filed with the Commission on April 26, 1995, Amendment No. 2 to the Annual Report on Form 10-K/A for the year ended December 31, 1994 filed with the Commission on June 28, 1995, Amendment No. 3 to the Annual Report on Form 10-K/A for the year ended December 31, 1994 filed with the Commission on September 13, 1995, the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995, filed with the Commission on May 8, 1995, Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 1995, filed with the Commission on September 13, 1995, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, filed with the Commission on July 27, 1995, Amendment No. 1 to the Quarterly Report on Form 10-Q/A filed with the Commission on September 29, 1995, and the Company's Current Reports on Form 8-K filed with the Commission on February 13, 1995, March 24, 1995 and May 12, 1995. The Company's Exchange Act Commission file number is 1-8923.

1995 are incorporated in and made a part of this Proxy Statement. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. A statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

  The Company will provide without charge to each person to whom the Proxy Statement is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Proxy Statement incorporates). Requests for such copies should be directed to Erin C. Ibele, Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1950, Toledo, Ohio
43604, telephone number (419) 247-2800.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING


  Stockholders' proposals intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company no later than December 28, 1995 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.



                                          BY THE ORDER OF THE BOARD OF DIRECTORS


                                          Erin C. Ibele
                                          Vice President and Corporate Secretary

                         INDEX TO FINANCIAL STATEMENTS

                         FIRST TOLEDO ADVISORY COMPANY



Report of Independent Auditors . . . . . . . . . . . . . . . .  F-2

Balance Sheets at June 30, 1995 and
  December 31, 1994 and 1993 . . . . . . . . . . . . . . . . .  F-3

Statements of Income and Retained Earnings
  for the six months ended June 30, 1995
  and 1994 and the years ended December 31,
  1994, 1993 and 1992  . . . . . . . . . . . . . . . . . . . .  F-4

Statements of Cash Flows for the six months
  ended June 30, 1995 and 1994 and for the
  years ended December 31, 1994, 1993 and 1992 . . . . . . . .  F-5

Notes to Financial Statements. . . . . . . . . . . . . . . . .  F-6

                        Report of Independent Auditors


Board of Directors and Shareholders
First Toledo Advisory Company


We have audited the accompanying balance sheets of First Toledo Advisory Company as of December 31, 1994 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Toledo Advisory Company at December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                            ERNST & YOUNG LLP
Toledo, Ohio
June 22, 1995

                         First Toledo Advisory Company

                                 Balance Sheets

                                                                Six Months               Year Ended December 31
                                                                   Ended                -------------------------
                                                              June 30, 1995                1994          1993
                                                              --------------            -----------   -----------
                                                                (Unaudited)                           (Unaudited)
ASSETS
Current Assets:
  Cash                                                           $ 62,740                 $290,359      $ 16,415
  Management fees receivable--affiliate                           231,160                  220,427       214,562
  Other                                                               352                                  5,405
                                                                 --------                 --------      --------
Total current assets                                              294,252                  510,786       236,382

Equipment at cost                                                 300,042                  292,431       253,526
  Less accumulated depreciation                                  (243,894)                (231,977)     (212,906)
                                                                 --------                 --------      --------
Net property and equipment                                         56,148                   60,454        40,620
                                                                 --------                 --------      --------

                                                                 $350,400                 $571,240      $277,002
                                                                 ========                 ========      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accrued employee compensation                                  $116,700                 $             $
  Accrued taxes other than income                                  10,683                   23,186        16,415
  Distributions payable                                           166,517                  487,634       214,562
                                                                 --------                 --------      --------
Total current liabilities                                         293,900                  510,820       230,977

Shareholders' equity:
  Common stock - $1.00 par value;
    1,000 shares authorized, 500
    shares issued and outstanding                                     500                      500           500
  Retained earnings                                                56,000                   59,920        45,525
                                                                 --------                 --------      --------
Total shareholders' equity                                         56,500                   60,420        46,025
                                                                 --------                 --------      --------

                                                                 $350,400                 $571,240      $277,002
                                                                 ========                 ========      ========




See accompanying notes.

                         FIRST TOLEDO ADVISORY COMPANY

                   STATEMENTS OF INCOME AND RETAINED EARNINGS



                                        Six Months Ended
                                            June 30                                  Years Ended December 31
                                       1995          1994                     1994             1993                1992
                                    ----------    ----------               ----------       ----------          ----------
                                    (Unaudited)   (Unaudited)                               (Unaudited)         (Unaudited)
Revenues:
  Management fees                  $1,260,734          $1,591,627          $3,086,988         $2,426,639          $1,968,666
  Interest and other                    4,517              21,474              46,568             36,376              24,994
                                   -----------         ----------          ----------         ----------          ----------
Total revenues                      1,265,251           1,613,101           3,133,556          2,463,015           1,993,660

Expenses:
  Personnel                           714,390             530,999           1,256,905          1,200,273             937,205
  General and adminis-
    trative                           186,381             166,777             338,547            304,239             244,238
  Provision for depre-
    ciation                            11,918               9,150              21,163             16,844              15,000
                                   ----------          ----------          ----------         ----------          ----------
Total expenses                        912,689             706,926           1,616,615          1,521,356           1,196,443
                                   ----------          ----------          ----------         ----------          ----------
Net Income                            352,562             906,175           1,516,941            941,659             797,217

Retained earnings at
  beginning of period                  59,920              45,525              45,525             47,485              30,549
Distributions to
  shareholders                       (677,599)           (260,000)           (750,000)          (960,000)           (620,000)

Net distributions from
  (to) affiliate                      321,117            (624,737)           (752,546)            16,381            (160,281)
                                   ----------          ----------          ----------         ----------          ----------
                                     (356,482)           (884,737)         (1,502,546)          (943,619)           (780,281)
                                   ----------          ----------          ----------         ----------          ----------
Retained earnings at
  end of period                    $   56,000          $   66,963          $   59,920         $   45,525          $   47,485
                                   ==========          ==========          ==========         ==========          ==========

See accompanying notes.

                         First Toledo Advisory Company

                            Statements of Cash Flows
                                                   Six Months Ended
                                                       June 30                          Years Ended December 31
                                                  1995            1994               1994             1993             1992
                                               ---------        ---------          ---------        ---------       ---------
                                              (Unaudited)      (Unaudited)                         (Unaudited)     (Unaudited)
OPERATING ACTIVITIES

Net income                                     $ 352,562         $ 906,175         $1,516,941        $ 941,659       $ 797,217
Adjustments to reconcile net
  income to net cash provided
  from operating activities
    Provision for depreciation                    11,918             9,150             21,163           16,844          15,000
    Increase (decrease) in current
      liabilities                               (216,885)          379,485            279,843          (23,724)        101,048
    (Increase) decrease in manage-
      ment fee receivables and
      other assets                               (11,120)         (386,822)              (460)          19,368         (87,144)
                                               ---------         ---------         ----------        ---------       ---------
Net cash provided from
  operating activities                           136,475           907,988          1,817,487          954,147         826,121

INVESTING ACTIVITY--purchase
  of equipment                                    (7,612)          (35,393)           (40,997)         (10,891)        (38,457)

FINANCING ACTIVITIES
Distributions to shareholders                   (677,599)         (260,000)          (750,000)        (960,000)       (620,000)
Net distributions from
  (to) affiliate                                 321,117          (624,737)          (752,546)          16,381        (100,281)
                                               ---------         ---------         ----------        ---------       ---------

Net cash used in financing
  activities                                    (356,482)         (884,737)        (1,502,546)        (943,619)       (780,281)
                                               ---------         ---------         ----------        ---------       ---------
Increase (decrease) in cash                     (227,619)          (12,142)           273,944             (363)          7,383
Cash at beginning of period                      290,359            16,415             16,415           16,778           9,395
                                               ---------         ---------         ----------        ---------       ---------

Cash at end of period                          $  62,740         $   4,273         $  290,359        $  16,415       $  16,778
                                               =========         =========         ==========        =========       =========


Supplemental disclosure of
  cash flow information:
    Cash paid during the
    period for income taxes                    $  28,000         $  11,775         $   20,925        $  19,484       $   7,481
                                               =========         =========         ==========        =========       =========

See accompanying notes.

                         FIRST TOLEDO ADVISORY COMPANY

                         NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND BASIS OF PRESENTATION

First Toledo Advisory Company (the Management Company), an Ohio corporation, administers and manages the daily affairs of Health Care REIT, Inc. (the Company), a publicly traded real estate investment trust which provides financing for health care facilities, primarily nursing homes. On June 1, 1994, First Toledo Corporation (FTC) spun off, on a tax-free basis, the management agreement with the Company and certain related assets to the Management Company. Bruce G. Thompson and Frederic D. Wolfe are equal co-owners of the Management Company and FTC.

The accompanying financial statements have been prepared in connection with the Agreement and Plan of Merger between the Company and the Management Company under which the Management Company will convert its 500 shares of common stock into approximately 282,407 of shares of common stock of the Company. These financial statements represent the amounts from the financial statements of the Management Company and FTC as combined for the appropriate periods and adjusted for items which do not pertain to the Management Company.

The balance sheets as of December 31, 1993 and June 30, 1995, and the statements of income and retained earnings and cash flows for the years ended December 31, 1993 and 1992 and the six months ended June 30, 1995 and 1994, which are included in this report, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included; such adjustments consisted only of normal recurring items. Interim results are not necessary indicative of results for a full year.

2.       ACCOUNTING POLICIES

Depreciation

Depreciation is provided over the estimated useful life of the equipment using an accelerated method.

Income Taxes

The Management Company and FTC are treated as Subchapter S corporations for federal and state income tax purposes. As a result, the shareholders include their pro-rata share of taxable income in their respective personal income tax returns. Therefore, current federal and state income tax provisions have not been recorded in the financial statements.

3.       MANAGEMENT AGREEMENT

The Management Company has a management agreement with the Company. Messrs. Thompson and Wolfe are officers and directors of the Company. The Management Company accrues a fee from the Manager at a monthly rate of 1/10 of 1% of the Company's net assets, as defined in the management agreement. Further, the Management Company is entitled to an annual incentive fee equal to 10% of the amount by which net profits exceed 10% of the monthly average net worth of the Company, as defined in the management agreement.

4.       PROFIT SHARING PLAN
The Management Company sponsors a trusteed profit sharing plan which provides retirement benefits for all eligible employees. The plan provides for voluntary employee contributions and Management Company contributions at the discretion of the Board of Directors. Profit sharing expense was $60,409, $56,895 and $32,683 for the years ended December 31, 1994, 1993 and 1992, respectively and $30,250 for the six months ended June 30, 1995.

5.       COMMITMENT
Future payments under the Management Company's noncancellable operating lease for its office space total $115,057 in 1995 and $47,941 in 1996. Net rental expense was $104,434, $104,911 and $104,775 for the years ended December 31, 1994, 1993 and 1992, respectively and $60,838 and $60,651 for the six months ended June 30, 1995 and 1994, respectively.

                                                                  CONFORMED COPY

                                                                  APPENDIX I



                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                            HEALTH CARE REIT, INC.,

                         FIRST TOLEDO ADVISORY COMPANY

                                  and each of

                               BRUCE G. THOMPSON

                                      and

                               FREDERIC D. WOLFE





                           DATED AS OF MAY 10, 1995

                                      AND

                     AMENDED AND RESTATED EFFECTIVE AS OF

                               SEPTEMBER 5, 1995

                                                 TABLE OF CONTENTS
Section 1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

Section 2.  Basic Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  (a)  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  (b)  The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
  (c)  Actions at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  (d)  Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  (e)  Procedure for Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

Section 3.  Representations and Warranties of the Target  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  (a)  Organization; Predecessor Corporation; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  (b)  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  (c)  Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  (d)  Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  (e)  Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  (f)  Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  (g)  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  (h)  Events Subsequent to Most Recent Fiscal Year End . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  (i)  Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  (j)  Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  (k)  Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  (l)  Real Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  (m)  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  (n)  Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  (o)  Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  (p)  Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  (q)  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  (r)  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  (s)  Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  (t)  Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  (u)  Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  (v)  Certain Business Relationships With the Target.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  (w)  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

Section 4.  Representations and Warranties of the Target Shareholders . . . . . . . . . . . . . . . . . . . . . . 16
  (a)  Authority and Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
  (b)  Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  (c)  Title to Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  (d)  Securities Law Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
  (e)  Continuity of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  (f)  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

Section 5.  Representations and Warranties of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  (a)  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  (b)  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
  (c)  Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

  (d)  Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
  (e)  Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  (f)  Continuity of Business Enterprise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  (g)  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

Section 6.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  (a)  General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  (b)  Notices and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  (c)  Regulatory Matters and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  (d)  Operation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
  (e)  Full Access; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
  (f)  Notice of Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

Section 7.  Conditions to Obligation to Close . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  (a)  Conditions to Obligation of the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  (b)  Conditions to Obligation of the Target . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

Section 8.  Further Agreements and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  (a)  Continuity of Business Enterprise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  (b)  Preservation of Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  (c)  Legend . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  (d)  Listing of Buyer Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  (e)  Management Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  (f)  Post-Closing Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  (g)  Waiver of Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  (h)  Indemnification by Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  (i)  Certain Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

Section 9.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  (a)  Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  (b)  Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

Section 10.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  (a)  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  (b)  Press Releases and Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  (c)  No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  (d)  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  (e)  Succession and Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  (f)  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  (g)  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  (h)  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  (i)  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
  (j)  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
  (k)  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  (l)  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  (m)  Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  (n)  Incorporation of Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

Exhibit A -  Delaware Certificate of Merger

Exhibit B -  Ohio Certificate of Merger

Exhibit C -  Financial Statements

Exhibit D -  Form of Non-Compete Agreement with Bruce G. Thompson

Exhibit E    Form of Non-Compete Agreement with Frederic D. Wolfe

Exhibit F-   Form of Employment and Consulting Agreement with Bruce G.
             Thompson

Exhibit G -  Form of Consulting Agreement with Frederic D. Wolfe

Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER


   Agreement entered into as of May 10, 1995 (the "Original Agreement") and amended and restated effective as of September 5, 1995 (as so amended and restated, the "Agreement"), by and among Health Care REIT, Inc., a Delaware corporation (the "BUYER"), First Toledo Advisory Company, an Ohio corporation (the "TARGET"), and each of Bruce G. Thompson and Frederic D. Wolfe, (together, the "TARGET SHAREHOLDERS"). The Buyer, the Target and the Target Shareholders are referred to collectively herein as the "PARTIES."

   WHEREAS, the Parties entered into the Original Agreement in order to effect a tax-free merger of the Target with and into the Buyer in a reorganization pursuant to Code Sec. 368(a)(1)(A);

   WHEREAS, the Target Shareholders will receive capital stock in the Buyer in exchange for their capital stock in the Target;

   WHEREAS, the Parties expect that the Merger will further certain of their business objectives (including, without limitation, allowing the Buyer to become a self-managed real estate investment trust);

   WHEREAS, the Parties have agreed to amend and restate certain terms and conditions of the Original Agreement as set forth herein; and

   WHEREAS, the Parties have agreed that the amended and restated terms contained herein shall supersede the previous terms of this Agreement;

   NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree to amend and restate the Original Agreement in its entirety as follows:

   Section 1.  Definitions.
               -----------
   "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

   "AGGREGATE SHARES" has the meaning set forth in Section  2(d)(v) below.

   "AGREEMENT" has the meaning set forth in the preface above.

   "BUYER" has the meaning set forth in the preface above.

   "BUYER ANNUAL MEETING" has the meaning set forth in Section 6(c)(ii) below.

   "BUYER SHARE" means any share of the Common Stock, $1.00 par value per share, of the Buyer.

   "CHANGE OF CONTROL" means the acquisition by any Person of 20% or more of the Buyer Shares outstanding.

   "CLOSING" has the meaning set forth in Section 2(b) below.

   "CLOSING DATE" has the meaning set forth in Section 2(b) below.

   "CODE" means the Internal Revenue Code of 1986, as amended.





HCR01-12.CON

   "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

   "DEFINITIVE BUYER PROXY MATERIALS" means the definitive proxy materials relating to the Buyer Annual Meeting.

   "DELAWARE CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c)(iii) below.

  "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended.

   "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

   "EFFECTIVE TIME" has the meaning set forth in Section 2(d)(i) below.

   "EMPLOYEE BENEFIT PLAN" has the meaning set forth in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

   "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in Section 3(2) of ERISA.

   "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in Section 3(1) of ERISA.

   "FINANCIAL STATEMENTS" has the meaning set forth in Section 3(g) below.

   "INTELLECTUAL PROPERTY" means (a) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith and (b) all copyrights, trade secrets and confidential business information (including ideas, research, know-how, software, formulas, compositions, technical data, specifications, customer and supplier lists, pricing and cost information, and business plans and proposals).

   "IRS" means the Internal Revenue Service.

   "KNOWLEDGE" means, with reference to the Target, actual knowledge of the Target Shareholders and the officers of the Target after reasonable inquiry and, with reference to the Buyer, the actual knowledge of the officers of the Buyer after reasonable inquiry.

   "LEASE AGREEMENT" means that certain Sublease between Owens-Illinois, Inc. and First Toledo Corporation dated February 11, 1986, as amended by First Amendment to One SeaGate Sublease, dated June 1, 1987, Amendment No. 2 to Sublease, dated as of March 1, 1991, and Amendment No. 3 to Sublease, dated November 1, 1993.




HCR01-12.CON

   "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

   "LOSSES" has the meaning set forth in Section 8(h)(i) below.

   "MANAGEMENT AGREEMENT" has the meaning set forth in Section 3(a) below.

   "MERGER" has the meaning set forth in Section 2(a) below.

   "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 3(g) below.

   "OHIO CERTIFICATE OF MERGER" has the meaning set forth in Section 2(c)(iv) below.

   "OHIO GENERAL CORPORATION LAW" means the General Corporation Law of the State of Ohio, as amended.

   "ORIGINAL AGREEMENT" has the meaning set forth in the preface above.

   "PARTY" has the meaning set forth in the preface above.

   "PBGC" means the Pension Benefit Guaranty Corporation.

   "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

   "PREDECESSOR CORPORATION" means First Toledo Corporation, an Ohio corporation, an Affiliate of the Target Shareholders and the predecessor-in-interest of the Target.

   "REQUISITE BUYER STOCKHOLDER APPROVAL" means the affirmative vote of the holders of a majority of the Buyer Shares in favor of this Agreement and the Merger.

   "SEC" means the Securities and Exchange Commission.

   "SECURITIES ACT" means the Securities Act of 1933, as amended.

   "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

   "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not





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yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, and (c) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

   "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

   "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

   "TARGET" has the meaning set forth in the preface above.

   "TARGET SHARE" means any share of the Common Stock, no par value, of the Target.

   "TARGET SHAREHOLDER" means Bruce G. Thompson or Frederic D. Wolfe, as the context requires, together referred to herein as the "TARGET SHAREHOLDERS".

   "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

   "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

   Section 2.  BASIC TRANSACTION.

    (a) THE MERGER. On and subject to the terms and conditions of this Agreement, the Target will merge with and into the Buyer (the "MERGER") at the Effective Time. The Buyer shall be the corporation surviving the Merger (the "SURVIVING CORPORATION").

    (b) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Shumaker, Loop & Kendrick, 1000 Jackson Street, Toledo, Ohio, commencing at 9:00 a.m. local time on November 30, 1995 (or, if the condition set forth in Section 7(a)(vi) is not





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satisfied by such date, then the last business day of the month in which such condition is satisfied), subject to the satisfaction or waiver of all other conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE").

   (c) ACTIONS AT THE CLOSING.  At the Closing, the following will occur:

       (i) the Target and the Target Shareholders will deliver to the Buyer the various certificates, opinions, instruments, and documents referred to in Section 7(a) below;

       (ii) the Buyer will deliver to the Target and the Target Shareholders the various certificates, opinions, instruments, and documents referred to in Section 7(b) below;

       (iii) the Buyer and the Target will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "DELAWARE CERTIFICATE OF MERGER");

       (iv) the Buyer and the Target will file with the Secretary of State of the State of Ohio a Certificate of Merger in the form attached hereto as Exhibit B (the "OHIO CERTIFICATE OF MERGER"); and

       (v) the Buyer will deliver to each of the Target Shareholder a certificate evidencing the Buyer Shares to be issued and delivered to such Target Shareholder pursuant to Section 2(e) below.

   (d) EFFECT OF MERGER.

       (i) GENERAL. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the Buyer and the Target file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and comply with any similar requirements under the Ohio General Corporation Law. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Buyer or the Target in order to carry out and effectuate the transactions contemplated by this Agreement.

       (ii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Buyer in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment as a result of the Merger.

       (iii) BYLAWS. The Bylaws of the Buyer in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment as a result of the Merger.

       (iv) DIRECTORS AND OFFICERS. The directors and officers of the Buyer in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

       (v) CONVERSION OF TARGET SHARES. At and as of the Effective Time, each Target Share shall be cancelled and extinguished and shall be automatically converted into 564.814 Buyer Shares.

      (vi) BUYER SHARES. Each Buyer Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

      (e) PROCEDURE FOR PAYMENT. Immediately upon the Effective Time, the Buyer will issue and furnish to each of the Target Shareholders a stock certificate representing the aggregate number of Buyer Shares (less any fractional share) into which the Target Shares owned by such Target Shareholder were converted as of the Effective Time. The Buyer will also deliver to each Target Shareholder an amount of cash in lieu of any fraction of a Buyer Share which would otherwise have been deliverable to such Target Shareholder, determined by multiplying such fraction of a Buyer Share by 564.814.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE TARGET. The Target and each of the Target Shareholders represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

    (a) ORGANIZATION; PREDECESSOR CORPORATION; SUBSIDIARIES. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. The Target



HCR01-12.CON
  is a successor to certain assets and liabilities of the Predecessor Corporation, including that certain Management Agreement, dated January 17, 1994, by and between the Buyer and the Predecessor Corporation (the "MANAGEMENT AGREEMENT"), such Management Agreement having been assigned to the Target by the Predecessor Corporation pursuant to an Assignment of Management Agreement dated June 1, 1994. The Target has no Subsidiaries.

    (b) CAPITALIZATION. The entire authorized capital stock of the Target consists of 850 Target Shares, 500 of which are issued and outstanding, and no Target Shares are held in treasury. All of the issued and outstanding Target Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.

    (c) AUTHORIZATION OF TRANSACTION. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the other documents and agreements to be executed and delivered by the Target in connection with the transactions contemplated by this Agreement and to perform its obligations hereunder and thereunder.
Without limiting the generality of the foregoing, the board of directors of the Target and its shareholders have duly authorized the execution, delivery, and performance of this Agreement by the Target. This Agreement and each of the other documents and agreements to be executed and delivered by the Target in connection with the transactions contemplated by this Agreement constitute (or when executed will constitute) the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to general equitable principles.

    (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Target is subject or any provision of the charter or bylaws of the Target or (ii) with or without the passage of time or the giving of notice, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any





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material agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than as may be required in accordance with the provisions of the Ohio General Corporation Law, the Securities Exchange Act, the Securities Act and state securities laws, the Target need not give any notice to, make any filing or registration with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

    (e) BROKERS' FEES. The Target does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Surviving Corporation could become liable or obligated.

    (f) TITLE TO ASSETS. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the ordinary course of business since the date of the Most Recent Financial Statements.

    (g) FINANCIAL STATEMENTS. Attached hereto as Exhibit C are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) balance sheets, statements of income and changes in stockholders' equity as of and for the fiscal years ended December 31, 1992 and 1993 for the Predecessor Corporation, (ii) balance sheet and statement of income as of and for the fiscal year ended December 31, 1994 for the Target; and (iii) balance sheet and statement of income (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the six months ended June 30, 1995 for the Target. The Financial Statements have been prepared on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Target and the Predecessor Corporation, as applicable, as of such dates and the results of operations of the Target and the Predecessor Corporation, as applicable, for such periods; PROVIDED, HOWEVER, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

    (h) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since December 31, 1994, there has not been any material adverse change in the business, financial condition, operations or results





HCR01-12.CON
                                     - 7 -
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of operations of the Target.  Without limiting the generality of the foregoing, since that date:

                (i) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

                (ii) the Target has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $5,000 or outside the ordinary course of business;

                (iii) no party (including the Target) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which the Target is a party or by which it is bound;

                (iv) the Target has not imposed any Security Interest upon any of its assets, tangible or intangible;

                (v) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the ordinary course of business;

                (vi) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the ordinary course of business;

                (vii) the Target has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $5,000 singly or $10,000 in the aggregate;

                (viii) the Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the ordinary course of business;

                (ix) the Target has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the ordinary course of business;

                (x) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                (xi) there has been no change made or authorized in the charter of the Target;

                (xii) the Target has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                (xiii) except as permitted in Section 6(d)(iii) below, the Target has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                (xiv) the Target has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                (xv) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

                (xvi) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                (xvii) the Target has not granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

                (xviii) the Target has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                (xix) the Target has not made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

                (xx) the Target has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

                (xxi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Target; and

                (xxii) the Target has not committed to any of the foregoing.

        (i) UNDISCLOSED LIABILITIES. The Target has no Liability (including any Liability resulting from Target's historical or current relationship to the Predecessor Corporation) that is reasonably likely to result in Losses to the Buyer, individually or in the aggregate, in excess of $5,000, except for Liabilities set forth on the face of the Most Recent Financial Statements.

        (j) LEGAL COMPLIANCE. The Target, the Predecessor Corporation and their Affiliates have not received any notice of any violation of any applicable law (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), or of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice that has been filed or commenced against any of them alleging any failure to comply with any such law (excluding any claim which is fully insured against).

        (k) TAX MATTERS.

                (i) Each of the Target and the Predecessor Corporation has filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all material respects. All Taxes
         owed by the    Target or the Predecessor Corporation (whether or not
         shown on any Tax Return) have been paid. Neither the Target nor the Predecessor Corporation is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Target or the Predecessor Corporation does not file Tax Returns that either is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target or the Predecessor Corporation that arose in connection with any failure (or alleged failure) to pay any Tax.

                (ii) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                (iii) No Target Shareholder (or employee responsible for Tax matters) of the Target has received any notice from any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either

                (A) claimed or raised by any authority in writing or (B) as to which any of the Target Shareholders (and employees responsible for Tax matters of the Target) has Knowledge based upon personal contact with any agent of such authority.

                (iv) The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (v) At all times since January 1, 1987, the Target and the Predecessor Corporation have been "S" corporations as that term is used in the Code. The Target has no earnings and profits resulting from its or the Predecessor Corporation having been a "C" corporation as that term is used in the Code, or having acquired assets of a "C" corporation in a transaction described in Code Sec. 381. The Target has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Target is not a party to any Tax allocation or sharing agreement. The Target (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return and
         (B) has no Liability for the Taxes of any other Person under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                (l) REAL PROPERTY. The Target owns no real property. The Disclosure Schedule lists and describes briefly all real property leased or subleased to the Target. The Target has delivered to the Buyer correct and complete copies of the leases and subleases listed in the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in the Disclosure Schedule (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect as to the Target, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to general equitable principles; (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect as to the Target, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to general equitable principles, on identical terms following the consummation of the transactions contemplated hereby; and
(iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by the Target or permit termination, modification, or acceleration thereunder.

        (m) INTELLECTUAL PROPERTY.

                (i) The Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all

         Intellectual Property necessary for the operation of the businesses of the Target as presently conducted. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Target has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                (ii) The Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Target Shareholders (and employees of the Target with responsibility for Intellectual
         Property matters) has ever    received any charge, complaint, claim,
         demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Target Shareholders (and employees of the Target with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Target.

        (n) TANGIBLE ASSETS. The Target owns or leases all office space, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each such tangible asset is free from material patent defects, has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear).

        (o) CONTRACTS. The Disclosure Schedule lists all contracts and agreements to which the Target is a party and which involve obligations in excess of $10,000, including without limitation contracts and agreements between the Target and the Predecessor Corporation and the Target and any Affiliate of the Target. Each such contract or agreement is legal, valid, binding, enforceable and in full force and effect as to the Target, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to general equitable principles, and will continue as such on identical terms following the consummation of the transactions contemplated hereby. Neither the Target, nor to the Knowledge of the Target or any Target Shareholder, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such contract or agreement and no party has repudiated any provision of any such contract or agreement.

    (p) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Target.

    (q) INSURANCE. The Disclosure Schedule sets forth summary information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Target is a party, a named insured, or otherwise the beneficiary of coverage, and a copy of each such policy has been provided to the Buyer. Neither the Target nor any Target Shareholder has received any notice that any such insurance policy is not legal, valid, binding, enforceable, and in full force and effect. Each such insurance policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby. Neither the Target nor, to the Knowledge of the Target or any Target Shareholder, any other party to such policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy, and neither the Target nor, to the Knowledge of the Target or any Target Shareholder, any other party to the policy has repudiated any provision thereof.

    (r) LITIGATION. The Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Target or any Target Shareholder, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

    (s) EMPLOYEES. To the Knowledge of the Target, no executive, key employee, or group of employees has any plans to terminate employment with the Target prior to the Closing Date. The Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Target has not committed any unfair labor practice. The Target has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to any employees of the Target.

    (t) EMPLOYEE BENEFITS.

        (i) The Disclosure Schedule lists each Employee Benefit Plan that the Target maintains or to which the Target contributes.

          (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

          (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan
      Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part
      6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

          (E) Neither the Target nor any member of the businesses under Common Control with the Target (as defined in Section 414(b) and (C) of the Code) maintain or contribute to, and never have maintained or contributed to, or been required to contribute to, any Employee
      Pension Benefit Plan which is a Multiemployer Plan (as defined in
      Section 3(37)(A) of ERISA) or defined benefit plan (as defined in
      Section 3(35) or ERISA), or any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

          (F) The Target has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

    (u) GUARANTIES. The Target is not a guarantor or otherwise liable for any Liabilities or obligations of more than $10,000 in the aggregate of any other Person.

    (v) CERTAIN BUSINESS RELATIONSHIPS WITH THE TARGET. None of the Target Shareholders and their Affiliates (other than the Buyer) has been involved in any business arrangement or relationship (other than the Management Agreement) with the Target within the past 12 months, and none of the Target Shareholders and their Affiliates (other than the Buyer) owns any asset, tangible or intangible, which is used in the business of the Target.

    (w) DISCLOSURE.  The representations and warranties contained in this
Section 3, and the information supplied by the Target specifically for use in the Definitive Buyer Proxy Materials, do not, to the Knowledge of the Target or any Target Shareholder, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 or the information so supplied not misleading.

    Section 4.  REPRESENTATIONS AND WARRANTIES OF THE TARGET
SHAREHOLDERS. Each of the Target Shareholders as to himself severally represents and warrants to the Buyer that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

    (a) AUTHORITY AND CAPACITY. Such Target Shareholder has full legal right, power, authority and capacity to execute and deliver this Agreement and each of the other documents and agreements to be executed and delivered by such Target Shareholder in connection with the transactions contemplated by this Agreement and to perform his obligations hereunder and thereunder. This Agreement and each of the other documents and agreements to be executed and delivered by such Target Shareholder in connection with the transactions contemplated by this Agreement constitute (or when executed will constitute) the valid and legally binding obligation of such Target Shareholder, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and to general equitable principles.

    (b) NONCONTRAVENTION. Neither execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Target Shareholder is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Target Shareholder is a party or by which he is bound or to which any of his assets is subject.

    (c) TITLE TO SHARES. Such Target Shareholder has good and marketable title to and is the lawful owner, of record and beneficially, of the Target Shares set forth opposite his name on the Disclosure Schedule, all of which shares are to be converted into Buyer Shares pursuant to Section 2(d)(v) hereof. Such Target Shares constitute all the Target Shares owned by such Target Shareholder, either directly or indirectly. Such Target Shares owned by such Target Shareholder are not subject to any Security Interest of any type, kind or nature in favor of any third party or any third party interests.

    (d) SECURITIES LAW MATTERS. Such Target Shareholder (i) is acquiring the Buyer Shares hereunder for his own account with the present intention of holding such security for investment purposes and has no intention of selling such security in a public distribution in violation of federal or state securities laws, (ii) is an "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act), (iii) is sophisticated in financial matters and is able to evaluate the risks and benefits of his investment in the Buyer Shares and has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Buyer Shares, has had full access to such other information concerning the Buyer as he has requested and possesses substantial information about, and familiarity with the Buyer, and (iv) is able to bear the economic risk of the investment in the Buyer Shares for an indefinite period of time because the Buyer Shares are being issued and sold under exemptions from registration provided in the Securities Act and under applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or applicable state securities laws or an exemption from such registrations is available.

    (e) CONTINUITY OF INTEREST. Such Target Shareholder has no present plan, intention, or arrangement to dispose of any of the Buyer Shares received in the merger if such disposition would reduce the fair value of the Buyer Shares (with such fair value measured as of the Effective Date) retained by such Target Shareholder to an amount less than 50 percent of the fair value of the Target Shares held by such Target Shareholder immediately before the Effective Time.

    (f) DISCLOSURE.  The representations and warranties contained in this
Section 4, and the information supplied by such Target Shareholder specifically for use in the Definitive Buyer Proxy Materials, do not, to the Knowledge of any Target Shareholder, contain any untrue statement of a material fact or omit to state any fact material necessary in order to make the statements and information contained in this Section 4 or the information so supplied not misleading.

    Section 5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Target and the Target Shareholders that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 5.

    (a) ORGANIZATION. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

    (b) CAPITALIZATION. The entire authorized capital stock of the Buyer as of June 30, 1995 consisted of (i) 40,000,000 Buyer Shares, of which 11,695,832 Buyer Shares are issued and outstanding and no Buyer Shares are held in treasury and (ii) 10,000,000 shares of preferred stock, none of which has been issued. All of the Buyer Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

    (c) AUTHORIZATION OF TRANSACTION. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the other documents and agreements to be executed and delivered by the Buyer in connection with the transactions contemplated by this Agreement and to perform its obligations hereunder and thereunder; provided, however, that the Buyer cannot consummate the Merger unless and until it receives the Requisite Buyer Stockholder Approval. This Agreement and each of the other documents and agreements to be executed and delivered by the Buyer in connection with the transactions contemplated by this Agreement constitute (or when executed will constitute) the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

    (d) NONCONTRAVENTION. To the Knowledge of the Buyer, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of the charter or bylaws of the Buyer or (ii) with or without the passage of time or the giving of notice (except for compliance with the provisions of Section 5.04(a)(C)(V) of the Amended and Restated Credit Agreement dated as of September 8, 1994 among the Buyer and National City Bank, as Agent for the several banks listed on Schedule 1 thereto, and Section 5.8(a)(vi) of the Note Purchase Agreement dated as of April 8, 1993 among the Buyer and each of the Purchasers party thereto ($52,000,000 Senior Notes)) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. To its Knowledge, and other than as may be required in connection with the provisions of the Delaware General Corporation Law, the Ohio General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, the Buyer does not need to give any notice to, make any filing or registration with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

    (e) BROKERS' FEES. The Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target or the Target Shareholders could become liable or obligated.

    (f) CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of the Buyer to continue the historic business of the Target within the meaning of Treasury Reg. Section 1.368-1(d).

    (g) DISCLOSURE.  The representations and warranties contained in this
Section 5 do not, to the Knowledge of the Buyer, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5 not misleading. The Definitive Buyer Proxy Materials will, to the Knowledge of the Buyer, comply with the Securities Exchange Act in all material respects. The Definitive Buyer Proxy Materials will, to the Knowledge of the Buyer, not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; PROVIDED, HOWEVER, that the Buyer makes no representation or warranty with respect to any information that the Target or the Target Shareholders will supply specifically for use in the Definitive Buyer Proxy Materials.

    Section 6. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

    (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

    (b) NOTICES AND CONSENTS. The Target will give any notices to third parties, and will use its reasonable best efforts to obtain any third party consents, that the Buyer may reasonably request in connection with the matters referred to in Section 3(d) above.

    (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 5(d) above. Without limiting the generality of the foregoing:

      (i) SECURITIES ACT, SECURITIES EXCHANGE ACT, AND STATE SECURITIES LAWS. The Buyer will prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to the Buyer Annual Meeting.
  The Buyer will take all actions, if any, that are necessary under state securities laws in connection with the offering and issuance of the Buyer Shares in the Merger. The Target will provide the Buyer with whatever information and assistance in connection with the foregoing filings that the Buyer may request.

      (ii) BUYER APPROVAL. The Buyer will, at the next annual meeting of its stockholders (the "Buyer Annual Meeting"), use its reasonable best efforts to cause its stockholders to consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law. The Definitive Buyer Proxy Materials will contain the affirmative recommendation of the board of directors of The Buyer in favor of the adoption of this Agreement and the approval of the Merger. Notwithstanding the foregoing or any other provision contained in this Agreement, no director or officer of the Buyer shall be required to violate any fiduciary duty or other requirement imposed by law in connection with the matters referred to in this Section 6(c)(ii).

    (d) OPERATION OF BUSINESS. Except as otherwise specifically set forth in this Section 6(d), the Target will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business without the Buyer's prior written approval, which shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing:

                (i) the Target will not authorize or effect any change in its charter or bylaws;

                (ii) the Target will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock;

                (iii) the Target will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock; PROVIDED that the Target may at any time and from time to time prior to the Closing distribute to the Target Shareholders all cash flow from ordinary course operations, net of an amount of cash sufficient to reimburse the Surviving Corporation for the Target's pro rata share of employee bonuses and profit sharing amounts payable for 1995 (which shall be a percentage of the total of such amounts payable for 1995 equal to the number of days elapsed between January 1, 1995 and the Closing Date divided by 365);

             (iv) the Target will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

              (v) the Target will not impose any Security Interest upon any of its assets;

             (vi) the Target will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person;

            (vii) the Target will not make any change in employment or compensation terms for any of its directors, officers, and employees;

           (viii) the Target will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business, the purpose or effect of which will be to generate or preserve cash or cash equivalents (including marketable securities and short term investments), to alter the Target's historical method of paying or accounting for accounts payable or accrued Liabilities or to cause any material change in the cash flow from operations;

             (ix) the Target will not forgive or cancel any indebtedness owing to it or waive any claims or rights of material value;

              (x) the Target will not amend, modify or exercise any option to extend the term of the Lease Agreement; and

             (xi)     the Target will not commit to any of the foregoing.

        (e) FULL ACCESS; CONFIDENTIALITY. The Target will permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Target and, as appropriate, the Predecessor Corporation. In addition, the Target Shareholder will have access to information concerning the businesses and affairs of the Target and the Buyer that is not already generally available to the public. The Target Shareholders will treat and hold as confidential such information and will not use any such confidential information except in connection with this Agreement.

        (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3, Section 4 or Section 5 above. No disclosure by any Party pursuant to this Section 6(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

           SECTION 7.  CONDITIONS TO OBLIGATION TO CLOSE.
                       ----------------------------------
        (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i) the Target shall have procured all of the third party consents specified in Section 6(b) above;

         (ii) the representations and warranties set forth in Section 3 and
Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

        (iii) the Target and the Target Shareholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

         (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) cause any of the Buyer or its officers or directors to become liable for any material damages, or (D) affect adversely the right of the Surviving Corporation to own the former assets or to operate the former businesses of the Target (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (v) the Target and the Target Shareholders shall have delivered to the Buyer a certificate to the effect that, to the Knowledge of each of them, each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

        (vi) this Agreement and the Merger shall have received the Requisite Buyer Stockholder Approval;

         (vii) The Buyer shall have received an opinion of Alex. Brown & Sons, reasonably satisfactory to the Buyer in form and substance, as to the fairness of the Merger to the Buyer from a financial point of view;

        (viii) The appropriate Parties shall have entered into the Non-Compete Agreements between the Buyer and each Target Shareholder, attached hereto as Exhibits D and E; the Employment and Consulting Agreement between the Buyer and Bruce G. Thompson, attached hereto as Exhibit F; and the Consulting Agreement between the Buyer and Frederic D. Wolfe, attached hereto as Exhibit G;

          (ix) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies, if any, referred to in
Section 3(d), Section 4(b) and Section 5(d) above;

           (x) the Buyer shall have received from Fuller & Henry as counsel to the Target and the Target Shareholders an opinion, dated as of the Closing Date and addressed to the Buyer, in form and substance reasonably acceptable to the Buyer and the Buyer's counsel;

          (xi) all actions to be taken by the Target and the Target Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer;

         (xii) no fact or situation shall have come to the attention of the Buyer which, if true, would result in the consummation of the Merger jeopardizing the Buyer's continued qualification under the Code as a real estate investment trust in any year; and

        (xiii) no Change of Control shall have occurred prior to the Closing and no circumstances shall exist that make it reasonably likely that such a Change of Control will occur soon after the Closing.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

        (b) CONDITIONS TO OBLIGATION OF THE TARGET. The obligation of the Target and the Target Shareholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

        (i) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date;

        (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

        (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
    (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) cause any of the Target, its officers or directors, or either of the Target Shareholders to become liable for any material damages, or (D) affect adversely the right of the Surviving Corporation to own the former assets or to operate the former businesses of the Target (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

        (iv) the Buyer shall have delivered to the Target and the Target Shareholders a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

        (v) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies, if any, referred to in Section 3(d), Section 4(b) and Section 5(d) above;

        (vi) The appropriate Parties shall have entered into the Non-Compete Agreements between the Buyer and each Target Shareholder, attached hereto as Exhibits D and E; the Employment and Consulting Agreement between the Buyer and Bruce G. Thompson, attached hereto as Exhibit F; and the Consulting Agreement between the Buyer and Frederic D. Wolfe, attached hereto as Exhibit G;

        (vii) the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies, if any, referred to in
    Section 3(d), Section 4(b) and Section 5(d) above;

        (viii) the Target and the Target Shareholders shall have received from counsel to the Buyer an opinion, dated as of the Closing Date and addressed to the Target and the Target Shareholders, in form and substance reasonably acceptable to the Target Shareholders and their counsel;

        (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target; and

        (x) no Change of Control shall have occurred prior to the Closing and no circumstances shall exist indicating that such a Change of Control is reasonably likely to occur soon after the Closing.

The Target and the Target Shareholders may waive any condition specified in this Section 7(b) if each of them executes a writing so stating at or prior to the Closing.

        Section 8. FURTHER AGREEMENTS AND COVENANTS. The Parties agree as follows with respect to the period from and after the Effective Time:

        (a) CONTINUITY OF BUSINESS ENTERPRISE. The Buyer will continue the historic business line of the Target within the meaning of Treasury Reg.
Section 1.368-1(d).

        (b) PRESERVATION OF REORGANIZATION.    Each of Target and the Target
Shareholders agree to use best efforts to ensure that all events within its control occur, and all conditions exist, to the extent required for the Merger to qualify as a tax-free reorganization. Each Target Shareholder agrees that, if he wishes to dispose of any Buyer Shares received in the Merger before the second anniversary of the Closing Date, he will provide written notice to the Buyer, not less than 30 days prior to the intended date of disposition, specifying the number of Buyer Shares of which the Target Shareholder proposes to dispose.

        (c) LEGEND. The certificates representing the Buyer Shares to be issued to the Target Shareholders pursuant to Section 2(e) hereof will be imprinted with a legend in substantially the following form:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER HEREOF, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SPECIFIED IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 10, 1995 AND AMENDED AND RESTATED EFFECTIVE AS OF SEPTEMBER 5, 1995, BY AND AMONG THE ORIGINAL HOLDER HEREOF, THE ISSUER HEREOF AND CERTAIN OTHER PERSONS, AND THE ISSUER HEREOF RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE ISSUER HEREOF TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

        (d) LISTING OF BUYER SHARES. The Buyer will use its reasonable best efforts to cause the Buyer Shares that will be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, as soon as reasonably practicable after the Effective Date.

        (e) MANAGEMENT FEE. As soon as practicable after the Closing Date, the Buyer shall pay to each Target Shareholder an amount equal to one- half of the unpaid management fee payable (as described in Section 13.A of the Management Agreement) through the Closing Date, after deducting those operating expenses incurred but not yet paid prior to the Closing Date that are required to be accrued (excluding bonus and profit sharing expense as described in Section 6(d)(iii) above) in accordance with accrual accounting under generally accepted accounting principles (it being understood that for purposes of calculating such management fee payable through the Closing Date, any charge against earnings recorded by the Buyer in connection with the termination of the Management Agreement shall have no effect).


        (f) POST-CLOSING SERVICES. The parties hereto agree to negotiate in good faith reasonable terms under which the Buyer shall provide to First Toledo Corporation after the Closing Date certain management, office and support services at a cost comparable to what First Toledo Corporation would pay for such services were such services provided by an unaffiliated third party; PROVIDED, that First Toledo Corporation may terminate such agreement with respect to any such services at any time upon 30 days' prior written notice to the Buyer; and PROVIDED FURTHER, that the Buyer shall not be obligated to provide any such service beyond May 14, 1996.

        (g) WAIVER OF APPRAISAL. The parties hereto, for purposes of this Agreement and the consummation of the transactions contemplated hereby, hereby waive the provision in Section 8 of the Management Agreement requiring that the acquisition by the Buyer of any asset from any Target Shareholder be based upon an independent appraisal, and all parties hereby recognize, understand and agree that no such appraisal shall be obtained or need be obtained in connection with the transactions contemplated hereby.

        (h) INDEMNIFICATION BY PARTIES.

        (i) INDEMNIFICATION BY THE TARGET SHAREHOLDERS. Upon the terms and subject to the conditions hereinafter provided, the Target Shareholders shall indemnify and hold harmless the Buyer, to the extent permitted by applicable law, from and against any and all actions, suits, proceedings, claims, demands, assessments, judgments, liabilities, losses, damages, costs or expenses, including, without limitation, the reasonable and documented fees and disbursements of its counsel and accountants (collectively "LOSSES") incurred by the Buyer to the extent arising out of
    (i) the untruth of any representation or the breach of any warranty of the Target or the Target Shareholders contained in this Agreement (PROVIDED THAT, if such untruth or breach relates solely to facts concerning a particular Target Shareholder, as opposed to the Target itself or the Target Shareholders taken together, then only the relevant Target Shareholder shall have responsibility hereunder); (ii) the breach of any covenant, agreement or other provisions to be performed by the Target or the Target Shareholders under, pursuant to or contained in this Agreement;
    (iii) Liabilities of the Target other than any such Liabilities (x) reflected on the Most Recent Financial Statements, (y) arising between the date of the Most Recent Financial Statements and the Closing Date in the ordinary course of business which are of the type set forth on the Most Recent Financial Statements and in amounts consistent with past experience of the Target, and (z) otherwise specifically disclosed to the Buyer on the Disclosure Schedule; and (iv) the failure of the Merger to constitute a tax-free reorganization pursuant to Code Section 368(a)(1)(A). Except as expressly provided in the preceding sentence, the indemnification obligations of the Target Shareholders pursuant to this Agreement shall be joint and several.

        (ii) INDEMNIFICATION BY THE BUYER. Upon the terms and subject to the conditions hereinafter provided, the Buyer shall indemnify and hold harmless each of the Target Shareholders, to the extent permitted by applicable law, from and against any and all Losses incurred by either of the Target Shareholders to the extent arising out of (i) the untruth of any representation or the breach of any warranty of the Buyer contained in this Agreement; (ii) the breach of any covenant, agreement or other provisions to be performed by the Buyer under, pursuant to or
    contained   in this Agreement; and (iii) Liabilities of the Target (x)
    reflected on the Most Recent Financial Statements, (y) arising between the date of the Most Recent Financial Statements and the Closing Date in the ordinary course of business which are of the type set forth on the Most Recent Financial Statements and in amounts consistent with past experience of the Target and (z) otherwise specifically disclosed to the Buyer on the Disclosure Schedule.

        (iii) NOTICE OF CLAIMS; ASSUMPTION OF DEFENSE. An indemnified party shall give prompt written notice to the indemnifying party within applicable survival period of the assertion of any claim, or the commencement of any suit, action or proceeding by any third party in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and any applicable provisions of this Agreement in respect of which such right of indemnification is claimed or arises and, further, the indemnified party shall give the indemnifying party such information with respect thereto as the indemnifying party may reasonable request. The failure of an indemnified party to give prompt notice of any claim shall not excuse the indemnifying party's obligation to indemnify hereunder, except to the extent the indemnifying party has suffered damage or has been prejudiced thereby, and except to the extent notice is first given with respect to such claim after the expiration of the applicable survival periods set forth herein. The indemnifying party, at its own expense, (i) may appear and participate in the defense thereof, or (ii) may, upon the indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to this Agreement for Losses arising out of such claim, suit, action or proceeding, at any reasonable time during the course of any such claim, suit, action or proceeding, assume the defense thereof with counsel reasonable satisfactory to the other party whereupon the indemnifying party shall not be liable for attorneys' fees and expenses of the indemnified party with respect to Losses thereafter accruing so long as it continues to assume and control such defense. The indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding.

        (iv) SETTLEMENT OR COMPROMISE. No third party claim, except the settlement thereof which involves the payment of money only and for which the indemnified party is totally indemnified by the indemnifying party, may be settled by the indemnifying party without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. Similarly, no third party claim which is being defended in good faith by the indemnifying party shall be settled by the indemnified party without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. Any third party claim that is not being defended in good faith by the indemnifying party, or for which the indemnifying party has not accepted responsibility, may be settled by the indemnified party provided the indemnified party has given the indemnifying party thirty days' notice of any proposed settlement or compromise of any such claim during which time the indemnifying party may assume the defense of such claim and if it does so the proposed settlement or compromise may not be made. Notwithstanding the foregoing, at any time after notice of any third party claim, the indemnifying party may request the indemnified party to consent in writing to the payment or compromise of the third party claim which payment or compromise does not require any action, payment or compromise by the indemnified party, whereupon such action shall be taken unless the indemnified party determines that the contest should be continued and so notifies the indemnifying party in writing within fifteen days of such request from the indemnifying party. In the event that the indemnified party determines that the contest should be continued, the indemnifying party shall be liable pursuant to this Agreement with respect to such claim only to the extent of the lesser of (i) the amount which the other party to the contested third party claim has agreed to accept in complete payment or compromise as of the time the indemnified party made its request therefor to the indemnified party plus other Losses incurred to such date with respect to such claim, or
(ii) such amount for which the indemnifying party may be liable with respect to third party claim by reason of the provisions of this Agreement. Any settlement or compromise made or caused to be made pursuant to this Agreement shall be binding on the other party in the same manner as if a final judgment or decree had been entered by, a court of competent jurisdiction in the amount of such settlement or compromise.

        (v) THE FAILURE OF AN INDEMNIFYING PARTY TO ACT. In the event that the indemnifying party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder, provided, that the indemnified party gives the indemnifying party at least thirty days' notice of its proposed failure to defend or participate and affords the indemnifying party the opportunity to assume the defense thereof.

        (i) CERTAIN LIMITATIONS. The liability of the Target Shareholders shall be limited by the following:

        (i) In no event shall any claim include any special, indirect, incidental or consequential damages of the Buyer whatsoever.

        (ii) The Target Shareholders shall have no further obligations under this Section 8 or this Agreement or otherwise with respect to the representations and warranties made by the Target Shareholders in this Agreement after the designated survival period, except for specifically identified claims with respect to which the Buyer, the Target or their successors or assigns has given written notice prior to such date.

        (iii) The Target Shareholders shall have no liability under clause (i) of Section 8(h)(i) hereunder until such time as the amount of all damages incurred by the Buyer, the Target and their successors and assigns in connection with claims under such Section 8(h)(i) equals at least $50,000 in the aggregate, after which time the Target Shareholders shall be liable for the full amount of all such damages (including such $50,000).

        Section 9.  TERMINATION.

        (a) TERMINATION OF AGREEMENT. Any of the Parties may terminate this Agreement (with the prior authorization of its board of directors, if applicable, whether before or after stockholder approval) as provided below:

        (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

        (ii) the Buyer may terminate this Agreement by giving written notice to the Target and the Target Shareholders at any time prior to the Effective Time (A) in the event the Target or either of the Target Shareholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target or the appropriate Target Shareholder of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or such longer period of time as is reasonably required to cure such breach (provided that any action to so cure has been commenced by such thirtieth day and is being diligently pursued) or (B) if the Closing shall not have occurred on or before December 31, 1995, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement);

        (iii) the Target or either Target Shareholder may terminate this Agreement by giving written notice to the Buyer at any time prior to the Effective Time (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target or either Target Shareholder has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or such longer period of time as is reasonably required to cure such breach (provided that any action to so cure has been commenced by such thirtieth day and is being diligently pursued) or (B) if the Closing shall not have occurred on or before December 31, 1995, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Target or either Target Shareholder breaching any representation, warranty, or covenant contained in this Agreement); and

        (iv) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Buyer Annual Meeting in the event this Agreement and the Merger fail to receive the Requisite Buyer Stockholder Approval.

        (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 6(e) above shall survive any such termination.

        Section 10.  MISCELLANEOUS.

        (a) SURVIVAL. The representations and warranties made in this Agreement or in any agreement, certificate or other document executed at or prior to the Closing in connection herewith shall survive the Closing and remain in full force and effect for a period of (i) except as provided below, 2 years after the Closing Date, (ii) in the case of Section 3(k), the expiration of the applicable statute of limitations (including any extensions or waivers thereof) and (iii) in the case of Section Section 3(a), 3(b), 3(c) and 3(d), forever.

        (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that the Buyer may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Buyer will use its reasonable best efforts to advise the Target prior to making the disclosure).

        (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements (including the Original Agreement), or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

        (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

        (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

   If to the Target or
   the Target Shareholders:                     Copy to:
   -----------------------                      -------
   Frederic D. Wolfe                            James M. Morton, Jr.
   30465 East River Road                        Fuller & Henry
   Perrysburg, Ohio  43551                      One SeaGate, 17th Floor
                                                Toledo, Ohio  43603

   Bruce G. Thompson
   3859 River Road
   Toledo, Ohio  43614


   If to the Buyer:                             Copy to:
   ---------------                              -------
   Health Care REIT, Inc.                       Mary Ellen Pisanelli
   One SeaGate, Suite 1950                      Shumaker, Loop & Kendrick
   Toledo, Ohio  43603                          1000 Jackson Street
   Attn:  George L. Chapman                     Toledo, Ohio  43624
   President


Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

        (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE WITHOUT GIVING
EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

        (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time (with the prior authorization of their respective boards of directors, if applicable); PROVIDED, HOWEVER, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General

Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        (l) EXPENSES. All Parties will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided that all expenses of the Target shall be paid by the Target Shareholders (and not the Target).

        (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

        (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Disclosure Schedule identified in this Agreement are incorporated herein by reference and made a part hereof.

                                  * * * * *

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.



                                                HEALTH CARE REIT, INC.

                                                By:  George L. Chapman
                                                    ---------------------------
                                                Title:  Executive Vice President



                                                FIRST TOLEDO ADVISORY COMPANY

                                                By:  Bruce G. Thompson
                                                    ---------------------------
                                                Title:  President



                                                BRUCE G. THOMPSON, Individually


                                                -------------------------------




                                                FREDERIC D. WOLFE, Individually


                                                -------------------------------

                                                                      EXHIBIT A
                                                                      ---------


                             CERTIFICATE OF MERGER

                                       OF

                         FIRST TOLEDO ADVISORY COMPANY
                             (an Ohio corporation)

                                 WITH AND INTO

                             HEALTH CARE REIT, INC.
                            (a Delaware corporation)



It is hereby certified that:

        FIRST: The name and state of incorporation of Health Care REIT, Inc. is Delaware and the state of incorportion of First Toledo Advisory Company is Ohio.

        SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by First Toledo Advisory Company in accordance with the laws of the state of Ohio and by Health Care REIT, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

        THIRD: The name of the surviving corporation in the merger herein certified is Health Care REIT, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

        FOURTH: The Certificate of Incorporation of Health Care REIT, Inc. as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

        FIFTH: The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is One SeaGate, Suite 1950, Toledo, Ohio 43603.

        SIXTH: The aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, upon request and without cost, to any stockholder of either of the aforesaid constituent corporations.

        SEVENTH: The authorized capital stock of First Toledo Advisory Company consists of 850 shares of common stock, no par value.

        EIGHTH: The merger herein certified shall be effective upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the merger of the aforesaid constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the corporation and the facts stated herein are true and accordingly have hereunto signed this Certificate of Merger as of the _____ day of ___________ 1995.



      HEALTH CARE REIT, INC., a Delaware corporation


      By: ____________________________

      Its: ___________________________





HCR-05-1.DWY

                                  Exhibit B

Prescribed by                                                    Approved ______
Bob Taft, Secretary of State                                  Date _____________
30 East Broad Street, 14th Floor                              Fee_______________
Columbus, Ohio 43266-0418
Form MER (July 1994)


                            CERTIFICATE OF MERGER


   In accordance with the requirements of Ohio law, the undersigned corporations, limited liability companies and/or limited partnerships, desiring to effect a merger, set forth the following facts:

I. SURVIVING ENTITY

  A. The name of the entity surviving the merger is:  _______
                     HEALTH CARE REIT, INC.
_____________________________________________________________
(if the surviving entity is an Ohio limited partnership or qualified foreign limited partnership, its registration number must be provided)

  B. Name change: As a result of this merger, the name of the surviving entity has been changed to the following: _____________

                         (NOT APPLICABLE)
_______________________________________________________________________
(complete only if the name of surviving entity is changing through the merger)

  C. The surviving entity is a: (Please check the appropriate box and fill in the appropriate blanks)

[  ]   Domestic (Ohio) corporation.

[XX] Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of DELAWARE and licensed to transact business in the state of Ohio.

[  ]   Foreign (Non-Ohio) corporation incorporated under the laws of the state/country of __________________, and NOT licensed to transact business in the state of Ohio.

[  ]   Domestic (Ohio) limited liability company.

[  ]   Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _______________, and registered to do business in the state of Ohio.

[  ]   Foreign (Non-Ohio) limited liability company organized under the laws of the state/country of _______________, and NOT registered to do business in the state of Ohio.





[  ]   Domestic (Ohio) limited partnership, registration number
       ____________________.

[  ]   Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of _________________, and registered to do business in the state of Ohio, under registration number ___________________.

[  ]   Foreign (Non-Ohio) limited partnership organized under the laws of the state/country of _______________, and NOT registered to do business in the state of Ohio.

II.  MERGING ENTITIES

   The name, type of entity, and state/country of incorporation or organization, respectively, of each entity, other than the survivor, which is a party to the merger are as follows:


         Name    State/Country of Organization   Type of Entity
FIRST TOLEDO ADVISORY          OHIO        CORPORATION
COMPANY



III. MERGER AGREEMENT ON FILE

   The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:


   Name               Address
   ERIN C. IBELE      ONE SEAGATE, SUITE 1950
                      P.O. BOX 1475
                      TOLEDO, OHIO  43603-1475



IV.  EFFECTIVE DATE OF MERGER

   This merger is to be effective:

   On __________________________ (if a date is specified, the date must be a date on or after the date of filing; the effective date of the merger cannot be earlier than the date of filing; if no date is specified, the date of filing will be the effective date of the merger).


V. MERGER AUTHORIZED

   The laws of the state or country under which each constituent entity exists, permits this merger.

   This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organized, and the persons signing this certificate on behalf of the constituent entities are duly authorized to do so.

VI.  STATUTORY AGENT

   The name and address of the surviving entity's statutory agent upon whom any process, notice or demand may be served is:

                               (NOT APPLICABLE)
_______________________________________________________________________________
(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct or transact business in the state of Ohio).

     ACCEPTANCE OF AGENT

   The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

                                              (NOT APPLICABLE)
                                              _________________________________
                                              Signature of Agent

(The acceptance of agent must be completed by domestic surviving entities if through this merger the statutory agent for the surviving entity has changed, or the named agent differs in any way from the name reflected on the Secretary of State's records).

VII. STATEMENT OF MERGER

   Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merger into the listed surviving entity.

VIII.  AMENDMENTS

   The articles of incorporation, articles of organization or certificate of limited partnership (strike the inapplicable terms) of the surviving domestic entity herein, are amended as set forth in the attached "Exhibit A").

                               (NOT APPLICABLE)
_____________________________________________________________________________

   (Please note that any amendments to articles of incorporation, articles of organization or to a certificate of limited partnership MUST be attached if the surviving entity is a DOMESTIC corporation, limited liability company, or limited partnership).





IX.  QUALIFICATION OF LICENSURE OF FOREIGN SURVIVING ENTITY

  A. The listed surviving foreign corporation, limited liability company, or limited partnership desires to transact business in Ohio as a foreign corporation, foreign limited liability company, or foreign limited partnership, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the state of Ohio. The name and complete address of the statutory agent is:

(NOT APPLICABLE)
____________________                 ___________________________
(name)                                   (street and number)

__________________________________________, Ohio ____________________
       (city, village or township)                    (zip code)

   The subject surviving foreign corporation, limited liability company or limited partnership irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State if the agent cannot be found, if the corporation, limited liability company, or limited partnership fails to designate another agent when required to do so, or if the corporation's, limited liability company's, or limited partnership's license or registration to do business in Ohio expires or is cancelled.

  B. The qualifying entity also states as follows: (complete only if applicable).

   1.  Foreign Qualifying Limited Liability Company
       (If the qualifying entity is a foreign limited liability company, the following information must be completed)

     a. The name of the limited liability company in its state of organization/registration is
         (NOT APPLICABLE)
         _____________________________________________________________________
     b. The name under which the limited liability company desires to transact business in Ohio is
         (NOT APPLICABLE)
         _____________________________________________________________________
     c.  The limited liability company was organized or registered on
         (NOT APPLICABLE)
         ______________________________________________________________________
         under the laws of the state/country of _______________________________
         (NOT APPLICABLE)
         ______________________________________________________________________

     d. The address of which interested persons may direct request for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:
                                  (NOT APPLICABLE)
         _____________________________________________________
         _____________________________________________________

  2. Foreign Qualifying Limited Partnership
     (If the qualifying entity is a foreign limited partnership, the following information must be completed)

     a.  The name of limited partnership is___________________
                      (NOT APPLICABLE)
         _____________________________________________________
     b.  The limited partnership was formed on _______________
                      (NOT APPLICABLE)
         _____________________________________________________

         under the laws of the state/country of ______________
         _______________________.

     c. The address of the office of the limited partnership in its state/country of organization is ____________________
         (NOT APPLICABLE)
         _____________________________________________________
     d.  The limited partnership's principal office
         address is __________________________________________
                     (NOT APPLICABLE)
         _____________________________________________________
     e. The names and business or residence addresses of the GENERAL partners of the partnership are as follows: _________________
                      (NOT APPLICABLE)
         _____________________________________________________
     f. The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:
                       (NOT APPLICABLE)
         _____________________________________________________
         The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is cancelled or withdrawn.





jir\h64200\36065.1                                                     -5-

   The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.


                                              FIRST TOLEDO ADVISORY COMPANY
                                              By:____________________________
                                                   Its: Vice President and
                                                        Corporate Secretary
       Date:_____________________

                                              HEALTH CARE REIT, INC.

                                              By:____________________________
                                                   Its: Vice President and
                                                   Corporate Secretary
       Date:_____________________


                                                             EXHIBIT C

                                                     FIRST TOLEDO CORPORATION

                                                           BALANCE SHEET

 FINAL                                                AS OF DECEMBER 31, 1992
---------------------------------------------------------------------------------------------------------------------------

                                                                       BALANCE DEC 30
                                                            -----------------------------------
                                                                1992                   1991
                                                            -------------           -----------
ASSETS
  Cash                                                      $  729,842.96           $488,487.05
  A/R - Payroll                                                  1,263.70                529.18
  Advance - other                                                  147.99              7,229.65
  Investment in Santa Fe                                                              31,182.00
  Note receivable - West Park Place                            106,750.00            106,750.00
  Section 189 costs - West Park Place                                                    174.00
  Equipment                                                    242,635.48            222,763.20
  Boat                                                          91,645.00             91,645.00
  Depreciation reserve                                        (196,061.89)          (199,646.55)
                                                            -------------           -----------

                      TOTAL ASSETS                          $  976,223.24           $749,113.53
                                                            =============           ===========


LIABILITIES & OWNERS' EQUITY
  FICA & F.I.T. withheld                                    $      990.48           $    414.76
  State tax withheld                                            10,908.68              4,706.29
  City tax withheld                                              4,726.20              4,273.54
  Group insurance                                                  152.29
  Tax loss on investments in
    partnership in excess of
    cash invested:
      Investment - West Park Place                              32,686.00             30,532.00
      Investment - Landver                                     305,703.47            180,357.47
      Investment - Naperville                                  325,358.00            282,790.00
      Investment - Rockford                                    285,550.00            281,031.00
      Investment - Santa Fe                                     34,252.00
                                                            -------------           -----------
Total Liabilities                                            1,000,327.12            784,105.06

Shareholders' Equity:
  Common Stock                                                     500.00                500.00
  Retained earnings                                            (24,603.88)           (35,491.53
                                                            -------------           -----------
                                                               (24,103.88)           (34,991.53
                                                            -------------           -----------

        TOTAL LIABILITIES & EQUITY                          $  976,223.24           $749,113.53
                                                            =============           ===========

                                                     FIRST TOLEDO CORPORATION

                                                         INCOME STATEMENT

FINAL                                                 AS OF DECEMBER 31, 1992
------------------------------------------------------------------------------------------------------------------------------

                                               MONTH OF                  TWELVE MONTHS ENDED
                                               DECEMBER                      DECEMBER 31
                                                 1992                 1992                 1991
                                             -----------         -----------------------------------
INCOME
  Management fees                            $400,000.00         $1,875,000.00         $1,460,000.00
  Administration fees                           2,711.12             33,465.92             46,751.99
  Miscellaneous income                            244.02                244.02
  Interest income                               2,486.43             47,494.16             24,268.18
                                             -----------         -------------         -------------
                  GROSS INCOME                405,441.57          1,956,204.10          1,531,020.17


EXPENSES
  Salary expense                              115,790.44            789,048.53            556,104.21
  Bonus pool                                   89,295.50            101,790.40             32,500.00
  Depreciation expense                          1,636.00             15,000.04             14,757.17
  Office expense                                  (48.41)            15,370.27             15,845.52
  Directors fees                                                                              400.00
  Travel & entertainment                          535.09              5,367.39              7,052.85
  Rentals                                         635.00            104,775.02             97,411.10
  Professional services                           810.00             10,563.25             10,604.44
  Consulting services                           1,110.00             22,997.95             18,714.42
  State & local taxes                                                 9,063.47             22,371.17
  Dues & subscriptions                          2,763.05             22,405.65             16,116.34
  Group insurance                               1,982.00             22,050.02             14,706.43
  Profit sharing plan                          32,682.98             32,682.98             25,951.46
  Donations                                     1,350.00             10,290.00              9,175.00
  Insurance                                                           2,717.00              1,562.00
  Repairs                                                             2,186.30              1,175.46
  SUI-FUTA tax expense                            156.00              3,547.22              2,212.31
  Workers Comp. expense                                               3,220.06              2,451.35
  FICA expense                                  5,163.02             46,365.72             37,100.97
  Bad debt expense                                                                        179,100.00
  Nondeductible expenses                           83.91                277.89                575.09
  Nondeductible boat expense
  Loss (gain) on disposal of
    assets                                        402.29                402.29             (2,063.42
                                             -----------         -------------         -------------
                TOTAL EXPENSES                254,346.87          1,220,121.45          1,063,823.87
                                             -----------         -------------         -------------
Net income before partner-
  ship income (losses)                        151,094.70            736,082.65            467,196.30
Income (loss) on partnerships:
  West Park Place                              (2,154.00)            (2,154.00)            (3,342.00
  Landver Properties                            9,654.00              9,654.00              4,749.00
  Naperville                                  (42,568.00)           (42,568.00)           (34,660.00
  Rockford                                     (8,650.00)            (8,650.00)           (25,550.00
  Ponce de Leon                               (65,434.00)           (65,434.00)           (93,675.00
  Psychiatric Healthcare                                                                  (34,571.61)

                                      2

                                                     FIRST TOLEDO CORPORATION

                                                         INCOME STATEMENT

                                                      AS OF DECEMBER 31, 1992

FINAL                                                      CONTINUED
-------------------------------------------------------------------------------------------------------------------------
                                               MONTH OF                  TWELVE MONTHS ENDED
                                               DECEMBER                      DECEMBER 31
                                                 1992                 1992                 1991
                                             -----------         -----------------------------------
  Rockford - prior years'
    tax adjustments                             4,131.00              4,131.00
  Amortization of Section
    189 expenses:
      West Park Place                            (174.00)              (174.00)              (176.00)
                                             -----------         -------------         -------------
              NET INCOME (LOSS)              $ 45,899.70         $  630,887.65         $  279,970.69
                                             ===========         =============         =============

Retained earnings-beginning                  $249,496.42         $  (35,491.53)        $  184,537.78
Net income                                     45,899.70            630,887.65            279,970.69
Less dividends                               (320,000.00)          (620,000.00)          (500,000.00)
                                             -----------         -------------         -------------

        RETAINED EARNINGS--END               $(24,603.88)        $  (24,603.88)        $  (35,491.53)
                                             ===========         =============         =============

                                                     FIRST TOLEDO CORPORATION

                                                           BALANCE SHEET

FINAL                                                 AS OF DECEMBER 31, 1993
------------------------------------------------------------------------------------------------------------------------------
                                                                     BALANCE DECEMBER 31
                                                            -----------------------------------
                                                                1993                   1992
                                                            -------------          ------------
ASSETS
  Cash                                                      $  973,013.67         $  729,842.96
  A/R - Payroll                                                                        1,263.70
  Advance - other                                                  500.12                147.99
  Note receivable - West Park Place                            106,750.00            106,750.00
  Project development                                              101.97
  Equipment                                                    253,526.50            242,635.48
  Accum. depreciation boat                                      (7,637.00)
  Boat                                                          91,645.00             91,645.00
  Depreciation reserve                                        (212,906.31)          (196,061.89)
                                                            -------------         -------------
                      TOTAL ASSETS                          $1,204,993.95         $  976,223.24
                                                            =============         =============

LIABILITIES & OWNERS' EQUITY
  FICA & F.I.T. withheld                                    $   (4,802.75)        $      990.48
  State tax withheld                                            10,432.20             10,908.68
  City tax withheld                                              5,863.44              4,726.20
  Group insurance                                                  119.52                152.29
  Tax loss on investments in
    partnership in excess of
    cash invested:
      Investment - West Park Place                              34,765.00             32,686.00
      Investment - Landver                                     445,455.47            305,703.47
      Investment - Naperville                                  352,409.00            325,358.00
      Investment - Rockford                                    276,179.00            285,550.00
      Investment - Santa Fe                                     65,810.00             34,252.00
                                                            -------------         -------------
Total Liabilities                                            1,186,230.88          1,000,327.12
Shareholders' Equity:
  Common Stock                                                     500.00                500.00
  Retained earnings                                             18,263.07            (24,603.88)
                                                            -------------         -------------
                                                                18,763.07            (24,103.88)
                                                            -------------         -------------

        TOTAL LIABILITIES & EQUITY                          $1,204,993.95         $  976,223.24
                                                            =============         =============

                                                     FIRST TOLEDO CORPORATION

                                                         INCOME STATEMENT

FINAL                                                AS OF DECEMBER 31, 1993
---------------------------------------------------------------------------------------------------------------------------
                                               MONTH OF                  TWELVE MONTHS ENDED
                                               DECEMBER                      DECEMBER 31
                                                 1993                 1993                1992
                                             -----------         -----------------------------------
INCOME
  Management fees                            $425,000.00         $2,450,000.00         $1,875,000.00
  Administration fees                           8,022.74             63,579.18             33,465.92
  Special service income                        2,500.00             64,563.98
  Interest income                              14,230.09             65,856.18             47,494.16
  Miscellaneous income                                                                        244.02
  Capital gain (loss)                                                 2,590.71
                                             -----------         -------------         -------------
                  GROSS INCOME                449,752.83          2,646,590.05          1,956,204.10

EXPENSES
  Salary expense                              259,008.27          1,145,610.33            789,048.53
  Bonus pool                                                                              101,790.40
  Deprec. expense boat                          7,637.00              7,637.00
  Depreciation expense                          1,876.84             16,844.42             15,000.04
  Office expense                                2,369.13             16,329.95             15,370.27
  Directors' fees                                 400.00                800.00
  Travel & entertainment                        2,407.50             10,188.11              5,367.39
  Rentals                                         257.50            104,910.80            104,775.02
  Professional services                          (555.00)             8,997.91             10,563.25
  Consulting services                           5,263.33             33,269.05             22,997.95
  State & local taxes                                                21,722.55              9,063.47
  Dues & subscriptions                         14,761.65             38,542.71             22,405.65
  Group insurance                                (144.79)            26,239.19             22,050.02
  Profit sharing plan                          56,894.69             56,894.69             32,682.98
  Donations                                                           6,375.00             10,290.00
  Insurance                                                           1,729.50              2,717.00
  Repairs                                         107.00                503.63              2,186.30
  SUI-FUTA tax expense                                                3,236.98              3,547.22
  Workers Comp. expense                                               4,077.62              3,220.06
  FICA expense                                  5,570.81             54,662.20             46,365.72
  Employee moving expense                                             4,785.84
  Nondeductible expenses                          270.81              3,690.75                277.89
  Nondeductible boat expense                   35,605.87             35,605.87
  Loss (gain) on disposal of
    assets                                                                                    402.29
                                             -----------         -------------         -------------
                TOTAL EXPENSES                391,730.61          1,602,654.10          1,220,121.45
                                             -----------         -------------         -------------

Net income before partner-
  ship income (losses)                         58,022.22          1,043,935.95            736,082.65
Income (loss) on partnerships:
  West Park Place                              (2,079.00)            (2,079.00)            (2,154.00)
  Landver Properties                           10,248.00             10,248.00              9,654.00
  Naperville                                  (27,051.00)           (27,051.00)           (42,568.00)
  Rockford                                      9,371.00              9,371.00             (8,650.00)



                                      5

                                                     FIRST TOLEDO CORPORATION

                                                         INCOME STATEMENT

                                                      AS OF DECEMBER 31, 1993

FINAL                                                        CONTINUED
--------------------------------------------------------------------------------------------------------------------------

                                               MONTH OF                  TWELVE MONTHS ENDED
                                               DECEMBER                      DECEMBER 31
                                                 1993                 1993                1992
                                             -----------         -----------------------------------
  Ponce de Leon                               (31,558.00)           (31,558.00)           (65,434.00)
  Rockford - prior years'
    tax adjustments                          $                   $                     $    4,131.00
  Amortization of Section
    189 expenses:
    West Park Place                                                                          (174.00)
                                             -----------         -------------         -------------
              NET INCOME (LOSS)              $ 16,953.22         $1,002,866.95         $  630,887.65
                                             ===========         =============         =============

Retained earnings-beginning                  $231,309.85         $  (24,603.88)        $  (35,491.53)
Net income                                     16,953.22          1,002,866.95            630,887.65
Less dividends                               (230,000.00)          (960,000.00)          (620,000.00)
                                             -----------         -------------         -------------

        RETAINED EARNINGS--END               $ 18,263.07         $   18,263.07         $  (24,603.88)
                                             ===========         =============         =============

                                                 FIRST TOLEDO ADVISORY COMPANY AND
                                                     FIRST TOLEDO CORPORATION

                                                      COMBINED BALANCE SHEET

FINAL                                           FOR THE MONTH ENDED DECEMBER 31, 1994
-----------------------------------------------------------------------------------------------------------------
                                                      December 31, 1994
                                    ----------------------------------------------
                                      First Toledo
                                        Advisory     First Toledo                        Balance
                                        Company      Corporation       Combined       Dec. 31, 1993
                                      -----------    -------------   -------------    -------------
 ASSETS
   Cash                               $290,358.93    $1,425,483.37   $1,715,842.30    $  973,013.67
   Advance - other                         (33.96)                          (33.96)          500.12
   Note receivable - West Park Place                    106,750.00      106,750.00       106,750.00
   Note receivable - Landver                            124,999.98      124,999.98
   Project development                                                                       101.97
   Equipment                           292,430.59                       292,430.59       253,526.50
   Boat                                                  91,645.00       91,645.00        91,645.00
   Accumulative depreciation-boat                       (15,274.00)     (15,274.00)       (7,637.00)
   Depreciation reserve               (231,976.67)                     (231,976.67)     (212,906.31)
                                       -----------    -------------   -------------    -------------

                         TOTAL ASSETS  $350,778.89    $1,733,604.35  $2,084,383.24    $1,204,993.95
                                       ===========    =============  =============    =============

 LIABILITIES AND OWNERS' EQUITY
   FICA & F.I.I. withheld              $              $              $                $   (4,802.75)
   State tax withheld                    16,838.82                       16,838.82        10,432.20
   City tax withheld                      6,313.27                        6,313.27         5,863.44
   Group insurance                                                                           119.52


                                                 FIRST TOLEDO ADVISORY COMPANY AND
                                                     FIRST TOLEDO CORPORATION

                                                      COMBINED BALANCE SHEET

FINAL                                    FOR THE MONTH ENDED DECEMBER 31, 1994 - CONTINUED
-----------------------------------------------------------------------------------------------------------------------
                                                      December 31, 1994
                                        ----------------------------------------------
                                        First Toledo
                                          Advisory      First Toledo                          Balance
                                          Company       Corporation        Combined         Dec. 31, 1993
                                        -----------     -------------    -------------      -------------
Tax loss on investments in partner-
  ships in excess of cash invested:
    Investment - West Park Place        $               $   36,441.00     $   36,441.00      $   34,36,565
    Investment - Landver Properties                        492,900.47        492,900.47         445,455.47
    Investment - Naperville                                376,503.00        376,503.00         352,409.00
    Investment - Rockford                                  264,565.00        264,565.00         276,179.00
    Investment - Santa Fe                                  109,961.00        109,961.00          65,810.00
                                        -----------     -------------     -------------      -------------
                TOTAL LIABILITIES         23,152.09      1,280,370.47      1,303,522.56       1,186,230.88

Shareholders' Equity:
  Common stock                               500.00            500.00          1,000.00             500.00
  Retained earnings                      327,126.80        452,733.88        779,860.68          18,263.07
                                        -----------     -------------     -------------      -------------
                                         327,626.80        453,233.88        780,860.68          18,763.07
                                        -----------     -------------     -------------      -------------

       TOTAL LIABILITIES & EQUITY       $350,778.89     $1,733,604.35     $2,084,383.24      $1,204,993.95
                                        ===========     =============     =============      =============

                                                 FIRST TOLEDO ADVISORY COMPANY AND
                                                     FIRST TOLEDO CORPORATION

                                                     COMBINED INCOME STATEMENT

FINAL                                                     DECEMBER, 1994
----------------------------------------------------------------------------------------------------------------------------
                                        Month of December 1994
                                 ------------------------------------
                                                                           Twelve Months Ended December 31
                                 First Toledo         First Toledo         -------------------------------
                                 Advisory Co.          Corporation             1994              1993
                                 -----------          ------------         -------------     -------------
 INCOME:
   Management fees               $475,000.00          $                    $3,081,123.03     $2,450,000.00
   Administration fees                465.88             8,333.32              70,619.30         63,579.18
   Special Services income                                                      8,500.00         64,563.98
   Interest income                    343.68            38,389.08              77,691.89         65,856.18
   Capital gain/(loss)                                                            200.00          2,590.71
                                 -----------          -----------          -------------     -------------
                  GROSS INCOME    475,809.56            46,722.40           3,238,134.22      2,646,590.05

 EXPENSES:
   Salary expense                 125,344.08                                1,022,800.20        923,470.33
   Bonus pool & commissions       149,650.00                                  171,836.25        221,140.00
   Depreciation expense             2,137.41             7,637.00              28,799.80         24,481.42
   Office expense                   4,124.01               860.09              37,135.08         16,329.95
   Directors' fees                    400.00               400.00                 800.00            800.00
   Travel & entertainment              15.25                                    4,565.77         10,188.11
   Rentals                            296.00                                  104,433.52        104,910.80
   Professional services              700.60                                   33,573.10          8,997.91
   Consulting services                                                         23,276.90         33,269.05
   State and local taxes                                                       22,438.51         21,722.55
   Dues & subscriptions             1,391.00                                    8,594.42         38,542.71





                                                 FIRST TOLEDO ADVISORY COMPANY AND
                                                     FIRST TOLEDO CORPORATION

                                                     COMBINED INCOME STATEMENT

FINAL                                               DECEMBER, 1994 - CONTINUED
----------------------------------------------------------------------------------------------------------------------------
                                        Month of December 1994
                                 ------------------------------------
                                                                           Twelve Months Ended December 31
                                 First Toledo         First Toledo         -------------------------------
                                 Advisory Co.          Corporation             1994              1993
                                 -----------          ------------         -------------     -------------
 INCOME:
   Group insurance               $  2,602.85          $                    $   28,727.00     $   26,239.19
   Profit sharing plan             60,409.00                                   60,409.00         56,894.69
   Donations                        4,275.00                                   19,900.00          6,375.00
   Insurance                        1,319.80                                    2,237.37          1,729.50
   Repairs                            120.19                                      318.94            503.63
   SUI-FUTA tax expense                                                         3,102.13          3,236.98
   Workers' comp expense            1,351.00                                    9,614.60          4,077.62
   FICA expense                     8,707.34                                   62,268.49         54,662.20
   Employee moving expense                                                                        4,785.84
   Nondeductible boat expense                           25,255.77              25,255.77         35,605.87
   Nondeductible expenses              47.13                                    2,697.76          3,690.75
                                 -----------          -----------          -------------     -------------
                  TOTAL EXPENSE   362,890.66            34,152.86           1,672,784.61      1,602,654.10
                                 -----------          -----------          -------------     -------------
   Net income (loss) before
     partnerships:                112,918.90            12,569.54           1,565,349.61      1,043,935.95

   Income (loss) on Partnerships
     West Park Place                                    (1,676.00)             (1,676.00)        (2,079.00)
     Landver Properties                                  5,055.00               5,055.00         10,248.00
     Naperville                                        (24,094.00)            (24,094.00)       (27,051.00)
     Rockford                                           11,614.00              11,614.00          9,371.00


                                                 FIRST TOLEDO ADVISORY COMPANY AND
                                                     FIRST TOLEDO CORPORATION

                                                     COMBINED INCOME STATEMENT

FINAL                                               DECEMBER, 1994 - CONTINUED
---------------------------------------------------------------------------------------------------------------------------------
                                        Month of December 1994
                                 ------------------------------------
                                                                           Twelve Months Ended December 31
                                 First Toledo         First Toledo         -------------------------------
                                 Advisory Co.          Corporation             1994              1993
                                 -----------          ------------         -------------     -------------
     Ponce de Leon                                     (44,151.00)            (44,151.00)       (31,558.00)
                                 -----------          -----------          -------------     -------------
            NET INCOME (LOSS)    $112,918.90          $(40,682.46)         $1,512,097.61     $1,002,866.95
                                 ===========          ===========          =============     =============

 Retained earnings--beginning    $274,207.90          $493,416.34          $   17,763.07     $  (24,603.88)

 Net income (loss)                112,918.90           (40,682.46)          1,512,097.61      1,002,866.95

 Less dividends                   (60,000.00)                                (750,000.00)      (960,000.00)
                                 -----------          -----------          -------------     -------------


 Retained earnings--end          $327,126.80          $452,733.88          $  779,860.68     $   18,263.07
                                 ===========          ===========          =============     =============


                         FIRST TOLEDO ADVISORY COMPANY

                                 BALANCE SHEET

                       FOR THE MONTH ENDED JUNE 30, 1995
-----------------------------------------------------------------------------

                                                              June 30, 1995           June 30, 1994
                                                              -------------           -------------
ASSETS
  Cash                                                         $ 62,740.32             $ 72,298.76
  Advance - other                                                   153.25                  (78.42)
  Equipment                                                     300,041.82              286,826.94
  Depreciation reserve                                         (243,894.27)            (219,964.24)
                                                               -----------             -----------

                                      TOTAL ASSETS             $119,041.12             $139,083.04
                                                               ===========             ===========


LIABILITIES AND OWNERS' EQUITY
  State tax withheld                                           $  8,098.95             $  2,697.34
  City tax withheld                                               2,584.44                1,497.71
  Group insurance                                                  (199.03)                (599.90)
                                                               -----------             -----------
                                 TOTAL LIABILITIES               10,484.36                3,595.15


Shareholders' Equity:
  Common stock                                                      500.00                  500.00
  Retained earnings                                             108,056.76              134,987.89
                                                               -----------             -----------
                                                                108,556.76              135,487.89
                                                               -----------             -----------

                        TOTAL LIABILITIES & EQUITY             $119,041.12             $139,083.04
                                                               ===========             ===========

                         FIRST TOLEDO ADVISORY COMPANY

                                INCOME STATEMENT

                                 JUNE 30, 1995

-------------------------------------------------------------------------------------------------

                                                MONTH OF                SIX MONTHS ENDED JUNE 30
                                                  JUNE                  1995                1994
                                              --------------       -------------        -------------
INCOME
  Management fees                              $250,000.00         $1,250,000.00        $1,200,000.00
  Administration fees                               877.51              3,205.80            47,562.48
  Special service income                                                                     8,500.00
  Interest income                                    22.92              1,311.69            21,274.10
  Captial gain (loss)                                                                          200.00
                                               -----------         -------------        -------------
                   GROSS INCOME                 250,900.43          1,254,517.49         1,277,536.58

EXPENSES:
  Salary expense                                125,120.62            556,779.53           474,112.70
  Bonus pool/commission                           9,115.00             31,055.50            22,186.25
  Depreciation expense                            2,019.56             11,917.60             9,150.37
  Office expense                                  3,590.07              9,862.18            21,317.39
  Travel & entertainment                             50.95              2,784.30             3,373.30
  Rentals                                         8,757.21             60,838.47            60,651.47
  Professional services                                                 7,752.96            25,983.17
  Consulting services                                                                       12,761.40
  State and local taxes                           6,000.00             29,818.97            13,248.32
  Dues and subscriptions                          1,497.00              4,522.59             4,202.91
  Group insurance                                 2,522.69             14,854.72            14,078.68
  Donations                                                            11,900.00            14,000.00
  Insurance                                                                                    917.57
  Repairs                                                                  30.00               198.75
  SUI-FUTA tax expense                                                  4,929.45             2,645.88
  Workers' comp. expense                                                2,242.07             4,766.66
  FICA expense                                    7,665.02             40,104.67            34,699.85
  Non-deductible expenses                         1,676.58              6,595.70             1,393.15
                                               -----------         -------------        -------------
                 TOTAL EXPENSE                  168,014.70            795,988.71           719,687.82
                                               -----------         -------------        -------------
                     NET INCOME                $ 82,885.73         $  458,528.78        $  557,848.76
                                               ===========         =============        =============

Retained earnings--
   beginning                                   $ 73,269.85         $  327,126.80        $   17,763.07
Net income                                       82,885.73            458,528.78           557,848.76
Less dividends                                  (48,098.82)          (677,598.82)         (260,000.00)
                                               -----------         -------------        -------------

Retained earnings--end                         $108,056.76         $  108,056.76        $  315,611.83
                                               ===========         =============        =============



                                    EXHIBIT D

                             NON-COMPETE AGREEMENT
                             ---------------------
                 THIS AGREEMENT, dated as of the __ day of _____________, 1995 (the "Agreement"), between HEALTH CARE REIT, INC., a Delaware corporation, (the "Company"), and BRUCE G. THOMPSON, an individual residing in Toledo, Ohio and an officer of the Company ("Mr. Thompson").
                 WHEREAS, Mr. Thompson has provided valuable services to the Company both as an officer, a director and an employee of the Company's investment manager, First Toledo Advisory Corporation ("FTAC"), and its predecessor, and as an executive officer of the Company;

                 WHEREAS, the Company is acquiring FTAC from Mr. Thompson and Frederic D. Wolfe;

                 WHEREAS, the Company wishes to assure itself that it will have the exclusive benefit of Mr. Thompson's services and abilities for the Employment Period as defined in the Employment and Consulting Agreement dated as of the ____ day of ____________, 1995 between the Company and Mr. Thompson; and

                 WHEREAS, in order to induce the Company to acquire FTAC, Mr. Thompson is willing to agree to the restrictive covenants set forth below.

                 NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

                 1.  COVENANT NOT TO COMPETE
                     -----------------------
                 Mr. Thompson acknowledges and recognizes that he is in possession of valuable proprietary information of the Company, and also recognizes the highly competitive nature of the business of the Company. Accordingly, Mr. Thompson hereby agrees that in consideration of the promises contained herein, that until the later of December 31, 1998, or one year after the expiration of any renewal of the Employment and Consulting Agreement, he will not, for any reason whatsoever, (i) directly or indirectly, engage in any Competitive Business (as hereinafter defined) in the United States, whether such engagement shall be as an employer, officer, director, owner, employee, consultant, stockholder, partner or other participant in any Competitive Business, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), or (iii) induce employees of the Company to terminate their employment with the Company or engage in any Competitive Business; PROVIDED, HOWEVER, that (i) the ownership of shares of capital stock of the corporations and partnership interests in the partnerships currently owned by Mr. Thompson and listed on a schedule executed by Mr. Thompson and delivered to Company on the date hereof ("Schedule 1") (provided that the activities of such corporations and partnerships are consistent with the current activities of such entities and under no circumstances would such entities sponsor or manage a real estate investment trust or engage in the business of providing or arranging senior financing to health care facilities),
(ii) the ownership of no more than 2 percent of the outstanding capital stock of a corporation engaged in a Competitive Business whose shares are traded on a national securities exchange or on the over-the-counter market, or (iii) being an officer, partner, and/or a director of those entities listed on
Schedule 1, shall not be deemed engaging in a Competitive Business. For this purpose, the term "Competitive Business" means any business or activity of the type operated by the Company at the date of this Agreement, including but not limited to, financing and making investments in nursing homes, assisted living and retirement facilities, behavioral care facilities, primary care facilities, specialty care hospitals, and any other health care facilities.

                 2.  REMEDIES
                     --------
                 Mr. Thompson acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of this Agreement and accordingly agrees that the Company shall be entitled to (i) institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach, and (ii) temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in any federal, state or local court having subject
matter jurisdiction.   Further, it is expressly understood and agreed that
although Mr. Thompson and Company consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving the good will, proprietary rights, and going concern value of Company, its business and its customers, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of Mr. Thompson, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

                 3. SEPARABILITY If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                 4. ASSIGNMENT This Agreement shall be binding upon and inure to the benefit of the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Mr. Thompson.

                 5. ENTIRE AGREEMENT This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Mr. Thompson with respect to the subject matter hereof. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

                 6. GOVERNING LAW This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Ohio other than the conflict of laws provisions of such laws.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and Mr. Thompson has hereunto set his hand, as of the day and year first above written.

Attest:                                    HEALTH CARE REIT, INC.


______________________________             By ________________________________
Vice President and Corporate
Secretary

Witness:

______________________________             ___________________________________
                                           Bruce G. Thompson

                                  EXHIBIT E
                                  ---------
                            NON-COMPETE AGREEMENT
                            ---------------------


                 THIS AGREEMENT, dated as of the __ day of _____________, 1995 (the "Agreement"), between HEALTH CARE REIT, INC., a Delaware corporation, (the "Company"), and FREDERIC D. WOLFE, an individual residing in Perrysburg, Ohio and an officer of the Company ("Mr. Wolfe").

                 WHEREAS, Mr. Wolfe has provided valuable services to the Company both as an officer, a director and an employee of the Company's investment manager, First Toledo Advisory Corporation ("FTAC"), and its predecessor, and as an executive officer of the Company;

                 WHEREAS, the Company is acquiring FTAC from Mr. Wolfe and Bruce G. Thompson; and

                 WHEREAS, in order to induce the Company to acquire FTAC, Mr. Wolfe is willing to agree to the restrictive covenants set forth below.

                 NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

                 1.   COVENANT NOT TO COMPETE
                      -----------------------
                 Mr. Wolfe acknowledges and recognizes that he is in possession of valuable proprietary information of the Company, and also recognizes the highly competitive nature of the business of the Company. Accordingly, Mr. Wolfe hereby agrees that in consideration of the promises contained herein, that until the later of December 31, 1997, or one year after the expiration of any renewal of the Consulting Agreement, he will not, for any reason whatsoever, (i) directly or indirectly, engage in any Competitive Business (as hereinafter defined) in the United States, whether such engagement shall be as an employer, officer, director, owner, employee, consultant, stockholder, partner or other participant in any Competitive Business, (ii) assist others in engaging in any Competitive Business in the manner described in the foregoing clause (i), or (iii) induce employees of the Company to terminate their employment with the Company or engage in any Competitive Business; PROVIDED, HOWEVER, that (i) the ownership of shares of capital stock of the corporations and partnership interests in the partnerships currently owned by Mr. Wolfe and listed on a schedule executed by Mr. Wolfe and delivered to Company on the date hereof ("Schedule 1") (provided that the activities of such corporations and partnerships are consistent with the current activities of such entities and under no circumstances would such entities sponsor or manage a real estate investment trust or engage in the business of providing or arranging senior financing to health care facilities), (ii) the ownership of no more than 2 percent of the outstanding capital stock of a corporation engaged in a Competitive Business whose shares are traded on a national securities exchange or on the over-the-counter market, or (iii) being an officer, partner, and/or a director of those entities listed on Schedule 1, shall not be deemed engaging in a Competitive Business. For this purpose, the term "Competitive Business" means any business or activity of the type operated by the Company at the date of this Agreement, including but not limited to, financing and making investments in nursing homes, assisted living and retirement facilities, behavioral care facilities, primary care facilities, specialty care hospitals, and any other health care facilities.

                 2.  REMEDIES

                 Mr. Wolfe acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of this Agreement and accordingly agrees that the Company shall be entitled to (i) institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach, and (ii) temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in any federal, state or local court having subject
matter jurisdiction.   Further, it is expressly understood and agreed that
although Mr. Wolfe and Company consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving the good will, proprietary rights, and going concern value of Company, its business and its customers, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of Mr. Wolfe, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

                 3. SEPARABILITY If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                 4. ASSIGNMENT This Agreement shall be binding upon and inure to the benefit of the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Mr. Wolfe.

                 5. ENTIRE AGREEMENT This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Mr. Wolfe with respect to the subject matter hereof. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

                 6. GOVERNING LAW This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Ohio other than the conflict of laws provisions of such laws.


                 IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and Mr. Wolfe has hereunto set his hand, as of the day and year first above written.

Attest:                                          HEALTH CARE REIT, INC.


______________________________                   By ____________________________
Vice President and Corporate
Secretary

Witness:


______________________________                   ______________________________
                                                 Frederic D. Wolfe


                                   EXHIBIT F
                                   ---------
                      EMPLOYMENT AND CONSULTING AGREEMENT
                      -----------------------------------

                 THIS AGREEMENT, dated as of the 1st day of _____________, 1995 (the "Agreement"), between HEALTH CARE REIT, INC., a Delaware corporation, (the "Company"), and BRUCE G. THOMPSON, an individual residing in Toledo, Ohio and an officer of the Company ("Mr. Thompson").

                 WHEREAS, Mr. Thompson has provided valuable services to the Company both as an officer, a director and an employee of the Company's investment manager, First Toledo Advisory Company ("FTAC"), and its predecessor, and as an executive officer of the Company;

                 WHEREAS, the Company is acquiring FTAC from Mr. Thompson and Frederic D. Wolfe, and wishes to assure itself of the continued services of Mr. Thompson for the period provided in this Agreement; and

                 WHEREAS, Mr. Thompson is willing to serve as an employee of, or as a consultant to, the Company, as the case may be, for such period upon the terms and conditions hereinafter set forth.

                 NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

                 1. RETENTION. The Company hereby agrees to retain Mr. Thompson, and Mr. Thompson hereby agrees to accept such engagement with the Company and agrees to serve, upon the terms and conditions set forth herein.

                 2. DUTIES. (a) From January 1, 1996 to December 31, 1996, (the "Employment Period"), Mr. Thompson agrees to serve as the Company's Chief Executive Officer, and to perform the duties and functions of a chief executive officer of a publicly traded corporation, which duties shall be determined by the Board of Directors of the Company (the "Board").

                 (b) From January 1, 1997 to December 31, 1997 (the "Consulting Period"), Mr. Thompson shall make himself available to serve as a consultant to the Company, and shall perform such consulting services with respect to the Company as may be reasonably requested of him by the Board, or the Company's management.

                 (c) Throughout the Employment Period (as defined above), Mr. Thompson shall devote his best efforts and substantially all of his business time and services to the business and affairs of the Company.

                 (d) Throughout the Consulting Period (as defined above), Mr. Thompson shall make himself available for at least 120 days of each year.
                 3. TERM OF AGREEMENT. The term of this Agreement shall commence as of January 1, 1996 (the "Effective Date") and, subject to earlier termination as hereinafter provided in Section 5, or to any renewals as provided below, shall terminate two (2) years from the Effective Date. Such term of employment is referred to hereinafter as the "Term." With the consent of Mr. Thompson, the Board may renew the Agreement for three (3) one-year periods.
                 4.  COMPENSATION.

                 (a) Mr. Thompson shall receive compensation during the Term at a rate of $135,000 per annum . Mr. Thompson's per annum compensation shall be adjusted each year, effective as of the anniversary of the Effective Date, by an amount equal to the percentage increase or decrease, as the case may be, in the Consumer Price Index-All Urban Consumers from the Effective Date through the applicable anniversary of the Effective Date.

                 (b) During the Employment Period only, the Company shall provide Mr. Thompson with disability and health insurance comparable to the
coverage provided to other executive officers of the Company.   Also during the
Employment Period only, the Company shall provide Mr. Thompson with an office comparable to the one he previously occupied as Chief Executive Officer of the Company. During the Consulting Period, the Company will make an office available to Mr. Thompson in order for him to adequately perform his duties.

                 5.  TERMINATION.

                 (a) If Mr. Thompson's engagement with the Company as either an employee or consultant shall be terminated by the Company for Cause or voluntarily terminated by Mr. Thompson or in the event of the death of Mr. Thompson, the Company shall pay Mr. Thompson his annual compensation through the date of termination at the rate in effect at such time.

                 (b) If Mr. Thompson's engagement with the Company as an employee shall be terminated by reason of Disability, the Company shall continue to pay Mr. Thompson his compensation for a period of six (6) months (provided, that such compensation shall be reduced to reflect any compensation continuation benefits being paid to Mr. Thompson under any disability insurance policy or plans maintained by the Company).

                 (c) If Mr. Thompson's engagement with the Company shall be terminated by the Company other than for Cause, Mr. Thompson shall be entitled to enforce his contractual rights to receive the compensation provided under the terms of this Agreement.

                 (d)  For purposes of this Agreement,

                 (1) "Disability" shall mean a physical or mental illness which, in the reasonable judgment of the Company after consultation with a licensed physician chosen by the Company, impairs Mr. Thompson's ability to substantially perform his duties under this Agreement as an employee for six consecutive months, or as a consultant for three consecutive months.

                 (2) A termination for "Cause" is a termination of relationship by reason of a good faith determination by the Board of Company that Mr. Thompson (i) has failed to substantially perform his duties with the Company (other than a failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to him by the Board, which demand specifically identifies the manner in which the Board believes he has not substantially performed his duties, (ii) Mr. Thompson has been convicted of a felony or of any lesser crime or offense committed in connection with the performance of his duties hereunder or involving moral turpitude, (iii) has engaged in conduct, the consequences of which are materially adverse to the Company, monetarily or otherwise, or (iv) has materially breached any provisions of this Agreement or his Non-Compete Agreement with the Company.

                   6. WITHHOLDING; INDEPENDENT CONTRACTOR The Company shall, to the extent permitted by law, have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment during the Employment Period. During the Consulting Period, Mr. Thompson shall be an independent contractor and shall not be considered an employee of the Company for any purpose. During the Consulting Period, Mr. Thompson shall be responsible for all of his federal, state and local employment taxes and agrees to indemnify the Company for any taxes, interest and penalties the Company may incur in connection with Mr. Thompson's status.

                   7. NOTICES All notices or communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, postage prepaid, or by a nationally recognized private courier addressed as set forth below (or to such other address as such party may designate in writing from time to time):
If to the Company:                         Health Care REIT, Inc.
                                           One SeaGate, Suite 1950
                                           Toledo, Ohio  43603-1475
                                           Attn: George L. Chapman,
                                           President

If to Mr. Thompson:                        Bruce G. Thompson
                                           3859 River Road
                                           Toledo, Ohio  43614

The actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

                   8. SEPARABILITY If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                   9. ASSIGNMENT This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Mr. Thompson and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Mr. Thompson.

                   10. ENTIRE AGREEMENT This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Mr. Thompson with respect to the subject matter hereof. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

                   11. GOVERNING LAW This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Ohio other than the conflict of laws provisions of such laws.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and Mr. Thompson has hereunto set his hand, as of the day and year first above written.


Attest:                           HEALTH CARE REIT, INC.



______________________________    By ____________________________
Secretary


Witness:


______________________________


______________________________     _______________________________
                                           Bruce G. Thompson

                                   EXHIBIT G
                                   ---------
                              CONSULTING AGREEMENT
                              --------------------


                 THIS AGREEMENT, dated as of the 1st day of July, 1995 (the "Agreement"), between HEALTH CARE REIT, INC., a Delaware corporation, (the "Company"), and FREDERIC D. WOLFE, an individual residing in Perrysburg, Ohio and an officer of the Company ("Mr. Wolfe").

                 WHEREAS, Mr. Wolfe has provided valuable services to the Company both as an officer, a director and an employee of the Company's investment manager, First Toledo Advisory Company ("FTAC"), and its predecessor, and as an executive officer of the Company;

                 WHEREAS, the Company is acquiring FTAC from Mr. Wolfe and Bruce G. Thompson, and wishes to assure itself of the continued services of Mr. Wolfe for the period provided in this Agreement; and

                 WHEREAS, Mr. Wolfe is willing to serve as a consultant to the Company for such period upon the terms and conditions hereinafter set forth.

                 NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, intending to be legally bound, hereby agree as follows:

                 1. RETENTION. The Company hereby agrees to retain Mr. Wolfe, and Mr. Wolfe hereby agrees to accept such engagement with the Company and agrees to serve, upon the terms and conditions set forth herein.

                 2.       DUTIES.  (a)   From January 1, 1996 to December 31,
1996, Mr. Wolfe shall serve as a consultant to the Company, and perform such services as may be requested of him by the Board of Directors of the Company (the "Board"), or the Company's management.

                 (b) Throughout the Term (as defined below), Mr. Wolfe shall make himself available for at least 120 days during each year of the Term. During the term, the Company will make available an office to Mr. Wolfe in order for him to adequately perform his duties.

                 3. TERM OF AGREEMENT. The term of this Agreement shall commence as of January 1, 1996 (the "Effective Date") and, subject to earlier termination as hereinafter provided in Section 5, or subject to any renewal as provided below, shall terminate one (1) year from the Effective Date (the "Term"). With the consent of Mr. Wolfe, the Board may renew the Agreement for four (4) one-year periods.
                 4. COMPENSATION Mr. Wolfe shall receive compensation during the Term at a rate of $100,000 per annum. Mr. Wolfe's per annum compensation shall be adjusted each year, effective as of the anniversary of the Effective Date, by an amount equal to the percentage increase or decrease, as the case may be, in the Consumer Price Index - All Urban Consumers from the Effective Date through the applicable anniversary of the Effective Date.

                 5.  TERMINATION.

                 (a) If Mr. Wolfe's engagement with the Company shall be terminated by the Company for Cause or voluntarily terminated by Mr. Wolfe or in the event of the death of Mr. Wolfe, the Company shall pay Mr. Wolfe his compensation through the date of termination at the rate in effect at such time.

                 (b) If Mr. Wolfe's engagement with the Company shall be terminated by reason of Disability, the Company shall continue to pay to Mr. Wolfe his compensation for a period of six (6) months.

                 (c) If Mr. Wolfe's engagement with the Company shall be terminated by the Company other than for Cause, Mr. Wolfe shall be entitled to enforce his contractual rights to receive the compensation and benefits provided under the terms of this Agreement.

                 (d)  For purposes of this Agreement,

                 (1) "Disability" shall mean a physical or mental illness which, in the reasonable judgment of the Company after consultation with a licensed physician chosen by the Company, impairs Mr. Wolfe's ability to substantially perform his duties under this Agreement as a consultant for three consecutive months.

                 (2) A termination for "Cause" is a termination of relationship by reason of a good faith determination by the Board of Company that Mr. Wolfe (i) has failed to substantially perform his duties with the Company (other than a failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance has been delivered to him by the Board, which demand specifically identifies the manner in which the Board believes he has not substantially performed his duties, (ii) Mr. Wolfe has been convicted of a felony or of any lesser crime or offense committed in connection with the performance of his duties hereunder or involving moral turpitude, (iii) has engaged in conduct, the consequences of which are materially adverse to the Company, monetarily or otherwise, or (iv) has materially breached any provisions of this Agreement or his Non-Compete Agreement with the Company.

                  6. INDEPENDENT CONTRACTOR. Mr. Wolfe shall be an independent contractor and shall not be considered an employee of the Company for any purpose. Mr. Wolfe shall be responsible for all of his federal, state and local employment taxes and agrees to indemnify the Company for any taxes, interest and penalties the Company may incur in connection with Mr. Wolfe's status.

                  7. NOTICES All notices or communications hereunder shall be in writing and sent by certified or registered mail, return receipt requested, postage prepaid, or by a nationally recognized private courier addressed as set forth on the signature page below (or to such other address as such party may designate in writing from time to time)
If to the Company:                         Health Care REIT, Inc.
                                           One SeaGate, Suite 1950
                                           Toledo, Ohio  43603-1475
                                           Attn: George L. Chapman,
                                           President

If to the Mr. Wolfe:                       Frederic D. Wolfe
                                           30465 East River Road
                                           Perrysburg, Ohio  43551

The actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

                  8. SEPARABILITY If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

                  9. ASSIGNMENT This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Mr. Wolfe and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Mr. Wolfe.

                  10. ENTIRE AGREEMENT This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Mr. Wolfe with respect to the subject matter hereof. The Agreement may be amended at any time by mutual written agreement of the parties hereto.

                  11. GOVERNING LAW This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Ohio other than the conflict of laws provisions of such laws.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and Mr. Wolfe has hereunto set his hand, as of the day and year first above written.


Attest:                            HEALTH CARE REIT, INC.



______________________________    By ____________________________
Secretary


Witness:


______________________________    _______________________________
                                           Frederic D. Wolfe

                              DISCLOSURE SCHEDULE
                                       to
                          AGREEMENT AND PLAN OF MERGER
                                  by and among
                             HEALTH CARE REIT, INC.
                         FIRST TOLEDO ADVISORY COMPANY
                                  and each of
                               BRUCE G. THOMPSON
                                      and
                               FREDERIC D. WOLFE

                              September 5, 1995
                         _____________________________


SECTION 3:

(k) On March 13, 1995, Target and Predecessor Corporation each took an extension until September 15, 1995 to file their respective Form 1120S with the Internal Revenue Service.

(l) "One SeaGate Sublease" from Owens-Illinois, Inc. as Landlord to First Toledo Corporation as Tenant was executed February 11, 1986 for term beginning May 15, 1986 and ending May 14, 1991, renewable for 2 five-year terms thereafter to May 15, 2001. After third amendment, space now encompasses 7,784 rentable square feet on 19th floor at $130,459.84 per year. Sublease section 4.4 requires Landlord's approval of any assignment.

(o) None, except "One SeaGate Sublease" from Owens-Illinois, Inc. as Landlord to First Toledo Corporation as Tenant dated February 11, 1986 and the Management Agreement by and between Health Care REIT, Inc. and First Toledo Corporation dated January 17, 1994 and assigned by First Toledo Corporation to First Toledo Advisory Company on June 1, 1994.

(q)       Type of
         Coverage              Policy No.        Beneficiary        Insured
         --------              ----------        -----------        -------
                                                 C>

                               AMERICAN ECONOMY
                               INSURANCE COMPANY
         Fire/Legal            #02-CC-527271-2      N/A         HCRI, FTC and FTAC
         Medical Expenses      #02-CC-527271-2      N/A         HCRI, FTC and FTAC
         Personal Injury/
           Advertising         #02-CC-527271-2      N/A         HCRI, FTC and FTAC
         General Aggregate     #02-CC-527271-2      N/A         HCRI, FTC and FTAC
         Stop Gap Liability    #02-CC-527271-2      N/A         HCRI, FTC and FTAC
         Non-owned Auto        #02-CC-527271-2      N/A         HCRI, FTC and FTAC
         Employee Dishonesty   #02-CC-527271-2      N/A         HCRI, FTC and FTAC
         Personal Property     #02-CC-527271-2      N/A         HCRI, FTC and FTAC
         Scheduled Items       #02-CC-527271-2      N/A         HCRI, FTC and FTAC

                               AMERICAN STATES
                               INSURANCE COMPANY
         Umbrella              #01-SU-162637-20     N/A         HCRI, FTC and FTAC


         Worker's Compensation
                                           AMERICAN STATES
                                           INSURANCE COMPANY
         (Colorado)                        #01-WC-719875-20              N/A              HCRI and FTAC

                                           LIBERTY MUTUAL
         (North Carolina)                  #WC1-351-241244-014           N/A              HCRI and FTC

                                           STATE INSURANCE FUNDS
         (Ohio)                            #0917961-7                    N/A              FTAC

(t) First Toledo Corporation Profit Sharing and Retirement Plan (401K Retirement Plan).

(v) Target is using certain personal items of art and furniture which are owned by the Target Shareholders to decorate the office of First Toledo Advisory Company.


SECTION 4:

         (c)         Frederic D. Wolfe          250 shares
                     Bruce G. Thompson          250 shares

                                                              APPENDIX II


                             HEALTH CARE REIT, INC.
                           1995 STOCK INCENTIVE PLAN
                           -------------------------

I.       PURPOSE.
         -------

                 The purpose of this Health Care REIT, Inc. 1995 Stock Incentive Plan is to promote the growth and profitability of Health Care REIT, Inc. (the "Corporation") by providing officers and key employees of the Corporation with additional incentives to achieve long-term corporate objectives, to assist the Corporation in attracting and retaining officers and key employees of outstanding competence, and to provide such officers and key employees with an opportunity to acquire an equity interest in the Corporation.

                 The 1995 Stock Incentive Plan has been approved by the Board of Directors effective as of May 8, 1995, subject to approval by the Corporation's stockholders at the annual meeting of stockholders currently scheduled to be held in November 1995.

II.      DEFINITIONS.
         -----------

                 The following terms shall have the meanings shown:

        2.1 "Board of Directors" shall mean the Board of Directors of the Corporation.

        2.2  "Change of Control" shall mean any event described in Section 8.1.

2.3 "Code" shall mean the Internal Revenue Code of 1986, as the same shall be amended from time to time.

2.4 "Committee" shall mean the Committee of the Board of Directors provided for in Section 3.1 of the Plan.

2.5 "Common Stock" shall mean the common stock, par value $1.00 per share, of the Corporation, except as provided in Section 10.2 of the Plan.

2.6 "Date of Grant" shall mean the date specified by the Committee on which a grant of Options, Dividend Equivalent Rights, SARs or Performance Shares or Performance

Units or a grant or sale of Restricted Shares shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.7 "Dividend Equivalent Rights" shall mean the Dividend Equivalent Rights which may be granted pursuant to Article V of the Plan.

2.8 "Fair Market Value" shall mean the fair market value of a share of Common Stock as determined by the Committee by reference to the closing price quotation, or, if none, the average of the bid and asked prices, reported as of the most recent available date with respect to the sale of Common Stock on the New York Stock Exchange.

2.9 "ISOs" shall mean stock options granted by the Corporation which have been designated and are intended to qualify as incentive stock options under Section 422 of the Code.

2.10 "Management Objectives" shall mean the achievement of performance objectives established by the Committee pursuant to this Plan for Participants who have received grants of Performance Shares or, when so determined by the Committee, shares of Restricted Stock.

2.11 "Named Executive Officer" shall mean the Company's Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

2.12 "Nonstatutory Options" shall mean stock options which are not intended to qualify as ISOs.

2.13 "Option Agreement" shall mean a written agreement between the Corporation and an officer, director or key employee who has been granted Options under this Plan.

2.14 "Option Price" shall mean, with respect to any Option (or related SAR), the amount designated in a Participant's Option Agreement as the price per share he or she will be required to pay to exercise the Option and acquire the shares subject to such Option.

2.15 "Options" shall mean any rights to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including both ISOs and Nonstatutory Options.

2.16 "Parent" shall mean any corporation which, on the date of determination, qualifies as a parent corporation of the Corporation under Section 425(e) of the Code.

2.17 "Performance Period" shall mean, in respect of a Performance Share, a period of time established pursuant to Article IX of this Plan within which the Management Objectives relating thereto are to be achieved.

2.18 "Performance Share" shall mean a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Article IX of this Plan.

2.19 "Plan" shall mean this Health Care REIT, Inc. 1995 Stock Incentive Plan, as the same may be amended from time to time.

2.20 "Reload Option Rights" shall mean the right to have additional Options automatically granted to the Participant upon the exercise of his or her Options, as granted pursuant to Section 4.5 of this Plan.

2.21 "Restricted Stock" shall mean shares of Common Stock that are issued to eligible officers and key employees and made subject to restrictions in accordance with Article VII of the Plan.

2.22 "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended from time to time.

2.23 "SARs" shall mean stock appreciation rights granted pursuant to Article VI of the Plan.

2.24 "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section 425(f) of the Code.

2.25 "Ten Percent Shareholder" shall mean any Participant who at the time an ISO is granted owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Corporation.

III.     GENERAL.
         -------

       3.1  Administrative Committee.
            ------------------------

                 (a) The Plan shall be administered by a Committee consisting of not less than three members of the Board of Directors. Such members shall be appointed by the Board of Directors from time to time and shall serve at the pleasure of the Board of Directors. All persons appointed to be members of the Committee shall be directors who qualify as "disinterested" within the meaning of Rule 16b-3.

                 (b) The Committee shall have the authority, in its sole discretion, from time to time: (i) to grant Options, SARs, Dividend Equivalent Rights, shares of Restricted Stock or Performance Shares to officers and key employees, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options or SARs, or the vesting of Restricted Stock, as it may deem appropriate; (iv) to modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and (v) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

                 (c) All actions taken by the Committee shall be final, conclusive and binding upon any eligible employee. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

       3.2  PARTICIPATION.
            -------------

                 The Committee may grant Options, Dividend Equivalent Rights, SARs and/or awards of Restricted Stock or Performance Shares under this Plan to any officer or key employee of the Corporation. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the employee, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

IV.      OPTIONS.
         -------

4.1 TERMS AND CONDITIONS. The Committee may, in its sole discretion, from time to time grant Options to any officer or key employee of the Corporation selected by the Committee pursuant to Section 3.2. The grant of an Option to an eligible officer or employee shall be evidenced by a written Option Agreement in substantially the form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may deem appropriate.

                 (a) SHARES COVERED. The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year is 600,000 shares.

                 (b) EXERCISE PERIOD. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate.

                 (c) OPTION PRICE. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Committee, but shall in no event be less than the par value of Common Stock. The Option Price for ISOs shall not be less than the Fair Market Value of one share of Common Stock on the Date of Grant. The Option Price for Nonstatutory Options may be less than the Fair Market Value of Common Stock on the Date of Grant only if the Committee determines that special circumstances warrant a lower exercise price.

                 (d) EXERCISE OF OPTIONS. A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation's tax withholding obligations pursuant to Section 10.3.

                 (e) PAYMENT OF OPTION PRICE UPON EXERCISE. Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise, in the form of (i) cash, (ii) delivery to the Corporation of whole shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) at the discretion of the Committee, a promissory note secured by a pledge of the shares of Common Stock, or (iv) a combination of any of the above equal to the Option Price for the shares.

                 (f) CASHLESS EXERCISES. Alternatively, the Committee may permit the Participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant's stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant's stockbroker for the Participant's account, provided that at the time of such exercise, such exercise would not subject the Participant to liability under Section 16(b) of the Securities Exchange Act of 1934, or would be exempt pursuant to Rule 16b-3 or an other exemption from such liability.

                 (g) DIVIDEND EQUIVALENT RIGHTS. Any grant of Options may, at the Committee's discretion, also provide that the Participant shall have Dividend Equivalent Rights with respect to the Options as permitted under
Article V of this Plan.

       4.2 EFFECT OF TERMINATION OF EMPLOYMENT, RETIREMENT, DISABILITY OR DEATH.

                 (a) If a Participant ceases to be employed by the Corporation for any reason other than retirement, disability or death, his or her Options shall terminate upon the date of the termination of employment.

                 (b) Any Option Agreement may, in the Committee's sole discretion, include such provisions as the Committee deems advisable with respect to the Participant's right to exercise the Option subsequent to retirement or other voluntary termination of employment with the consent of the Corporation, or subsequent to termination of the Participant's employment by reason of total and permanent disability (within the meaning of Section 22(e)(3) of the Code); PROVIDED, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant's Option Agreement pursuant to Section 4.1(b); and FURTHER PROVIDED that no ISO shall be exercisable at any time subsequent to the expiration of the period of three (3) months from the date of retirement, or the period of twelve (12) months from the date of termination of the Participant's employment by reason of total and permanent disability, as the case may be.

                 (c) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event the Participant dies while in the employ of the Corporation, or while he or she has the right to exercise his or her Options under the preceding paragraph (2), the Options may be exercised (to the extent it had become exercisable prior to the time of the Participant's death), during such period of up to one year after date of the Participant's death as the Committee deems to be appropriate, by the personal representative of the Participant's estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution.

4.3 DESIGNATION OF OPTIONS AS INCENTIVE STOCK OPTIONS. The Committee may, in its discretion, specify that any Options granted to a Participant who is an employee of the Corporation shall be ISOs qualifying under Code Section 422. Each Option Agreement which provides for the grant of ISOs shall designate that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

                 Any Options granted under this Plan which are designated as ISOs shall comply with the following terms:

                 (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a Nonstatutory Option for the remaining shares subject to the Option.

                 (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the date of the grant.

                 (c) In the case of an ISO granted to a Participant who is a Ten Percent Shareholder, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

4.4 AUTHORITY TO WAIVE RESTRICTIONS ON EXERCISABILITY. The Committee may, in its sole discretion, determine at any time that all or any portion of the Options granted to a Participant under the Plan shall, notwithstanding any restrictions on exercisability imposed pursuant to Section 4.1(b), become immediately exercisable in full.
The Committee may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith, including amending the Option Agreement to recognize that all or a portion of the Options no longer qualify as ISOs under Section 4.3.

       4.5 RELOAD OPTIONS. The Committee may, in its discretion, also grant a Participant Reload Option Rights with respect to his or her Options.
If a Participant who has been granted Reload Option Rights with respect to Options, exercises his or her Options by paying the Option Price by delivering previously owned shares of Common Stock, as authorized under Section 4(e) above, the Participant shall automatically be granted additional Options on the same terms for the number of shares delivered to pay such Option Price; provided, however, that the term of any Reload Option shall not extend beyond the term of the Option originally exercised.

V.       DIVIDEND EQUIVALENT RIGHTS.
         --------------------------

5.1 DIVIDEND EQUIVALENT RIGHTS. The Committee may, in its discretion, grant Dividend Equivalent Rights to any Participant with respect to his or her Options. The Committee shall create an unfunded bookkeeping account for each Participant granted Dividend Equivalent Rights, which shall be credited with bookkeeping entries equivalent to one share of Common stock ("Dividend Equivalent Shares") each time the Company pays a dividend, in the manner described in Section 5.2.

When a Participant exercises the Options with respect to which he or she has been granted Dividend Equivalent Rights, the Participant shall be entitled to receive a payment based on a proportionate part of the Dividend Equivalent Shares accumulated in his or her account, as described in Section 5.3 below.

5.2 CREDITING OF DIVIDEND EQUIVALENT SHARES. On each dividend record date occurring after the date of grant of the Options and on or before the date of the exercise of the Options, the Participant's account shall be credited with Dividend Equivalent Shares. The number of Dividend Shares credited to the Participant's account upon each such dividend record date shall be determined as follows:

                          (i) In the case of a cash dividend declared on the Common Stock, the number of Dividend Shares credited shall be equal to (a) the dividend declared per share of Common Stock, multiplied by (b) the number of shares of Common Stock subject to the unexercised portion of Options plus the number of Dividend Equivalent Shares credited to the Participant's account on prior dividend record dates, divided by (c) the Fair Market Value of a share of Common Stock on such dividend record date;

                          (ii) In the case of a stock dividend declared on the Common Stock, the number of Dividend Equivalent Shares credited shall equal (a) the dividend declared per share of Common Stock, multiplied by (b) the number of shares of Common Stock subject to the unexercised portion of the Options plus the number of Dividend Equivalent Shares credited on prior dividend record dates.

Each time a Participant receives benefits pursuant to Section 5.3 below, his or her account will be debited for the appropriate number of Dividend Equivalent Shares.

5.3 SETTLEMENT OF DIVIDEND EQUIVALENT RIGHTS. When a Participant exercises Options with respect to which he or she has been granted Dividend Equivalent Rights, the Participant shall be entitled to receive a payment based on (i) if the Options are exercised in full, the current value of the Dividend Equivalent Shares accumulated in his or her account, as described below, or (ii) if the Options are exercised with respect to only a part of the shares subject to the Options, the current value of the proportionate fraction of the Dividend Equivalent Shares accumulated in his or her account. At the Committee's discretion, this benefit may be paid in the form of either (a) a number of shares of Common Stock equal to the number of "Dividend Equivalent Shares" the Participant has accumulated with respect to those Options pursuant to Section 5.2, (b) a cash payment equal to the current Fair Market Value of such shares, or (c) as a reduction in the Option Price otherwise payable by the Participant. In its discretion, the Committee may require a Participant granted Dividend Equivalent Rights to hold all of the shares of Common Stock purchased pursuant to the exercise of the related Options for a specified minimum period of time after the date of exercise, in order to qualify for the issuance of shares of Common Stock equal to the number of Dividend Shares credited to his or her account.

                 No payment shall be made with respect to a Participant's Dividend Equivalent Rights until the related Options are exercised, in part or in full. Upon expiration of the Options, all rights and claims to the Dividend Equivalent Rights will be terminated.

5.4 MODIFICATIONS. The Committee, in its discretion, amy substitute alternate formulas, times and impose other limitations and conditions as it deems appropriate on the crediting of Dividend Shares, or the payments of cash or shares of Common Stock to be made pursuant to Dividend Equivalent Rights.

VI.      STOCK APPRECIATION RIGHTS.
         -------------------------

6.1 GRANT OF SARS. The Committee may, in its discretion, from time to time grant stock appreciation rights to a Participant in connection with Options granted under this Plan. Participants granted SARs shall be entitled to receive upon exercise thereof, in cash or Common Stock as provided in Paragraph 6.3(c), the difference between the Fair Market Value of the Common Stock on the day preceding the exercise date and the Option Price of the underlying Option. SARs may be granted with respect to all or part of the Common Stock under a particular Option, except as otherwise expressly provided herein.

6.2 TANDEM OPTIONS. SARs shall entitle the Participant holding the related Option, upon exercise, in whole or in part, of the SARs, to receive payment in the amount and form determined pursuant to Paragraph 6.3(c). SARs may be exercised only to the extent that the related Option has not been exercised. The exercise of SARs shall result in a pro rata surrender of the related Option to the extent that the SARs have been exercised.

6.3 TERMS AND CONDITIONS. The grant of SARs shall be evidenced by including provisions with respect to such SARs in the Participant's Option Agreement in a form approved by the Committee. Such SARs shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of the Plan, which the Committee may deem appropriate.

                 (a) SARs shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

                 (b) SARs (and any Option related thereto) shall in no event be exercisable during the first six months after the date of grant and such rights shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant.

                 (c) Upon exercise of SARs, the Participant shall be entitled to receive an amount equal in value to the difference between the Option Price and the Fair Market Value per share of Common Stock on the day preceding the exercise date, multiplied by the number of shares in respect of which the SARs shall have been exercised. Such amount shall be paid in the form of (i) cash,
(ii) shares of Common Stock with a Fair Market Value on the day preceding the exercise date equal to such amount or (iii) a combination of cash and shares of Common Stock, all as determined by the Committee.

                 (d) In no event shall an SAR be exercisable at a time when the Option Price of the underlying Option is greater than the Fair Market Value of the shares subject to the related Option.

VII.     RESTRICTED STOCK.
         ----------------

7.1 RIGHTS AS A SHAREHOLDER. The Committee may, in its discretion, grant a Participant an award consisting of shares of Restricted Stock. At the time of the award, the Committee shall cause the Company to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Corporation, if any, as the Committee may determine to be desirable pursuant to Section 7.3 of the Plan. The Committee may designate the Corporation or one or more of its executive officers to act as custodian or escrow agent for the certificates.

       7.2  AWARDS AND CERTIFICATES.

                 (a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a restricted stock agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such award.

                 (b) When a Participant is granted shares of Restricted Stock, the Company shall issue a stock certificate or certificates in respect of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

                          "The transferability of the shares of stock
                 represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Health Care REIT, Inc. A copy of such Agreement is on file in the offices of the Secretary of the Company, One SeaGate, Toledo Ohio 43604."

                 (c) Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under Section 11.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Corporation other than the rendering of services.

7.3 RESTRICTIONS AND FORFEITURES. Restricted Stock awarded to a Participant pursuant to this Article VII shall be subject to the following restrictions and conditions:

                 (a)  During a period set by the Committee of not less than one
(1) year, but not more than eight (8) years, commencing with the date of an award (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                 (b) Except as provided in Section 7.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Corporation, including the right to vote the shares and receive dividends and other distributions.

                 (c) Subject to the provisions of Section 7.3(d), upon termination of the Participant's employment during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to or repurchased by the Corporation.

                 (d) In the event of a Participant's retirement, permanent total disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock.

                 (e) Notwithstanding the other provisions of this Section 7.3, the Committee may adopt rules which would permit a gift by a Participant of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Stock so transferred shall be similarly restricted.

                 (f) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

                 (g) Nothing in this Section 7.3 shall preclude a Participant from exchanging any Restricted Stock for any other shares of the Common Stock that are similarly restricted.

VII.  CHANGE IN CONTROL TRANSACTIONS.
      ------------------------------

8.1 CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control" shall include any of the events described below:

                 (a) The acquisition in one or more transactions of more than twenty percent of the Corporation's outstanding Common Stock, or the equivalent in voting power of any classes or classes of securities of the Corporation entitled to vote in elections of directors by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

                 (b) Any transfer or sale of substantially all of the assets of the Corporation, or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Corporation or any other person, or cash, or any other property.

                 (c) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than (i) persons who were members of the Board of Directors on May 1, 1995, and
(ii) persons who were nominated for election as members of the Board by the Board of Directors (or a Committee of the Board) at a time when the majority of the Board (or of such Committee) consisted of persons who were members of the Board of Directors on May 1, 1995; PROVIDED, that any person nominated for election by the Board of Directors composed entirely of persons described in
(i) or (ii), or of persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in (i).

                 (d) Any person, or group of persons, announces a tender offer for at least twenty percent (20%) of the Corporation's Common Stock.

8.2 EFFECT OF CHANGE IN CONTROL. In the event of a pending or threatened Change in Control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to all Participants:

                      (i) Accelerate the exercise dates of any outstanding Options, make all outstanding Options fully vested and exercisable;

                      (ii) Determine that all or any portion of conditions associated with a Restricted Stock or Performance Share Award have been met;

                    (iii) Grant a cash bonus award to any of the holders of outstanding Options;

                      (iv) Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Nonstatutory Options, SARs, Dividend Equivalent Rights or Performance Shares;

                      (v) Make any other adjustments or amendments to the Plan and outstanding Options, Restricted Stock or Performance Share awards and/or substitute new Options or other awards.

IX.      PERFORMANCE SHARES.
         ------------------

                 The Committee may also, in its discretion, grant Performance Shares to a Participant, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

                 (a) Each such award shall specify the number of Performance Shares to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

                 (b) The Performance Period with respect to each Performance Share shall be determined by the Committee on the Date of Grant.

                 (c) For each Participant's award, the Committee shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation-wide objectives or in terms of objectives that are related to the performance of the individual Participant or the department or function within the Corporation in which the Participant is employed. These Management Objectives shall be selected by the Committee within the first ninety (90) days of the Performance Period.

                 (d) Each Participant's award of Performance Shares shall specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant, or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

                 (e) Each Participant's award shall specify in respect of each of the specified Management Objectives the minimum acceptable level of achievement below which no payment will be made, and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

                 (f) Each Participant's award shall specify the time and manner of payment of Performance Shares that have been earned. No payment shall be made, with respect to a Participant's Performance Shares unless the Committee has certified in writing that the Management Objectives with respect to such Performance Shares have been met. Any award may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives; provided, however, that no form of consideration or manner of payment that would cause Rule 16b-3 to cease to apply to this Plan shall be permitted.

                 (g) On or after the Date of Grant of Performance Shares, the Committee may provide for the payment to the Participant of Dividend Equivalents Rights, as described in Article V above.

                 (h) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

                 (i) Each Participant's award under this Article IX shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Plan.

X.       AGGREGATE LIMITATION ON SHARES OF COMMON STOCK.
         ----------------------------------------------

       10.1  NUMBER OF SHARES OF COMMON STOCK.

                 (a) Shares of Common Stock which may be issued pursuant to Options, SARs, Restricted Stock awards or Performance Share awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock. The number of shares of Common Stock reserved for issuance under this Plan on the date of any grant shall not exceed 600,000 shares of Common Stock, subject to such adjustments as may be made pursuant to
Section 10.2.

                 (b) For purposes of Section 10.1(a), upon the exercise of an Option or SAR, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Optionee, exclusive of any shares surrendered to the Company as payment of the Option price.

                 (c) Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires, except by reason of the exercise of a related SAR, shall again be available for issuance under the Plan.

                 (d) In the event that any award of Restricted Stock is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.

10.2 ADJUSTMENTS OF STOCK. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Committee shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of Dividend Shares accumulated pursuant to Dividend Equivalent Rights, the number of SARs theretofore granted in conjunction with an Option, the number of shares of Restricted Stock and make any and all other adjustments deemed appropriate by the Committee in such manner as the Committee deems appropriate to prevent substantial dilution or
enlargement of the rights granted to a participating employee.   In addition,
if the total number of outstanding shares of Common Stock has increased by more than 5 percent during any year by reason of equity offerings (including either public offerings and private placements) completed during such year, the Committee shall adjust the total number of shares available for future issuance under the Plan to equal 5.0 percent of the total number of shares outstanding on the last day of such year; provided that, the total number of shares which may be reserved for issuance pursuant to ISOs granted under the Plan shall not exceed 600,000 shares.

                 New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options, SARs and Dividend Equivalent Rights outstanding under the Plan may be assumed by a Parent or Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term

Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Options or SARs.

XI.      MISCELLANEOUS.
         -------------

11.1 GENERAL RESTRICTION. Any Option, SAR, or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

11.2 NON-ASSIGNABILITY. No Option or SAR granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any Option or SAR shall be exercisable only by the Participant. Any shares of Restricted Stock shall be assignable or transferable, if at all, only in accordance with the restrictions imposed by the Participant's Restricted Stock Agreement.

         11.3 WITHHOLDING TAXES.

                 (a) The Committee shall have the right to require participating employees to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan. If a Participant sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Participant, the Participant shall promptly notify the Corporation of such disposition and the Corporation shall have the right to require the Participant to remit to the Corporation the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Corporation by reason of such disposition.

                 (b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

                 (c)  Amounts to which the Corporation is entitled pursuant to
Section 11.3(a) or (b), may be paid, at the election of the Participant and with the approval of the Committee, either (i) paid in cash, (ii) withheld from the Participant's salary or other compensation payable by the Corporation, including cash payments made under this Plan, or (iii) in shares of Common Stock otherwise issuable to the Participant upon exercise of an Option or SAR, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold. A Participant's election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the Tax Date with respect to the exercise of an Option or SAR, and, if the Participant is subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be delivered to the Corporation only during a window period of ten (10) days beginning on the third business day following the date of the public release of annual or quarterly financial information with respect to the Corporation.

11.4 TAX LOANS. In the discretion of the Committee, the Company may make a loan to a Participant (i) in connection with the exercise of an Option in an amount not to exceed the grossed up amount of any Federal and state taxes payable in connection with such exercise, for the purpose of assisting such Participant to exercise such Option, or (ii) in connection with the vesting of Restricted Stock in an amount equal to the grossed up amount of any Federal and state taxes payable as a result of such vesting. Any such loan may be secured by the related shares of Common Stock or other collateral deemed adequate by the Committee and will comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

11.5 INVESTMENT REPRESENTATION. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option or SAR, or at time of the transfer of shares of Restricted Stock, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

11.6 NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any agreement entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participating employee.

11.7 NON-UNIFORM DETERMINATIONS. The Committee's determinations under this Plan (including without limitation its determinations of the persons to receive Options, SARs, Dividend Equivalent Rights or awards of Restricted Stock or Performance Shares, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

11.8 NO RIGHTS AS SHAREHOLDERS. Participants granted Options, SARs, Dividend Equivalent Rights or Performance Shares under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

11.9 TRANSFER RESTRICTIONS. The Committee may determine that any Common Stock to be issued by the Corporation upon the exercise of Options or SARs, or in settlement of Dividend Equivalent Rights or Performance Shares, shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

11.10 FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

XII.             AMENDMENT AND TERMINATION.

12.1 AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable; provided, however the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, Rule 16b-3, or the stockholder approval requirements imposed on the Corporation by the Listing Rules of the New York Stock Exchange, including an amendment which would (i) increase the aggregate number of shares of Common Stock which may be issued under this Plan (other than increases permitted under Section 10.2), (ii) extend the term of this Plan, or (iii) extend the period during which an Option may be exercised. The termination or amendment of this Plan shall not, without the consent of the employee, affect such employee's rights under an award previously granted.

12.2 TERM OF PLAN. Unless previously terminated pursuant to Section 12.1, the Plan shall terminate on May 8, 2005, the tenth anniversary of the date on which the Plan became effective, and no Options, SARs, or awards of Restricted Stock may be granted on or after such date.

                                                                    APPENDIX III


                               August 28, 1995

Special Committee of the Board of Directors
    and the Board of Directors of Health Care REIT, Inc.
One Seagate, Suite 1950
Toledo, Ohio  42603-1475

Dear Sirs and Madam:
    Health Care REIT, Inc. (the "Company") and First Toledo Advisory Corporation ("FTAC") have proposed to enter into an amended and restated Agreement and Plan of Merger (the "Agreement") pursuant to which FTAC will be merged with and into the Company (the "Merger"), the consideration for which will be the issuance of shares of common stock of the Company. You have requested our opinion as to whether the consideration to be paid for the acquisition of FTAC is fair, from a financial point of view, to the Company.
    Alex. Brown & Sons Incorporated, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. We have acted as the managing underwriter of past public offerings of the common stock of the Company and have advised the Company regarding certain amendments to its certificate of incorporation and its preferred stock purchase rights plan. We have acted as financial advisor to the Special Committee of the Board of Directors of the Company and to the Board of Directors of the Company in connection with the Merger and have received a fee for our services. Alex. Brown & Sons Incorporated regularly publishes research reports regarding the real estate investment trust and health care industries and the businesses and securities of publicly owned companies in those industries.

    In connection with our opinion, we have: (i) reviewed certain publicly available information concerning the Company, (ii) reviewed certain internal financial analyses and other information furnished to us by the Company, (iii) discussed the business of and prospects for the Company with management of the Company, (iv) reviewed the price and trading volume of the common stock of the Company, (v) reviewed certain internal financial analyses and other information furnished to us by FTAC, (vi) discussed the business of and prospects for FTAC with management of FTAC, (vii) reviewed certain financial information regarding certain public companies engaged in the real estate management industry, (viii) reviewed the financial terms of certain business combinations, (ix) reviewed certain pro forma analyses and held discussions with the managements of the Company and FTAC regarding the business and prospects of the Company after the completion of the Merger, (x) reviewed the terms of the existing management agreement between the





MEP\h64200\36065.21

Special Committee of the Board of Directors and the Board Board of Directors of Health Care REIT, Inc.
August 28, 1995
Page 2


Company and FTAC, compared them with the terms of certain management agreements to which certain other companies engaged in the real estate management industry are parties, (xi) reviewed the compensation of certain members of the senior management of certain health and non-health care REITs,
(xii) considered the terms of a previously negotiated transaction between the Company and FTAC, (xiii) consulted with the Company's auditors regarding the appropriate accounting for the Merger, and (xiv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

     We also have advised the Special Committee of the Board of Directors and the Board of Directors regarding various issues pertaining to the organization and operation of the Company, including alternatives to acquiring FTAC, reasons for self-administration, the hiring of FTAC management personnel and various compensation matters. Although we have advised the Special Committee of the Board of Directors and the Board of Directors generally concerning such matters, the opinion set forth herein is limited solely to the consideration to be paid in the Merger and does not extend to such matters.

     We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of the Company after the Merger, we have assumed that such information reflects the best currently available estimates and judgments of the managements of the Company and FTAC as to the likely future financial performance of the Company. In addition, we have not made an independent evaluation or appraisal of the assets of the Company, the assets of FTAC or reviewed environmental or other potential contingent issues relating to the Company, FTAC or the Merger. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

     Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the consideration to be paid for the acquisition of FTAC is fair, from a financial point of view, to the Company.

                                       Very truly yours,

                                       ALEX. BROWN & SONS INCORPORATED


                                       By: _______________________________





MEP\h64200\36065.21

                                    PROXY
                                    -----

                            HEALTH CARE REIT, INC.

                  Proxy Solicited by the Board of Directors


        The undersigned hereby appoints R. C. Glowacki, B. G. Thompson and F.
D. Wolfe (to act by majority decision if more than one shall act), and each of them, with full power of substitution, to vote all shares of Common Stock, $1.00 par value, of Health Care REIT, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company currently scheduled to be held on Tuesday, November 28, 1995, or any adjournments thereof.

              YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE
                   TAKING OF A VOTE ON THE MATTERS HEREIN.


        Returned proxy cards will be voted: (1) as specified on the matters listed below; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgement of the proxies on any other matters that may properly come before the meeting. Broker non-votes and absentions will be counted toward the establishment of a quorum.

        MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND VOTES "FOR" ALL OF THE FOLLOWING:

        1. Approval of the merger of First Toledo Advisory Company (the "Management Company") with and into the Company pursuant to an Agreement and Plan of Merger dated as of May 10, 1995, amended and restated effective as of September 5, 1995 (the "Revised Merger Agreement"), between the Company and the Management Company. Pursuant to the Revised Merger Agreement, the outstanding shares of common stock of the Management Company will be converted into 282,407 shares of common stock, par value $1.00 per share, of the Company.

          FOR               AGAINST                 ABSTAIN
---------          ---------               ---------

        2. Approval of the 1995 Health Care REIT, Inc. Stock Incentive Plan.


          FOR               AGAINST                 ABSTAIN
---------          ---------               ---------

        3. Election of three Directors for a term of three years: Richard C. Glowacki, Bruce G. Thompson and Richard A. Unverferth.

           FOR ALL NOMINEES LISTED (except as marked to the contrary)
--------

           WITHHOLD AUTHORITY to vote for all nominees
--------


To withhold authority to vote for any individual nominee, please write the person's name in the following space:
                                     ------------------------------------

        4. Ratification of the appointment of Ernst & Young, LLP as independent auditors for the fiscal year 1995.

          FOR               AGAINST                 ABSTAIN
---------          ---------               ---------

        5. With discretionary authority on any business that may properly come before the meeting or any adjournment thereof.


                                        Dated:                      , 1995
                                              ----------------------

                                        --------------------------------------
                                                Signature

                                        --------------------------------------
                                                Signature if Held Jointly





PLEASE MARK, SIGN,                      Please sign exactly as your name
DATE AND RETURN THE                     appears hereon.  Joint owners should
PROXY CARD PROMPTLY                     each sign.  When signing as attorney,
USING THE ENCLOSED                      executor, administrator,  trustee  or
ENVELOPE.      PLEASE                   guardian,  please  give  full title as
MARK YOUR CHOICE LIKE                   such. Corporate or partnership proxies
THIS   X  IN BLUE OR                    should be signed by an authorized
     ----                               person with  the  person's  title
BLACK INK.                              indicated.